     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1998


                                                      REGISTRATION NO. 333-52763
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         HOMETOWN AUTO RETAILERS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    5511                                  06-150-1703
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                   Identification No.)

                              831 STRAITS TURNPIKE
                              WATERTOWN, CT 06795
                                 (860) 945-4900
                            (860) 945-4909 FACSIMILE
                         ------------------------------

  (Address, including zip code, and telephone number, including area code, of registrant's executive offices)
                         ------------------------------

                                 JOSEPH SHAKER
                     PRESIDENT AND CHIEF OPERATING OFFICER
                         HOMETOWN AUTO RETAILERS, INC.
                              831 STRAITS TURNPIKE
                              WATERTOWN, CT 06795
                                 (860) 945-4900
                            (860) 945-4909 FACSIMILE

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:


               STEPHEN A. ZELNICK, ESQ.                                 STEPHEN A. WEISS, ESQ,
          MORSE, ZELNICK, ROSE & LANDER, LLP                          ANDREW J. COSENTINO, ESQ.
                   450 PARK AVENUE                                    GREENBERG TRAURIG HOFFMAN
               NEW YORK, NEW YORK 10022                                 LIPOFF ROSEN & QUENTEL
                    (212) 838-8040                                   200 PARK AVENUE, 15TH FLOOR
              (212) 838-9190 (FACSIMILE)                               NEW YORK, NEW YORK 10166
                                                                            (212) 801-9200
                                                                      (212) 801-6400 (FACSIMILE)


                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         HOMETOWN AUTO RETAILERS, INC.
                             CROSS REFERENCE SHEET
  SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF PART I OF
                                    FORM S-1

ITEM AND CAPTION IN FORM S-1                                        LOCATION IN PROSPECTUS
-----------------------------------------------------------  ------------------------------------
       1.  Forepart of the Registration Statement and
           Outside Front Cover Page of Prospectus..........  Outside Front Cover Page of
                                                             Prospectus
       2.  Inside Front and Outside Back Cover Pages of
           Prospectus......................................  Inside Front and Outside Back Cover
                                                             of Prospectus
       3.  Summary Information, Risk Factors and Ratio of
           Earnings to Fixed Charges.......................  Prospectus Summary--The Company;
                                                             Risk Factors
       4.  Use of Proceeds.................................  Prospectus Summary; Use of Proceeds
       5.  Determination of Offering Price.................  Outside Front Cover Page of
                                                             Prospectus; Risk Factors;
                                                             Underwriting
       6.  Dilution........................................  Dilution
       7.  Selling Security--Holders.......................  Not Applicable
       8.  Plan of Distribution............................  Outside Front Cover Page of
                                                             Prospectus; Underwriting
       9.  Description of Securities to be Registered......  Description of Securities;
                                                             Underwriting
      10.  Interests of Named Experts and Counsel..........  Legal Matters; Experts
      11.  Information with Respect to the Registrant......
           (a) Description of Business.....................  Business
           (b) Description of Property.....................  Business--Properties and Facilities
           (c) Legal Proceedings...........................  Not Applicable
           (d) Market Price of and Dividends on the
           Registrant's Common Equity and Related
               Stockholder Matters.........................  Front Cover Page; Dividend Policy;
                                                             Description of Capital Stock; Shares
                                                             Eligible for Future Sale;
                                                             Management-- 1998 Stock Option Plan
           (e) Financial Statements........................  Consolidated Financial Statements;
                                                             Capitalization
           (f) Selected Financial Data.....................  Selected Consolidated Financial
                                                             Information and Operating Data
           (g) Supplementary Financial Information.........  Not Applicable
           (h) Management's Discussion and Analysis of
               Financial Condition and Results of
               Operations..................................  Management's Discussion and Analysis
                                                             of Financial Condition and Results
                                                             of Operations
           (i) Changes in and Disagreements with
           Accountants on Accounting and Financial
               Disclosure..................................  Not Applicable
           (j) Directors, Executive Officers, Promoters and
               Control Persons.............................  Management--Directors and Executive
                                                             Officers
           (k) Executive Compensation......................  Management--Executive Compensation;
                                                             and Management--Stock Option Plan;
           (l) Security Ownership of Certain Beneficial
           Owners and Management...........................  Principal Stockholders
           (m) Certain Relationships and Related
               Transactions................................  Management--Certain Transactions
      12.  Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities.....................................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)


ISSUED JULY 27, 1998


                                2,000,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK
                            ------------------------

    All of the shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), offered hereby are being sold by Hometown Auto Retailers, Inc. (the "Company" or "Hometown").


    Prior to this offering (the "Offering"), there has been no public market for the Class A Common Stock of the Company. It is expected that the initial public offering price will be between $9.00 and $10.00 per share. For information that was considered in determining the initial public offering price, see "Underwriting." The Class A Common Stock has been accepted for quotation on the Nasdaq National Market under the symbol "HCAR."


    The Company has two classes of authorized Common Stock, the Class A Common Stock, which is offered hereby, and the Class B Common Stock, par value $.001 per share (the "Class B Common Stock"). Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Both Class A Common Stock and Class B Common Stock vote together as a single class on all matters to be voted on by stockholders of the Company. Class A Common Stock is not convertible, while Class B Common Stock is convertible, on a share for share basis, either at the option of the holder thereof or automatically upon either public or private sale by the holder. All of the authorized and outstanding shares of Class B Common Stock, which will represent approximately 94.4% of the aggregate voting power of the Company upon completion of this Offering, are beneficially owned by the existing stockholders of the Company. See "Risk Factors--Concentration of Voting Power;" "Description of Capital Stock" and "Principal Stockholders."

    An estimated $10,000,000 of the proceeds of the Offering will be used to repay a portion of floor plan indebtedness of which $5,600,000 has been guaranteed by certain affiliates of the Company. See "Use of Proceeds" and "Certain Transactions."
                            ------------------------

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CLASS A COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 10.
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

                                                                          UNDERWRITING DISCOUNTS         PROCEEDS TO
                                                   PRICE TO PUBLIC          AND COMMISSIONS(1)            COMPANY(2)
Per Share....................................             $                         $                         $
Total(3).....................................             $                         $                         $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company has also agreed to issue to Paulson Investment Company, Inc., as representative of the several Underwriters (the "Representative"), warrants (the "Representative's Warrants") to purchase up to 200,000 shares
    of Class A Common Stock for $         per share [120% of the initial
    offering price].

(2) Before deducting expenses payable by the Company estimated at $         .

(3) The Company has granted to the Underwriters a 45-day option to purchase up to 300,000 additional shares of Class A Common Stock solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts Commissions and Proceeds to Company
    will be $         , $         and $         , respectively. See
    "Underwriting."

    The shares of Class A Common Stock are being offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to various prior conditions, including the right to reject orders in whole or in part. It is expected that delivery of the certificates representing the shares will be made against payment therefor at the offices of
               in New York, New York on or about             , 1998.


PAULSON INVESTMENT COMPANY, INC.                      EBI SECURITIES CORPORATION
                  The date of this Prospectus is       , 1998

    This Prospectus includes trademarks of companies other than Hometown Auto Retailers, Inc., which trademarks are the property of their respective holders.

                            ------------------------

    CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS, INCLUDING THE WORDS, "BELIEVES," "MAY," "WILL," "EXPECT," "ANTICIPATE," "CONTINUE," "ESTIMATE," "PROJECT," "INTEND" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS REGARDING EVENTS, CONDITIONS AND FINANCIAL TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE PLANS OF OPERATIONS, BUSINESS STRATEGY, RESULTS OF OPERATIONS AND FINANCIAL POSITION. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS OR PERFORMANCE OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. CERTAIN OF THESE FACTORS, RISKS AND UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED IN MORE DETAIL IN THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS.

    Neither Ford Motor Company ("Ford Motor"), General Motors Corporation ("GM"), Toyota Motor Corp. and its United States affiliate, Toyota Motor Sales, U.S.A., Inc. (collectively, "Toyota Motor"), Chrysler Corporation ("Chrysler") and American Isuzu Motors, Inc. ("American Isuzu"), nor any other automotive manufacturer (a "Manufacturer") has been involved, directly or indirectly, in the preparation of this Prospectus or in the Offering being made hereby. No Manufacturer has made any statements or representations in connection with the Offering or provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus. The Company has agreed to indemnify each Manufacturer with which it has a franchise agreement against certain liabilities that may be incurred in connection with the Offering, including liabilities under the Securities Act of 1933, as amended.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK, INCLUDING OVERALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE CLASS A COMMON STOCK AND THE IMPOSITION OF A PENALTY BID IN CONNECTION WITH THE OFFERING.

                            ------------------------

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION CONTAINED IN THIS PROSPECTUS GIVES RETROACTIVE EFFECT TO THE CONSUMMATION OF (I) THE COMPANY'S ISSUANCE OF 3,760,000 SHARES OF CLASS B COMMON STOCK IN EXCHANGE FOR THE CAPITAL STOCK OF FOUR CORPORATIONS OPERATING SIX DEALERSHIPS, A COLLISION REPAIR CENTER AND A FACTORY AUTHORIZED FREE STANDING SERVICE CENTER (THE "EXCHANGE") AND (II) THE CASH ACQUISITION OF THREE ADDITIONAL DEALERSHIPS (THE "ACQUISITIONS"), ALL OF WHICH TRANSACTIONS SHALL BE CONSUMMATED ON THE CLOSING OF THE OFFERING. UNTIL THE CLOSING OF THE OFFERING, HOMETOWN AUTO RETAILERS, INC. WILL CONDUCT NO OPERATIONS UNDER ITS OWN NAME AND ALL REVENUES WILL BE GENERATED BY ITS PREDECESSOR COMPANIES. REFERENCES HEREIN TO THE "COMPANY" OR "HOMETOWN" MEAN HOMETOWN AUTO RETAILERS, INC., ITS PREDECESSOR COMPANIES AND SUBSIDIARIES AFTER GIVING EFFECT TO THE FOREGOING TRANSACTIONS. UNLESS OTHERWISE INDICATED, ALL SHARE, PER SHARE AND FINANCIAL INFORMATION SET FORTH HEREIN HAS BEEN ADJUSTED RETROACTIVELY TO GIVE EFFECT TO
(I) A 12,000-FOR-1 STOCK SPLIT RESULTING IN THE ISSUANCE OF 240,000 SHARES OF CLASS A COMMON STOCK, (II) THE ISSUANCE OF 3,760,000 SHARES OF CLASS B COMMON STOCK IN THE EXCHANGE, AND (III) THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION REDUCING THE AUTHORIZED CAPITAL STOCK TO 29,760,000 SHARES AND THE CLASS B COMMON STOCK TO 3,760,000 SHARES AND ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION AND THE REPRESENTATIVE'S WARRANTS ARE NOT EXERCISED. SEE "UNDERWRITING."

THE COMPANY


    The Company is engaged in the business of selling new and used cars and light trucks, providing maintenance and repair services, selling replacement parts and providing related financing, insurance and service contracts through 9 franchised dealerships located in New Jersey, Connecticut, Massachusetts and Vermont. The Company's dealerships offer 12 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Eagle, Ford, Isuzu, Jeep, Lincoln, Mercury, Oldsmobile, Plymouth and Toyota. The Company also operates a collision repair center and is active in two "niche" segments of the automotive market, the sale of Lincoln town cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at a Ford and Lincoln Mercury factory authorized free-standing service center. The Company believes that it is one of the five largest automotive dealers in New England. The Company's growth strategy is to participate in the recent consolidation trend in the automotive sales and service industry and, through strategic acquisitions, become the largest dealer group in New England and parts of the Mid-Atlantic region and to expand its two "niche" businesses: livery sales and maintenance and light repair in free-standing neighborhood factory authorized service centers.


    The Company believes that it is the nation's largest seller of Lincoln town cars and limousines to livery car and livery fleet operators. The Company also believes that more than 80% of the factory approved 1998 model year livery vehicles sold as new vehicles to livery operators were Lincoln Town Cars and limousines. The Company has achieved its market position in livery car sales through innovative sales, financing and maintenance programs creating a high level of repeat business under which livery car operators trade in their vehicles for new models every 18 to 24 months. During 1997 and the quarter ended March 31, 1998, on a pro forma combined basis, 5.4% and 8.1%, respectively, of the Company's revenues were attributable to the sale, financing and maintenance of livery vehicles. The Company believes that it will be able to expand its livery sales business throughout the New England and Mid-Atlantic regions by adding additional sales locations and maintenance and repair facilities.

    The Company's "Lincoln Mercury Autocare" center located in Connecticut was the pilot facility for Ford's authorized free-standing neighborhood service center concept for the maintenance and light repair of cars and trucks. During 1997 and the quarter ended March 31, 1998, on a pro forma combined basis, 0.4% and 0.3%, respectively, of the Company's revenues were generated at its free standing neighborhood service center. Free-standing neighborhood service centers are an innovative attempt by the automobile retail industry to recapture repair and maintenance business which has been lost in recent decades to chain and independent service businesses. These services centers are designed to enhance customer convenience by operating during extended hours, servicing vehicles without prior appointment and offering quick turnaround. The Company intends to establish additional neighborhood service centers in locations in which they develop a concentration of dealerships.

OPERATING STRATEGY

    The Company will seek to consolidate operations and increase the profitability of its existing dealerships by using a strategy that combines its "best in class" operating practices with the advantages of its established customer base, local presence and name recognition. Upon completion of the Exchange and the Acquisition, each of the Company's dealerships will use a core operating strategy specifically designed to produce a high shop absorption rate (i.e., that portion of total dealership fixed costs borne by the gross profit generated by the parts and service departments), a high rate of service retention and a high ratio of retail used to new car sales, all in order to maximize profitability and provide insulation from the cyclicality of new car sales. Each dealership has a general manager who is highly-trained and ultimately responsible for the operation, personnel and financial performance of that dealership. The Company's established operating practices and procedures, including the management and pricing of inventories of new and used vehicles, are continually reviewed and updated by the general managers and members of the Company's operating committee, consisting of its six senior executive officers, each of whom is, or has been, the chief operating officer of a franchised dealership. The executive officers of the Company have over 130 years of combined experience in the automotive retailing industry and are members of families who have owned dealerships since 1947. They are recognized leaders in the automotive retailing industry and serve at various times in leadership positions in state and national industry organizations. The Company has also received numerous awards based on high customer satisfaction index ("CSI") ratings and other performance measures regularly compiled or monitored by the automobile Manufacturers.

    The Company believes that the following factors, coupled with its established organizational structure, will help it achieve its operating strategy:

    - an established customer base and name recognition for each of its existing dealerships;

    - a high ratio of retail used car to new car sales;

    - a strong regional focus permitting cross-marketing of used and same brand new vehicles;

    - management and control efficiencies;

    - strong presence in higher profit margin automotive "niche" businesses: (i) sale, financing and maintenance of livery vehicles; and (ii) operation of free-standing neighborhood factory authorized service centers in locations with a concentration of Hometown dealerships;

    - brand diversity;

    - potential cost savings from centralized financing and administrative functions; and

    - the ability to source high quality used vehicles cost-effectively through coordinated auction buying, trade-ins and off-lease programs.

GROWTH STRATEGY

    The Company's goals are to become, through selected acquisitions, the leading consolidator and the largest dealer group in New England, to increase the number of its dealerships in New Jersey and other portions of the Mid-Atlantic region, to add additional sales locations and maintenance and repair facilities for its livery sales business and to establish additional factory authorized free-standing neighborhood service centers in parts of both New England and the Mid-Atlantic region with a concentration of Hometown dealerships. Its acquisition strategy will focus on small to mid-sized dealerships, having annual revenues of between $20 million and $60 million per location (some of which may be part of larger groups), which are located in urban fringe or suburban areas. By the nature of their customer base and "neighborhood" location, the Company believes that these small to mid-sized dealerships are more compatible with its core operating strategy than larger regional dealerships, as they are able to provide customers with convenient access for the higher margin products and services, such as used vehicle retail sales, light repair and maintenance services and sale of replacement parts.

THE INDUSTRY

    Over the past three decades, there has been a trend toward fewer, but larger, automotive dealerships. In 1996, each of the largest 100 dealer groups had more than $200 million in revenues. Although significant consolidation has taken place since its inception, the industry today remains highly fragmented, with only the largest 100 dealer groups generating less than 10% of total sales revenues and controlling approximately 5% of all franchised dealerships. The Company believes that the recent industry trend of consolidating larger dealerships which has taken place in other parts of the country, can also be applied to the small and mid-sized dealerships located in the densely populated Northeastern region. Factors within the industry favoring the Company's consolidation strategy include:

    - CUSTOMER CONVENIENCE. Because they are able to provide their customers with more convenient access for maintenance and repair, customers tend to favor a large number of small to mid-size dealerships and service centers, rather than one remotely-located large regional center.

    - ECONOMIES OF SCALE. Small and mid-sized dealerships can most often benefit from the synergies created by being a member of a larger automotive group, including cross-utilization of same brand new and used car inventories, lower cost financing, more effective auction positioning and integration of computer systems.

    - CONSOLIDATION IS FAVORED BY MANUFACTURERS. The Company believes that the principal Manufacturers are seeking to reduce the number of dealerships holding their franchises and to retain or establish higher quality dealers with enhanced financial stability who can better foster the Manufacturer's brand image.

CORPORATE HISTORY; FOUNDERS

    The Company was founded in March 1997 to consolidate and operate automobile dealerships in the Northeast, primarily New Jersey and New England. On the closing of the Offering, the stockholders of four corporations operating six franchised dealerships, one collision repair center and one factory authorized free-standing neighborhood auto-service center in New Jersey and Connecticut (collectively, the "Core Operating Companies") will exchange all of their stock in such corporations for 3,760,000 shares of Class B Common Stock (the "Exchange"). Until the closing of the Offering, Hometown Auto Retailers, Inc. will conduct no operations under its own name and all revenues will be generated by its predecessor companies. In 1997 and the three months ended March 31, 1998, the Core Operating Companies had pro forma combined revenues of $178,433,000 and $45,521,000, respectively, and income before income taxes of $2,761,000 and $687,000, respectively. In addition, the Company has entered into agreements to acquire three operating dealerships in Connecticut, Massachusetts and Vermont for an aggregate consideration of $6.7 million plus the assumption of certain liabilities (the "Acquisitions") which added $61,732,000 and $12,532,000 to pro forma revenues for 1997 and the quarter ended March 31, 1998 and $2,248,000 and $595,000 to income before income taxes for such periods. See "Exchange and Acquisitions," "Use of Proceeds" and "Description of Securities."

    Consummation of the Offering is conditioned upon the consummation of the transactions contemplated by the Exchange and the Acquisitions.

                                  THE OFFERING

Common Stock offered by the Company..........  2,000,000 shares of Class A Common Stock

Common Stock to be outstanding after the       2,240,000 shares of Class A Common Stock(1)
  offering...................................  3,760,000 shares of Class B Common Stock

Use of proceeds..............................  Finance the acquisition of three automobile dealerships; repay certain indebtedness;
                                               working capital and general corporate
                                               purposes, including additional acquisitions.
                                               An estimated $10,000,000 of the proceeds of
                                               the Offering will be used to repay a portion
                                               of floor plan indebtedness of which
                                               $5,600,000 has been guaranteed by certain
                                               affiliates of the Company. See "Use of
                                               Proceeds" and "Certain Transactions."

Nasdaq National Market symbol................  HCAR

------------------------

(1) Does not include: (a) an aggregate of 480,000 shares reserved for issuance under the Company's Stock Option Plan, 240,000 of which are subject to outstanding options exercisable at the initial public offering price per share; and (b) 300,000 shares subject to the over-allotment option. See "Management Stock Options" and "Underwriting."

                              CERTAIN RISK FACTORS

    The Company's acquisition program may be limited to some extent by general policies adopted by the Manufacturers and by specific conditions imposed by the Manufacturers in connection with approval of the Exchange and the Acquisitions. See "Risk Factors--'Manufacturers' Control over Dealerships," Risks Relating to Failure to Meet Manufacturer CSI Scores," "Dependence on Acquisitions for Growth," and "Manufacturers' Restrictions on Acquisitions."

    See "Risk Factors" beginning on page 11 for a description of the above and certain other risks relevant to an investment in the Class A Common Stock.

                        SUMMARY PRO FORMA FINANCIAL DATA

    The following summary pro forma financial data presents, for the year ended December 31, 1997 and the three months ended March 31, 1998, certain historical pro forma financial data and combined pro forma financial data and combined pro forma data for the Core Operating Companies and the Acquisitions as if those transactions had occurred as of January 1, 1997. See "Selected Financial Data" and the Unaudited Pro Forma Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                                --------------------------------------------------------------------------------
                                                   CORE OPERATING COMPANIES (2)         COMBINED
                                                -----------------------------------  CORE OPERATING   ACQUISITIONS    PRO FORMA
                                                SHAKER (3)    WESTWOOD     MULLER       COMPANIES          (2)         (3)(4)
                                                -----------  -----------  ---------  ---------------  -------------  -----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA
  INCOME STATEMENT DATA (1):
Revenues
  New vehicle sales...........................   $  29,345    $  45,470   $  33,308     $ 108,123       $  26,365     $ 134,488
  Used vehicle sales..........................      21,800        8,396      19,996        50,192          28,835        79,027
  Parts and service sales.....................       6,727        4,352       4,907        15,986           5,314        21,300
  Other dealership revenues, net..............       1,624          731       1,777         4,132           1,218         5,350
                                                -----------  -----------  ---------  ---------------  -------------  -----------
    Total revenues............................      59,496       58,949      59,988       178,433          61,732       240,165
Cost of sales.................................      51,226       52,770      51,641       155,637          53,386       209,023
                                                -----------  -----------  ---------  ---------------  -------------  -----------
  Gross profit................................       8,270        6,179       8,347        22,796           8,346        31,142
Amortization of excess of purchase price over
  net book value of assets acquired...........      --           --          --            --              --               399(5)
Selling, general and administrative expenses
  (2).........................................       7,076        4,931       6,936        18,943           5,651        24,595
                                                -----------  -----------  ---------  ---------------  -------------  -----------
  Income from operations......................       1,194        1,248       1,411         3,853           2,695         6,148
Other income (expense)
  Interest expense, net (2)...................        (427)        (295)       (420)       (1,142)           (412)         (281)
  Other income (expense), net.................         116          (39)        (27)           50             (35)           15
                                                -----------  -----------  ---------  ---------------  -------------  -----------
    Income before taxes.......................   $     883    $     914   $     964     $   2,761       $   2,248         5,882
                                                -----------  -----------  ---------  ---------------  -------------
                                                -----------  -----------  ---------  ---------------  -------------

Provision for income taxes.........................................................................................       2,353(5)
                                                                                                                     ----------
    Net income.....................................................................................................  $    3,529
                                                                                                                     ----------
                                                                                                                     ----------
Earnings per share, basic and diluted..............................................................................  $     0.59
Weighted average shares............................................................................................   6,000,000

UNAUDITED PRO FORMA OTHER DATA (1):
Gross margin..................................        13.9%        10.5%       13.9%         12.8%           13.5%         13.0%
Operating margin..............................         2.0%         2.1%        2.4%          2.2%            4.4%          2.6%
Pre-tax margin................................         1.5%         1.6%        1.6%          1.5%            3.6%          2.4%

Retail new vehicles sold......................       1,297        1,473       1,511         4,281           1,150         5,431
Retail used vehicles sold.....................       1,256          377       1,301         2,934           1,791         4,725

                                                                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                --------------------------------------------------------------------------------
                                                   CORE OPERATING COMPANIES (2)         COMBINED
                                                -----------------------------------  CORE OPERATING   ACQUISITIONS    PRO FORMA
                                                SHAKER (3)    WESTWOOD     MULLER       COMPANIES          (2)         (3)(4)
                                                -----------  -----------  ---------  ---------------  -------------  -----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA
  INCOME STATEMENT DATA (1):
Revenues
  New vehicle sales...........................   $   5,967    $  12,599   $   7,133     $  25,699       $   5,731     $  31,430
  Used vehicle sales..........................       5,723        4,273       4,470        14,466           5,395        19,861
  Parts and service sales.....................       1,613        1,121       1,311         4,045           1,217         5,262
  Other dealership revenues, net..............         441          397         473         1,311             189         1,500
                                                -----------  -----------  ---------  ---------------  -------------  -----------
    Total revenues............................      13,744       18,390      13,387        45,521          12,532        58,053
Cost of sales.................................      11,612       16,502      11,473        39,587          10,688        50,275
                                                -----------  -----------  ---------  ---------------  -------------  -----------
  Gross profit................................       2,132        1,888       1,914         5,934           1,844         7,778
Amortization of excess of purchase price over
  net book value of assets acquired...........      --           --          --            --              --               100(5)
Selling, general and administrative expenses
  (2).........................................       1,762        1,393       1,663         4,818           1,170         5,988
                                                -----------  -----------  ---------  ---------------  -------------  -----------
  Income from operations......................         370          495         251         1,116             674         1,690
Other income (expense)
  Interest expense, net (2)...................         (92)        (132)       (159)         (383)           (114)         (150)
  Other income (expense), net.................          (6)          (9)        (31)          (46)             35           (11)
                                                -----------  -----------  ---------  ---------------  -------------  -----------
    Income before taxes.......................   $     272    $     354   $      61     $     687       $     595         1,529
                                                -----------  -----------  ---------  ---------------  -------------
                                                -----------  -----------  ---------  ---------------  -------------


Provision for income taxes.........................................................................................         612(5)
                                                                                                                     ----------
    Net income.....................................................................................................  $      917
                                                                                                                     ----------
                                                                                                                     ----------
Earnings per share, basic and diluted..............................................................................  $     0.15
Weighted average shares............................................................................................   6,000,000

UNAUDITED PRO FORMA OTHER DATA (1):
Gross margin..................................        15.5%        10.3%       14.3%         13.0%           14.7%         13.4%
Operating margin..............................         2.7%         2.7%        1.9%          2.5%            5.4%          2.9%
Pre-tax margin................................         2.0%         1.9%        0.5%          1.5%            4.7%          2.6%

Retail new vehicles sold......................         259          378         325           962             233         1,195
Retail used vehicles sold.....................         363          133         294           790             304         1,094

                                                                                    AS OF MARCH 31, 1998
                                                                           --------------------------------------
                                                                                      CORE OPERATING   PRO FORMA
                                                                            SHAKER      COMPANIES     AS ADJUSTED
                                                                              (6)          (6)            (7)
                                                                           ---------  --------------  -----------

                                                                                       (IN THOUSANDS)
UNAUDITED PRO FORMA BALANCE SHEET DATA (1):
Working capital (deficit)................................................  $   2,153    $    1,938     $  12,738
Inventories..............................................................      8,321        23,587        29,560
Total assets.............................................................     12,814        46,144        57,895
Total debt...............................................................      7,877        25,992        20,543
Stockholders' equity.....................................................      3,823        16,043        33,124

Notes:

(1) For financial presentation purposes, the Unaudited Pro Forma Income Statement Data gives effect to the Exchange, the Acquisitions and the Offering as if they had occurred as of January 1, 1997. The Exchange and the Acquisitions will occur simultaneously with the Closing of the Offering.

(2) Pro forma adjustments made to the historical financial statements of the Core Operating Companies and the Acquisitions are as follows:

                                                           FOR THE YEAR ENDED DECEMBER 31, 1997
                              ----------------------------------------------------------------------------------------------
                               SHAKER     WESTWOOD     MULLER     BAY STATE   BRATTLEBORO    PRIDE     OTHER (C)     TOTAL
                              ---------  -----------  ---------  -----------  -----------  ---------  -----------  ---------
                                                                      (IN THOUSANDS)
Selling, general and
administrative expenses:
  Historical................  $   7,715   $   5,594   $   7,283   $   1,934    $   3,314   $   1,452   $       1   $  27,293
  Pro forma adjustments
    (a).....................       (639)       (663)       (347)         32         (549)       (532)     --          (2,698)
                              ---------  -----------  ---------  -----------  -----------  ---------  -----------  ---------
  Pro forma total...........  $   7,076   $   4,931   $   6,936   $   1,966    $   2,765   $     920   $       1   $  24,595
                              ---------  -----------  ---------  -----------  -----------  ---------  -----------  ---------
                              ---------  -----------  ---------  -----------  -----------  ---------  -----------  ---------
Interest income (expense),
net:
  Historical................  $    (189)  $    (295)  $    (512)  $    (272)   $     (72)  $     (54)  $  --       $  (1,394)
  Pro forma adjustments
    (b).....................       (238)     --              92         (50)          33           3       1,273       1,113
                              ---------  -----------  ---------  -----------  -----------  ---------  -----------  ---------
  Pro forma total...........  $    (427)  $    (295)  $    (420)  $    (322)   $     (39)  $     (51)  $   1,273   $    (281)
                              ---------  -----------  ---------  -----------  -----------  ---------  -----------  ---------
                              ---------  -----------  ---------  -----------  -----------  ---------  -----------  ---------

                                                        FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             ------------------------------------------------------------------------------------------------
                              SHAKER     WESTWOOD     MULLER     BAY STATE    BRATTLEBORO     PRIDE     OTHER (C)     TOTAL
                             ---------  -----------  ---------  -----------  -------------  ---------  -----------  ---------
                                                                      (IN THOUSANDS)
Selling, general and
administrative expenses:
  Historical...............  $   4,194   $   1,432   $   1,726   $     481     $     511    $     332   $  --       $   8,676
  Pro forma adjustments
    (a)....................     (2,432)        (39)        (63)          9           (28)        (135)     --          (2,688)
                             ---------  -----------  ---------  -----------       ------    ---------  -----------  ---------
  Pro forma total..........  $   1,762   $   1,393   $   1,663   $     490     $     483    $     197   $  --       $   5,988
                             ---------  -----------  ---------  -----------       ------    ---------  -----------  ---------
                             ---------  -----------  ---------  -----------       ------    ---------  -----------  ---------
Interest income (expense),
net:
  Historical...............  $     (57)  $    (132)  $    (181)  $     (54)    $     (42)   $     (12)  $       1   $    (477)
  Pro forma adjustments
    (b)....................        (35)     --              22          (8)            2       --             346         327
                             ---------  -----------  ---------  -----------       ------    ---------  -----------  ---------
  Pro forma total..........  $     (92)  $    (132)  $    (159)  $     (62)    $     (40)   $     (12)  $     347        (150)
                             ---------  -----------  ---------  -----------       ------    ---------  -----------  ---------
                             ---------  -----------  ---------  -----------       ------    ---------  -----------  ---------

    (a) Reflects a pro forma reduction to compensation expense, management fees and rent expense based on contractual arrangements to be effective immediately following the closing of the Offering as though, for pro forma financial presentation purposes, such arrangements had been given effect as of January 1, 1997. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.

    (b) Reflects a pro forma reduction to interest income earned on the cash that is being distributed to the Shaker stockholders prior to the Offering and of Bay State on cash and cash equivalents not realized as part of the Exchange and the Acquisitions. Also includes reductions in interest expense on (i) long-term debt incurred by Muller prior to the Exchange that will be liquidated out of proceeds of the Offering and (ii) on leases and debt not assumed as part of the acquisition of Brattleboro and Pride. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.

    (c) For the year ended December 31, 1997, includes $1,000 of selling, general and administrative expenses incurred by Hometown during 1997. For the three months ended March 31, 1998, includes $1,000 of interest income accrued by Hometown during the same period. Both periods also include the 12 months and 3 months pro forma decreases in interest expenses resulting from the repayment of certain floor plan obligations with proceeds from the Offering and the decrease in interest expenses resulting from refinancing the balance of the floor plan obligations with a commercial lender. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.

(3) These transactions were accounted for using the purchase method of accounting. ERR Enterprises, Inc. ("Shaker"), one of the Core Operating Companies, was identified as the acquiror for financial statement presentation purposes in accordance with SAB No. 97 because its stockholders received the largest number of shares of Class B Common Stock in the Exchange, representing the single largest voting interest in the Company.

(4) Gives effect to: (i) the Exchange and the Acquisitions, (ii) the consummation of the Offering and (iii) the pro forma adjustments, specified in footnotes (1) above and (5) below, to the historical financial statements.

(5) The combination of Income Statement Data of the Core Operating Companies' and the Acquisitions does not equal the total set forth in the Pro Forma Financial Statements because of the following pro forma adjustments which are made in total only: (i) the amortization of the "excess purchase price over net book value of assets acquired;" (ii) the decrease in interest expenses of $950,000 for 1997 and $238,000 for the three months ended March 31, 1998 resulting from the repayment of certain floor plan obligations with proceeds from the Offering, and the decrease in interest of $323,000 for 1997 and $108,000 for the three months ended March 31, 1998 resulting from refinancing the balance of the floor plan obligations with a commercial lender; (iii) the provision for federal and state income taxes based on an effective rate of 40% for each of the Core Operating Companies and Acquisitions and (iv) $1,000 of selling, general and administrative expenses incurred by Hometown during 1997 and $1,000 of interest income for the three months ended March 31, 1998. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.


(6) Gives effect to the Exchange on an historical basis and the pro forma balance sheets adjustments set forth in Note 4 "Unaudited Pro Forma Balance Sheets--Purchase and Accounting Adjustments" of the Notes to the Unaudited Pro Forma Financial Statements.



(7) Gives effect to the Exchange and the Acquisitions on an historical basis and the pro forma balance sheets adjustments set forth in Note 4 "Unaudited Pro Forma Balance Sheets--Purchase and Accounting Adjustments" and Note 5 "Unaudited Pro Forma Balance Sheets--Offering Proceeds" of the Notes to the Unaudited Pro Forma Financial Statements.

                                  RISK FACTORS

    AN INVESTMENT IN THE CLASS A COMMON STOCK INVOLVES VARIOUS MATERIAL RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, IN CONNECTION WITH AN INVESTMENT IN THE CLASS A COMMON STOCK.

ABSENCE OF COMBINED OPERATING HISTORY

    The Company has conducted no combined or coordinated operations other than in connection with the Exchange, the Acquisitions and the Offering. The Core Operating Companies have been operated and managed as separate independent entities and the Company's future operating results will depend, in part, on its ability to integrate operations and manage the combined enterprise. The management group that will lead the Company has been formed only recently and there can be no assurance that it will be able to effectively and profitably integrate the Core Operating Companies, the Acquisitions and any future acquisitions, or to effectively manage the combined entity. The inability of the Company to do so could have a material adverse effect on its business, financial condition and results of operations.

DEPENDENCE ON AUTOMOBILE MANUFACTURERS

    The Company is significantly dependent upon its relationships with, and the success of, certain Manufacturers. For the year ended December 31, 1997, Ford Motor, Toyota Motor and Chrysler accounted for 59%, 16%, and 16% of the new vehicle sales of the Company, respectively. The Company may become dependent on additional manufacturers in the future as a result of its acquisition strategy and changes in the Company's sales mix.

    The Company also is dependent upon its Manufacturers to provide it with an inventory of new vehicles. The most popular vehicles tend to provide the Company with the highest profit margins and are frequently the most difficult to obtain from the Manufacturers. In order to obtain sufficient numbers of these vehicles, the Company may be required to purchase a larger number of less marketable makes and models than it would otherwise purchase. Sales of less desirable makes and models may result in lower profit margins than sales of the more popular vehicles. If the Company were to be unable to obtain sufficient quantities of the most popular makes and models, its profitability could be adversely affected.

    The success of each of the Company's franchises is also dependent to a great extent on the success of the respective Manufacturer, including its financial condition, marketing, vehicle demand, production capabilities and management. Events such as labor strikes or negative publicity concerning a particular Manufacturer, including safety recalls of a particular vehicle model, could adversely affect the Company. The Company has attempted to lessen its dependence on any one Manufacturer by obtaining agreements with a number of different domestic and foreign automobile manufacturers.

LACK OF EXCLUSIVE MARKET AREA

    The Company's franchise and dealership agreements with its Manufacturers do not give the Company the exclusive right to sell any Manufacturer's product within any given geographical area. Accordingly, a Manufacturer could grant a franchise to another dealer to start a new dealership in proximity to one or more of the Company's locations or an existing dealer could move its dealership to a location which would be directly competitive with the Company. Although under Connecticut and New Jersey law a manufacturer is prohibited from establishing a new dealership, or authorizing the relocation of an existing dealership, to a location within 14 miles (8 miles in New Jersey under certain circumstances) of a pre-existing dealership holding a franchise to sell the same brand, depending upon the dealership involved, such an event could have a material adverse effect on the Company and its operations.

MANUFACTURERS' CONTROL OVER DEALERSHIPS

    The dealerships operated by the Company sell cars and light trucks pursuant to franchise or dealership agreements with Ford Motor, GM, Toyota Motor, Chrysler and American Isuzu. Through the terms and conditions of these agreements, such Manufacturers exert considerable influence over the operations of the Company's dealerships. Each of these agreements includes provisions for the termination or non-renewal of the manufacturer-dealer relationship for a variety of causes including any unapproved change of ownership or management and other material breaches of the franchise agreement.

    To its knowledge, the Company has, to date, complied with its dealership agreements. There can be no assurance, however, that the Company will not from time to time fail to comply with particular provisions of some or all of these agreements. Although such agreements generally afford the Company a reasonable opportunity to cure violations, if a Manufacturer were to terminate or decline to renew one or more of the Company's significant agreements, such action could have a material adverse effect on the Company and its business.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

    The Company's future growth and financial success will be dependent upon a number of factors including, among others, the Company's ability to identify acceptable acquisition candidates, consummate the acquisition of such dealerships on terms that are favorable to the Company, obtain the consent of applicable automobile manufacturers, acquire and retain or hire and train professional management and sales personnel at each such acquired dealership and promptly and profitably integrate the acquired operations into the Company. The Company may acquire dealerships with net profit margins which are materially lower than the Company's historical average net profit margin. No assurance can be given that the Company will be able to improve the profitability of any such acquired dealerships. To manage its expansion, the Company intends to evaluate on an ongoing basis the adequacy of its existing systems and procedures, including, among others, its financial and reporting control systems, data processing systems and management structure. However, no assurance can be given that the Company will adequately anticipate all of the demands its growth will impose on such systems, procedures and structure. Any failure to adequately anticipate and respond to such demands could have a material adverse effect on the Company.

    Acquisitions of additional dealerships will require substantial capital investment and could have a significant impact on the Company's financial position and operating results. Any such acquisitions may involve the use of cash (including the net proceeds of the Offering) or the issuance of additional debt or equity securities which could have a dilutive effect on the then outstanding capital stock of the Company. Acquisitions may also result in the accumulation of substantial goodwill and intangible assets which would result in amortization charges to the Company and adversely affect future earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Growth Strategy."

MANUFACTURERS' RESTRICTIONS ON EXISTING AND FUTURE ACQUISITIONS

    As a condition to granting their consent to the Exchange and the Acquisitions, the Manufacturers have imposed certain restrictions on the Company. These include restrictions on: (i) the acquisition of more than a specified percentage of the Common Stock (20% in the case of GM and Toyota Motor and 50% in the case of Ford Motor) by any one person who in the opinion of the Manufacturer is unqualified to own a dealership of such Manufacturer or has interests incompatible with the Manufacturer, (ii) certain material changes in the Company or extraordinary corporate transactions such as an acquisition, merger or sale of a material amount of assets; (iii) a change in the general manager of a dealership without the consent of the applicable Manufacturer; (iv) the use of dealership facilities to sell or service new vehicles of other Manufacturers; (v) in the case of GM, the advertising or marketing of non-GM operations with GM operations; (vi) in the case of GM, any change in control of the Company's Board of Directors; and (vii) in the case of Ford Motor, any change in greater than 50% of the Company's Board of Directors or management. If the Company is unable to comply with these restrictions, the Manufacturer may require the Company to sell the assets of the dealerships to the Manufacturer or to a third party acceptable to the Manufacturer, or terminate the dealership agreements with the Manufacturer.

    It may be anticipated that obtaining Manufacturer's consent will also be a prerequisite to any future acquisitions which the Company will seek to consummate. Various Manufacturers have set limits on the number of dealerships carrying their brand which may be owned by one dealer group (or company) nationally or in specified market areas or which may be acquired within specified time periods.

    In the case of Ford Motor Company, the Company may not acquire more than two Ford and two Lincoln Mercury Dealerships during the first 12-month period after execution of the Dealer Sales and Service Agreement and thereafter may not acquire an additional dealership unless and until the Company's Ford and Lincoln Mercury dealerships, as the case may be, are meeting Ford's performance criteria. Additionally, the Company may not: (a) acquire an additional Ford or Lincoln Mercury dealership, as the case may be, if the Company would then own or control authorized Ford or Lincoln Mercury dealerships with total retail sales of new vehicles for the preceding calendar year of more than 2% of the total Ford or Lincoln Mercury, as the case may be, retail sales volume in the United States or more than 2% of the total Ford or Lincoln Mercury retail sales volume in any state; or (b) acquire an additional Ford or Lincoln Mercury dealership, as the case may be, if the Company would own or control more than one authorized dealership in those market areas (defined by Ford) having three or less Ford or Lincoln Mercury authorized dealerships in them or acquire more than 25% of the Ford or Lincoln Mercury authorized dealerships in a market area having four or more authorized Ford or Lincoln Mercury dealerships in them.

    In the case of Toyota Motor Sales, U.S.A., Inc., the Company may not: (a) acquire greater than a specified number of dealerships per region (e.g. four in the Boston region and five in the New York region); (b) acquire the greater of one or 20% of the Toyota dealerships in any metro market (as defined by Toyota);
(c) own or control dealerships in contiguous market areas; or (d) acquire Toyota dealerships more frequently than every nine months.

    In the case of General Motors, provided that the Company meets certain managerial requirements, the Company may acquire up to five General Motor dealerships during the period ending 24 months after the effective date of the dealer sales and service agreement.

    Certain state laws, however, limit the ability of automobile manufacturers to reject proposed transfers of dealerships, notwithstanding the terms of any dealership agreement. See "Business --Dealership Agreements." The loss of one or more of the Company's dealership agreements could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS RELATED TO ACQUISITION FINANCING; FUTURE CAPITAL REQUIREMENTS

    The Company currently intends to finance future acquisitions by issuing shares of Class A Common Stock as full or partial consideration for acquired dealerships. The issuance of additional shares of Class A Common Stock may be dilutive to the Company's future earnings per share. In addition, the extent to which the Company will be able or willing to issue Class A Common Stock for acquisitions will depend on the then current market value of the Class A Common Stock and the willingness of potential acquisition candidates to accept shares of that stock as part of the consideration for the sale of their businesses. To the extent that the Company is unable or unwilling to do so, the Company may be required to use available cash or proceeds from debt or equity financings. The Company currently expects that the net proceeds from the Offering and other existing resources will be sufficient to fund its acquisition program and other cash needs for at least the next 12 months. However, no assurance can be given that the net proceeds from the Offering and other existing resources will be sufficient to fund the Company's acquisition program and other cash needs or that the Company will be able to obtain adequate additional capital from other sources for either such purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Combined Operating Companies Commitments--Credit Facility."

RISKS RELATING TO FAILURE TO MEET MANUFACTURER CSI SCORES

    Many manufacturers attempt to measure customers' satisfaction with automobile dealerships through a CSI, or customer satisfaction index, rating system. These manufacturers may use a dealership's CSI scores as a factor in evaluating applications for additional dealership acquisitions and participation by a dealership in incentive programs. The dealerships operated by the Core Operating Companies have historically exceeded their Manufacturers' CSI standards. However, there can be no assurance that either the Company dealerships operated by members of the Core Operating Companies or other subsequently acquired dealerships will continue to meet such standards. Moreover, from time to time, the components of the various Manufacturer CSI scores have been modified and there is no assurance that such components will not be further modified or replaced by different systems in the future which make it more difficult for key Company dealerships to meet such standards.

RELIANCE ON KEY PERSONNEL

    The Company will depend to a large extent upon the abilities and continued efforts of its senior executive officers including Salvatore A. Vergopia, Joseph Shaker, Edward A. Vergopia, Corey Shaker, William C. Muller Jr. and James Christ. Further, the Company may be dependent on the senior management of the dealerships acquired by means of the Acquisitions and any other businesses acquired in the future. If any of these persons becomes unavailable to continue in such capacity, or if the Company were unable to attract and retain other qualified employees, its business or prospects could be adversely affected. Although the Company has entered into a five-year employment agreement with each of its six senior executive officers and directors, there can be no assurance that any individual will continue in his present capacity for any particular period of time. The Company has made application for life and disability insurance on the lives of its senior executive officers as follows: Salvatore A. Vergopia, $500,000; Joseph Shaker, $1,000,000; Edward A. Vergopia, $250,000; Corey Shaker, $250,000; William C. Muller Jr., $250,000 and James Christ, $250,000. No assurance can be given that any such policies will be issued. See "Management."

SUBSTANTIAL COMPETITION

    The automotive retailing industry is highly competitive with respect to price, service, location and assortment. The Company competes with automobile dealerships (including public franchised dealership consolidators), private market buyers and sellers of used vehicles, used vehicle dealerships, service center chains, independent service and repair shops and financing and insurance ("F&I") operations. In the sale of new vehicles, the Company competes with other franchised dealers. The Company does not have any cost advantage in purchasing new vehicles from the Manufacturers, and typically will rely on advertising, merchandising, sales expertise, service reputation and location of its dealerships to sell new vehicles. In recent years, the Company has also faced competition from non-traditional sources such as companies that sell automobiles on the Internet, automobile rental agencies, independent leasing companies, used-car "superstores" and price clubs associated with established consumer agencies such as the American Automobile Association, some of which use non-traditional sales techniques such as one-price shopping. In addition, Ford Motor has announced that it is exploring the possibility of going into business with some of its dealers to create automotive superstores in selected markets. In furtherance of this plan, Ford Motor has recently announced a proposed joint venture with Republic Industries under which Ford Motor would acquire a 51% interest and Republic Industries a 49% interest in a joint venture entity that will acquire one Lincoln Mercury and eight Ford dealerships in the Rochester, New York area to create a retail network. The dealerships would be operated by Republic Industries. Some of these recent market entrants may have greater financial, marketing and personnel resources and/or lower overhead or sales costs than the

Company. In the parts and service area, the Company also competes with a number of regional or national chains which offer selected parts and services at prices that may be lower than the Company's prices. In addition, there can be no assurance that the Company's strategy will be more effective than the strategies of its competitors.


GOODWILL



    The Company's balance sheet immediately following the Offering and consummation of the Exchange and the Acquisitions" will include an amount designated as "goodwill" that represents 28% of assets and 48% of stockholders' equity.



    Goodwill arises when an acquirer pays more for a business then the fair value of the tangible and separately measurable intangible net assets. Generally Accepted Accounting Principles requires that this and all other intangible assets be amortized over the period benefitted. Management has determined that period to be no less than 40 years.



    If management were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following an acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the business. Earnings in later years could be significantly affected if management determined then that the remaining balance of goodwill was impaired.



    Management has reviewed with its independent accountants all of the factors and related future cash flows which it considered in arriving at the amount incurred to acquire each of the founding companies. Management concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.


MATURE INDUSTRY

    The United States automobile dealership industry generally is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. As a consequence, growth in the Company's revenues and earnings are likely to be significantly affected by the Company's success in acquiring and integrating dealerships and the pace and size of such acquisitions. See "Business--Growth Strategy."

CYCLICAL NATURE OF AUTOMOBILE SALES

    Sales of motor vehicles, particularly new vehicles, historically have been subject to substantial cyclical variation characterized by oversupply and weak demand. The Company believes that the industry is affected by many factors, including general economic conditions, consumer confidence, the level of personal discretionary spending, interest rates and credit availability. There can be no assurance that the industry will not experience sustained periods of decline in vehicle sales, particularly new vehicle sales, in the future. Any such decline could have a material adverse effect on the Company. The Company believes that new vehicle sales in North America will be at levels slightly under 1997 during 1998 and 1999 and at levels increasingly higher than 1997 in the years 2000 through 2002. The Company does not believe that future expected sales levels through 2002 will have a negative impact on its business. During the past five years the Company's sales of new and used vehicles have not been materially affected by overall industry levels of vehicle sales but have been more significantly affected by the timing of introduction of new models by particular Manufacturers and changes in consumer preferences for particular brands or models.

SEASONALITY; VARIABILITY OF QUARTERLY OPERATING RESULTS

    The automobile industry is subject to seasonal variations in revenues. Demand for cars and light trucks is generally lower during the winter months than in other seasons, particularly in regions of the United States where the Company is located which are associated with harsh winters. Accordingly, the Company expects its revenues and operating results to be generally lower in its first and fourth quarters than in its second and third quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IMPORTED PRODUCTS

    A significant portion of the Company's new vehicle business will involve the sale of vehicles, parts or vehicles composed of parts that are manufactured outside the United States. As a result, the Company's operations will be subject to customary risks of importing merchandise, including fluctuations in the value of currencies, import duties, exchange controls, trade restrictions, work stoppages and general political and economic conditions in foreign countries. The United States or the countries from which the Company's products are imported may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duties or tariffs, which could affect the Company's operations and its ability to purchase imported vehicles and/or parts.

GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS

    The Company will be subject to a wide range of federal, state and local laws and regulations which are administered by various federal, state and local regulatory agencies, such as local licensing requirements, consumer protection laws and environmental requirements governing, among other things, discharges to the air and water, the storage of petroleum substances and chemicals, the handling and disposal of wastes, and the remediation of contamination arising from spills and releases. The violation of these laws and regulations could result in civil and criminal penalties being levied against the Company or in a cease and desist order against operations that are not in compliance. Future acquisitions by the Company may also be subject to governmental regulation, including antitrust reviews. The Company believes that the Core Operating Companies substantially comply with all applicable laws and regulations relating to its business, but future laws and regulations may be more stringent and require the Company to incur significant additional costs. The failure to satisfy current or future regulatory requirements could have a material adverse effect on the operations and financial condition of the Company. See "Business --Governmental Regulations" and "Business--Environmental Matters."

CONCENTRATION OF VOTING POWER; ANTI-TAKEOVER PROVISIONS

    The former stockholders of the Core Operating Companies own all of the Class B Common Stock, which entitles them to ten votes for each share held, while holders of Class A Common Stock, which is the only stock offered hereby, are entitled to one vote per share held. Consequently, upon completion of the Offering, such holders of the Class B Common Stock, who will own 62.7% of the Company's outstanding Common Stock of all classes, will control 94.4% of the aggregate number of votes eligible to be cast by stockholders for the election of directors and certain other stockholder actions, and will be in a position to control the policies and operations of the Company. In addition, the holders of the Class B Common Stock have entered into a stockholders' agreement obligating them, for a five-year period, to vote for Salvatore A. Vergopia, Joseph Shaker, William C. Muller Jr., Corey Shaker, Edward A. Vergopia and James Christ as members of the Company's Board of Directors. See "Description of Capital Stock-Stockholders' Agreement." The executive officers and directors of the Company will control 54.5% of the aggregate number of votes eligible to be cast by stockholders for the election of directors and certain other stockholder actions, and will be in a position to control the policies and operations of the Company. Accordingly, absent a significant increase in the number of shares of Class A Common Stock outstanding or conversion of Class B Common Stock into Class A Common Stock, the holders of shares of Class B

Common Stock will be entitled, for the foreseeable future, to elect all members of the Board of Directors and control all matters subject to stockholder approval.

    The Delaware General Corporation Law requires super-majority voting thresholds to approve certain "business combinations" between interested stockholders and the Company which may render more difficult or tend to discourage attempts to acquire the Company. In addition, the Company's Board of Directors has the authority to issue shares of preferred stock ("Preferred Stock"), of which 2,000,000 are currently authorized, in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of Preferred Stock is likely to be senior to all classes of Common Stock of the Company with respect to dividends, liquidation rights and, possibly, voting rights. The ability to issue Preferred Stock could also have the effect of discouraging unsolicited acquisition proposals, thus affecting the market price of the Common Stock and preventing stockholders from obtaining any premium which might otherwise be offered by a potential buyer. In addition, certain of the Company's dealer agreements will prohibit the acquisition of more than a specified percentage of the Common Stock without the consent of the relevant Manufacturers. See "Management--Executive Officers and Directors," "Principal Stockholders" and "Description of Capital Stock."

BROAD DISCRETION BY MANAGEMENT IN USE OF PROCEEDS

    The Company intends to use approximately $10 million or 58.1%, ($12.7 million or 63.8% if the Underwriter's over-allotment option is exercised in full) of the estimated net proceeds of the Offering for general corporate purposes and working capital, including the making of additional acquisitions. Accordingly, the Company's management will retain broad discretion as to the use of a substantial portion of the net proceeds of the Offering. See "Use of Proceeds."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

    Sales of substantial amounts of Class A Common Stock in the public market subsequent to the Offering could adversely affect the market price of the Class A Common Stock. Upon consummation of the Offering, the Company will have 2,240,000 shares of Class A Common Stock outstanding (2,540,000 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the 2,000,000 shares of Class A Common Stock offered hereby (2,300,000 shares if the Underwriter's over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act except for shares held by persons deemed to be "affiliates" of the Company or acting as "underwriters" as those terms are defined in the Securities Act. The remaining 240,000 of shares Class A and 3,760,000 shares of Class B Common Stock outstanding will be "restricted securities" within the meaning of Rule 144 under the Securities Act and will be eligible for resale subject to the volume, manner of sale, holding period and other limitations of Rule 144. Currently, 240,000 shares of Class A Common Stock are issuable under existing stock options granted to executive officers and employees under the Company's Stock Option Plan. See "Management -Stock Options," "Description of Capital Stock" and "Shares Eligible for Future Sale."


    Pursuant to the Underwriting Agreement between the Company and the Underwriters, the Company's executive officers and directors have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 365 days from the date of this Prospectus without the consent of the representatives of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."


NO PRIOR PUBLIC MARKET; DETERMINATION OF OFFERING PRICE

    Prior to this Offering, there has been no public market for the Class A Common Stock. The Class A Common Stock has been approved for listing, subject to notice of issuance, on the Nasdaq National Market under the symbol "HCAR." However, there can be no assurance that an active trading market will develop subsequent to this Offering or, if developed, that it will be sustained. The initial public offering price of the Class A Common Stock was determined through negotiations between the Company and the Representative and may bear no relationship to the price at which the Class A Common Stock will trade after the Offering. For information relating to the factors considered in determining the initial public offering price, see "Underwriting." Prices for the Class A Common Stock after the Offering may be influenced by a number of factors, including the liquidity of the market for the Class A Common Stock, investor perceptions of the Company and the automotive retailing industry and general economic and other conditions. Sales of substantial amounts of Class A Common Stock in the public market subsequent to the Offering could adversely affect the market price of the Class A Common Stock.

POSSIBLE VOLATILITY OF PRICE

    The market price of the Class A Common Stock could be subject to wide fluctuations in response to a number of factors, including quarterly variations of operating results, investor perceptions of the Company and automotive retailing industry and general economic and other conditions.

                                  THE COMPANY

CORPORATE HISTORY; FOUNDERS

    Hometown was organized under the laws of the State of Delaware in June 1997 as the successor to a corporation organized under the laws of the State of New York in March 1997 by four persons: Morse, Zelnick, Rose & Lander, LLP, a New York City law firm which is counsel to the Company in connection with this Offering; Joseph Lauria, Esq., a lawyer practicing in New Jersey; Matthew J. Visconti, Jr., a Vice President of the Company and an automobile retail industry executive for more than twenty years; and AutoInfo, Inc., a non-prime automobile finance company, who each received 60,000 shares of Class A Common Stock. These four organizers identified the Core Operating Companies, consisting of the Shaker Group, the Muller Group and Westwood.

    The Company's corporate headquarters are located at 831 Straits Turnpike, Watertown, CT 06795 and its telephone number is (860) 945-4900.

THE EXCHANGE

    In May 1997, the Core Operating Companies agreed, in principle, to combine their dealerships in the Company. Effective, as of July 1, 1997, the stockholders of the Core Operating Companies entered into an Exchange Agreement pursuant to which they agreed to exchange all of the outstanding shares of four corporations for an aggregate of 3,760,000 shares of the Company's Class B Common Stock.

    Consummation of the Exchange will occur simultaneously with the closing of this Offering. As a result, the Company will succeed to the ownership of, and operate, six franchised dealerships, one factory authorized free-standing neighborhood auto service center and one collision repair center located in Connecticut and New Jersey offering a choice of nine American and Asian brands, including Chevrolet, Eagle, Ford, Isuzu, Jeep, Lincoln, Mercury, Oldsmobile and Toyota.

ACQUISITIONS

    On July 2, 1997, the Company entered into an agreement to purchase the business and certain assets of Brattleboro Chrysler Plymouth Dodge, Inc. ("Brattleboro") for a purchase price of $2.7 million and the assumption of certain of Brattleboro's liabilities. On the closing of this Acquisition, the Company will acquire the Brattleboro dealership in Vermont which holds franchises to sell the Chrysler, Dodge and Plymouth brands. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -Acquisitions."

    On August 14, 1997, the Company entered into an agreement to purchase the business and certain assets of Leominster Lincoln Mercury, Inc., also doing business as Bay State Lincoln Mercury ("Bay State"), for a purchase price of $3.0 million and the assumption of certain of Bay State's liabilities. On the closing of this Acquisition, the Company will acquire the Bay State dealership in Framingham, Massachusetts which holds franchises to sell the Lincoln and Mercury brands.

    On May 28, 1998, the Company entered into an agreement to purchase the business and certain assets of Pride Auto Center, Inc. ("Pride"), a Jeep/Eagle dealer, for an estimated purchase price of approximately $925,000, including a $55,000 deposit previously paid and $200,000 to be paid through the issuance of an 8% promissory note payable in installments over a 36-month period and the assumption of Pride's floor plan and certain other liabilities. As soon as practicable following the closing, Hometown intends to close the Pride facility and to consolidate its operations with those of another Hometown Jeep/Eagle dealership located less than two miles away.

    Each of the Acquisitions is subject to satisfaction of various conditions precedent, including the achievement by each of the Sellers of certain levels of income and the receipt of factory consents from all Manufacturers whose franchises are held by each of the Sellers. The closing of each Acquisition is to occur simultaneously with the closing of the Offering and with the closing of the Exchange, but not later than July 31, 1998. Consummation of the Offering is subject to consummation of the transactions contemplated by the Exchange and the Acquisitions.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of 2,000,000 shares of Common Stock offered hereby, based upon an assumed initial public offering price of $10.00 per share, are estimated to be $17.2 million ($19.9 million if the Underwriters' over-allotment option for an additional 300,000 shares is exercised in full) after deducting the underwriting discount and estimated expenses of this Offering. Of the net proceeds, $6.4 million will be used to pay the cash portion of the purchase price for the Acquisitions. In addition, approximately $760,000 will be used to repay indebtedness with maturities of less than one year with a weighted average interest rate of approximately 10.1%. The remainder of the net proceeds, approximately $10 million or 58.1% ($12.7 million or 63.8% if the Underwriter's over-allotment option is exercised in full) will be used for working capital and general corporate purposes, including possible use in additional acquisitions of dealerships and for expansion of the livery sales and factory authorized free-standing neighborhood service center businesses. Pending application for these purposes, approximately $10 million ($12.7 million if the Underwriter's over-allotment option is exercised in full) of the net proceeds will be used to pay down a portion of the Company's "floor plan" indebtedness (i.e., revolving credit arrangements to finance inventory purchases). The Company, from time to time, may draw down funds under its floor plan financing arrangements with respect to its unencumbered vehicle inventory as needed for acquisitions and other corporate purposes.

    As of March 31, 1998, the Company had aggregate liability of $28,437,000 under its floor plan financing lines of credit, including liability of its subsidiaries, Muller Chevrolet, Muller Toyota and Westwood in the amounts of $4,148,000, $4,268,000 and $7,493,000, respectively. The floor plan liabilities of these subsidiaries are guaranteed by affiliates of the Company as follows:
Muller Chevrolet by William Muller Sr. and William Muller Jr; Muller Toyota by William Muller Sr., William Muller Jr. and James Christ; and Westwood by Salvatore A. Vergopia. Hometown plans to reduce its floor plan obligations by $10,000,000 using a portion of the proceeds of the Offering, of which an estimated $5,600,000 will be used to reduce liabilities guaranteed by these affiliates. To the extent that floor plan finance obligations guaranteed by affiliates are reduced or eliminated through the use of a portion of the proceeds of the Offering, these affililates will benefit through the reduction of contingent liability on their guarantees. See "Certain Transactions."

    The Company intends to pursue acquisitions in the future which will be financed with cash, Class A Common Stock or a combination of both cash and Class A Common Stock. Although the Company has identified and has held preliminary discussions with several potential acquisition candidates, no discussions have resulted in definitive agreements or understandings or otherwise reached the stage where it is probable that any such acquisition will occur. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Core Operating Companies Commitments --Credit Facility."

                                DIVIDEND POLICY

    The Company intends to retain all of its earnings to finance the growth and development of its business, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. Any future change in the Company's dividend policy will be made at the discretion of its Board of Directors and will depend upon the Company's operating results, financial condition, capital requirements, general business conditions and such other factors as the Board of Directors deems relevant. Any dividends will apply to both Class A Shares and Class B Shares as a group without any distinction, See "Description of Capital Stock."

                                    DILUTION

    The pro forma net tangible book value of Shaker as of March 31, 1998, after giving effect to the receipt by Shaker stockholders in the Exchange of 1,880,000 shares of Class B Common Stock of Hometown, was $2.03 per share of Common Stock. Pro forma net tangible book value per share is determined by dividing the pro forma tangible net worth (pro forma tangible assets less pro forma total liabilities) by the total number of outstanding shares of Common Stock. After giving effect to the Exchange for the remaining Core Operating Companies, Westwood and Muller, and to the issuance to the founders of Hometown of 240,000 shares of Class A Common Stock, the net tangible book value of Shaker was diluted by $.66 per share to $1.37 After giving effect to the sale by Hometown of the 2,000,000 shares of Class A Common Stock offered hereby and the receipt of an estimated $17.2 million of net proceeds from the Offering (based on an assumed initial public offering price of $10.00 per share), the application of $6.4 million to complete the Acquisitions and after deducting the underwriting discount and estimated expenses of the Offering), pro forma net tangible book value of the Company at March 31, 1998 would have been $2.83 per share. This represents an immediate increase in pro forma net tangible book value of $1.46 per share to existing stockholders and an immediate dilution of $7.17 per share to the new investors purchasing Common Stock in the Offering.

    The following table illustrates the per share dilution:

Assumed initial public offering price per share.............................             $   10.00
  Pro forma net tangible book value of Shaker...............................  $    2.03
  Decrease in pro forma net tangible book value per share attributable to
    balance of Exchange.....................................................  $    (.66)
  Increase in pro forma net tangible book value per share attributable to
    the Offering and the Acquisitions.......................................       1.46
Pro forma net tangible book value per share after giving effect to the
  Offering..................................................................                  2.83
                                                                                         ---------
Dilution per share to new investors.........................................             $    7.17
                                                                                         ---------
                                                                                         ---------

    The following table sets forth, on a pro forma basis as of March 31, 1998, the number of shares of Common Stock purchased from the Company, after giving effect to the Exchange, the total consideration paid to the Company and the average price per share paid by existing stockholders and new investors purchasing shares in the Offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                                                             SHARES PURCHASED          TOTAL CONSIDERATION        AVERAGE
                                                        --------------------------  --------------------------   PRICE PER
                                                           NUMBER        PERCENT       AMOUNT        PERCENT       SHARE
                                                        -------------  -----------  -------------  -----------  -----------
Shaker Stockholders...................................      1,880,000        31.3%  $   3,823,000        14.9%   $    2.03
Westwood, Muller and Other Stockholders...............      2,120,000        35.3%  $   1,855,000         7.2%   $    0.88
New Investors.........................................      2,000,000        33.3%  $  20,000,000        77.9%   $   10.00
                                                        -------------       -----   -------------       -----
Total.................................................    6,000,000(1)      100.0%  $  25,678,000       100.0%
                                                        -------------       -----   -------------       -----
                                                        -------------       -----   -------------       -----

------------------------

(1) Assumes no exercise of 240,000 outstanding stock options granted under the Company's Stock Option Plan, all of which will be exercisable at the initial public offering price per share. In addition, 240,000 additional shares of Common Stock are reserved for future issuance under the Stock Option Plan. See "Management--Stock Options."

    In the event the Underwriters exercise the over-allotment option in full, the number of shares of Common Stock held by new investors will increase to 2,300,000 or 36.5% of the total number of shares of Common Stock outstanding after the Offering.

                                 CAPITALIZATION

    The following table sets forth, as of March 31, 1998, (i) the pro forma capitalization of Shaker after giving effect to the receipt by Shaker stockholders in the Exchange of 1,880,000 shares of Class B Common Stock of Hometown, (ii) the pro forma capitalization of the Core Operating Companies after giving effect to the Exchange, and (iii) the pro forma capitalization of the Company after giving effect to the Exchange, the Acquisitions and the Offering of the 2,000,000 shares of Class A Common Stock at an assumed initial public offering price of $10.00 per share, after deducting the underwriting discount and estimated expenses of the Offering and the application of a portion of the estimated net proceeds therefrom to pay certain existing indebtedness. See "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Unaudited Pro Forma Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                                                   AS OF MARCH 31, 1998
                                                                         ----------------------------------------
                                                                                        PRO FORMA

                                                                                      CORE OPERATING   PRO FORMA
                                                                           SHAKER       COMPANIES     AS ADJUSTED
                                                                         (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                                             (1)           (2)            (3)
                                                                         -----------  --------------  -----------
                                                                                      (IN THOUSANDS)
Short-term debt (including current portion of long-term debt)..........   $     353     $    1,764     $   1,658
                                                                         -----------       -------    -----------
                                                                         -----------       -------    -----------
Long-term debt, less current maturities................................         107            902           448
Stockholders' equity:
  Preferred Stock, par value $.001 per share, 2,000,000 shares
    authorized; no shares issued and outstanding (1)(2)(3).............      --             --            --
  Common Stock, Class A, par value $.001 per share, 24,000,000 shares authorized; no shares issued and outstanding (1); 240,000 issued
    and outstanding (2); 2,240,000 issued and outstanding (3)..........      --             --                 2
  Common Stock, Class B, par value $.001 per share, 3,760,000 shares authorized; 1,880,000 issued and outstanding (1); 3,760,000 issued
    and outstanding (2)(3).............................................           2              4             4
  Additional paid-in capital...........................................          67         12,285        29,483
  Retained earnings....................................................       3,754          3,754         3,635
                                                                         -----------       -------    -----------
Total stockholders' equity.............................................       3,823         16,043        33,124
                                                                         -----------       -------    -----------
Total capitalization...................................................   $   3,930     $   16,945     $  33,572
                                                                         -----------       -------    -----------
                                                                         -----------       -------    -----------

------------------------

(1) Reflects the pro forma capitalization of Shaker after giving effect to the receipt by Shaker stockholders in the Exchange of 1,880,000 shares of Class B Common Stock of Hometown.

(2) Reflects the pro forma historical capitalization of the Company after giving effect to the Exchange.

(3) Reflects the pro forma as adjusted capitalization of the Company after giving effect to the Exchange, the Acquisitions, the net proceeds from the sale of 2,000,000 shares of Class A Common Stock, and the payment of certain existing indebtedness. Excludes (i) an aggregate of 480,000 shares of Class A Common Stock reserved for issuance under the Company's Stock Option Plan, of which options to purchase 240,000 shares are outstanding and (ii) 300,000 shares of Class A Common Stock subject to the Underwriters' over-allotment option.

                            SELECTED FINANCIAL DATA

    The Company will acquire the Core Operating Companies and the Acquisitions simultaneously with the closing of the Offering, which transactions will be accounted for using the purchase method of accounting. E.R.R. Enterprises, Inc. ("Shaker"), the parent of one of the Core Operating Companies, has been identified as the acquiror for financial statement presentation purposes in accordance with SAB No. 97 because its stockholders will hold the single largest voting interest subsequent to the Exchange. The following selected historical financial data for Shaker for the years ended December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1997 and 1998 have been derived from the unaudited financial statements of Shaker, which have been prepared on the same basis as the audited financial statements and, in the opinion of Shaker, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The following selected historical financial data for Shaker as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 have been derived from the audited financial statements of Shaker included elsewhere in this Prospectus.

                                                                                              FOR THE THREE MONTHS
                                                 FOR THE YEARS ENDED DECEMBER 31,               ENDED MARCH 31,
                                       -----------------------------------------------------  --------------------
                                         1993       1994       1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues.............................  $  43,492  $  52,644  $  52,020  $  62,222  $  59,496  $  14,103  $  13,744
Cost of sales........................     37,418     45,778     44,189     53,076     51,226     11,857     11,612
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit.....................      6,074      6,866      7,831      9,146      8,270      2,246      2,132
Selling, general and administrative
  expenses...........................      5,836      6,433      6,961      8,049      7,715      1,770      4,194
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income from operations...........        238        433        870      1,097        555        476     (2,062)
Other income (expense)
  Interest income (expense), net.....       (131)      (204)      (555)      (384)      (189)       (76)       (57)
  Other income (expense), net........        189         73         16          1        116          6         (6)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income before taxes..............        296        302        331        714        482        406     (2,125)
Provision for income taxes...........        102        136        118        321        166        162       (850)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income.......................  $     194  $     166  $     213  $     393  $     316  $     244  $  (1,275)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per share, basic and
  diluted............................  $    7.68  $    6.57  $    8.43  $   15.56  $   12.51  $    9.66  $  (50.47)
Weighted average shares..............     25,263     25,263     25,263     25,263     25,263     25,263     25,263

                                                        AS OF DECEMBER 31,                      AS OF MARCH 31,
                                       -----------------------------------------------------  --------------------
                                         1993       1994       1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)............  $   2,585  $   2,789  $   3,138  $   4,138  $   4,563  $   4,540  $   2,821
Inventories..........................      6,295      9,618      9,769      8,504      7,609      9,193      8,321
Total assets.........................     10,388     14,137     14,719     14,798     14,042     16,036     16,052
Total debt...........................      5,571      9,102      9,167      8,201      7,231      8,862      7,877
Stockholders' equity.................      4,011      4,177      4,390      4,782      5,098      5,026      3,823

                       UNAUDITED PRO FORMA FINANCIAL DATA


    The Company will acquire the Core Operating Companies and Acquisitions simultaneously with the closing of the Offering. However, for pro forma financial presentation purposes, these transactions will be given effect as of January 1, 1997. The various transactions will be accounted for using the purchase method of accounting. E.R.R. Enterprises, Inc. ("Shaker"), the parent of one of the Core Operating Companies, has been identified as the acquiror for financial statement presentation purposes in accordance with SAB No. 97 because its stockholders received the largest number of shares of Class B Common Stock in the Exchange, which shares represent the single largest voting interest in the Company. The following summary financial data presents, for the year ended December 31, 1997 and the three months ended March 31, 1998 certain historical and pro forma data for the Core Operating Companies and the Acquisitions. See "Selected Financial Data" and the Pro Forma Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                       FOR THE YEAR ENDED DECEMBER 31, 1997
                                                 ---------------------------------------------------------------------------------
                                                  CORE OPERATING COMPANIES (2)            ACQUISITIONS (2)
                                                 -------------------------------  ---------------------------------

                                                                                                                       PRO FORMA
                                                 SHAKER (3)   WESTWOOD   MULLER   BAY STATE   BRATTLEBORO    PRIDE      (3)(4)
                                                 ----------   --------   -------  ---------   -----------   -------  -------------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA
INCOME STATEMENT DATA (1):
Revenues
  New vehicle sales............................   $29,345     $45,470    $33,308   $ 9,890      $ 9,038     $ 7,437  $  134,488
  Used vehicle sales...........................    21,800       8,396     19,996    12,459       12,928       3,448      79,027
  Parts and service sales......................     6,727       4,352      4,907     2,066        2,024       1,224      21,300
  Other dealership revenues, net...............     1,624         731      1,777       301          594         323       5,350
                                                 ----------   --------   -------  ---------   -----------   -------  -------------
    Total revenues.............................    59,496      58,949     59,988    24,716       24,584      12,432     240,165
Cost of sales..................................    51,226      52,770     51,641    21,502       20,986      10,898     209,023
                                                 ----------   --------   -------  ---------   -----------   -------  -------------
    Gross profit...............................     8,270       6,179      8,347     3,214        3,598       1,534      31,142
Amortization of excess of purchase price
  over net book value of assets acquired.......     --          --         --        --          --           --            399(5)
Selling, general and administrative
  expenses (2).................................     7,076       4,931      6,936     1,966        2,765         920      24,595
                                                 ----------   --------   -------  ---------   -----------   -------  -------------
    Income from operations.....................     1,194       1,248      1,411     1,248          833         614       6,148
Other income (expense)
  Interest expense, net (2)....................      (427)       (295)      (420)     (322)         (39)        (51)       (281)
  Other income (expense), net..................       116         (39)       (27)        9          (41)         (3)         15
                                                 ----------   --------   -------  ---------   -----------   -------  -------------
    Income before taxes........................   $   883     $   914    $   964   $   935      $   753     $   560       5,882
                                                 ----------   --------   -------  ---------   -----------   -------
                                                 ----------   --------   -------  ---------   -----------   -------

Provision for income taxes........................................................................         2,353(5)
                                                                                                    ------------
    Net income....................................................................................  $      3,529
                                                                                                    ------------
                                                                                                    ------------
Earnings per share, basic and diluted.............................................................  $       0.59
Weighted average shares...........................................................................     6,000,000

UNAUDITED PRO FORMA OTHER DATA (1):
Gross margin...................................      13.9%       10.5%      13.9%     13.0%        14.6%       12.3%       13.0%
Operating margin...............................       2.0%        2.1%       2.4%      5.0%         3.4%        4.9%        2.6%
Pre-tax margin.................................       1.5%        1.6%       1.6%      3.8%         3.1%        4.5%        2.4%
Retail new vehicles sold.......................     1,297       1,473      1,511       370          449         331       5,431
Retail used vehicles sold......................     1,256         377      1,301       748          794         249       4,725

                                                                          FOR THE THREE MONTH ENDED MARCH 31,1998
                                                              ----------------------------------------------------------------
                                                               CORE OPERATING COMPANIES (2)           ACQUISITIONS (2)
                                                              -------------------------------  -------------------------------

                                                              SHAKER (3)   WESTWOOD   MULLER   BAY STATE   BRATTLEBORO  PRIDE
                                                              ----------   --------   -------  ---------   ---------   -------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA INCOME
  STATEMENT DATA (1):
Revenues
  New vehicle sales.........................................   $ 5,967     $12,599    $ 7,133   $ 1,980    $  2400       1,351
  Used vehicle sales........................................     5,723       4,273      4,470     2,356      2,598         441
  Parts and service sales...................................     1,613       1,121      1,311       555        362         300
  Other dealership revenues, net............................       441         397        473        80         65          44
                                                              ----------   --------   -------  ---------   ---------   -------
    Total revenues..........................................    13,744      18,390     13,387     4,971      5,425       2,136
Cost of sales...............................................    11,612      16,502     11,473     4,133      4,735       1,820
                                                              ----------   --------   -------  ---------   ---------   -------
    Gross profit............................................     2,132       1,888      1,914       838        690         316
Amortization of excess of purchase price
  over net book value of assets acquired....................     --          --         --        --         --          --
Selling, general and administrative
  expenses (2)..............................................     1,762       1,393      1,663       490        483         197
                                                              ----------   --------   -------  ---------   ---------   -------
    Income from operations..................................       370         495        251       348        207         119
Other income (expense)
  Interest expense, net (2).................................       (92)       (132)      (159)      (62)       (40)        (12)
  Other income (expense), net...............................        (6)         (9)       (31)        9         26          --
                                                              ----------   --------   -------  ---------   ---------   -------
    Income before taxes.....................................   $   272     $   354    $    61   $   295    $   193     $   107
                                                              ----------   --------   -------  ---------   ---------   -------
                                                              ----------   --------   -------  ---------   ---------   -------

                                                               PRO FORMA
                                                                (3)(4)
                                                              -----------
UNAUDITED PRO FORMA INCOME
  STATEMENT DATA (1):
Revenues
  New vehicle sales.........................................  $31,430
  Used vehicle sales........................................   19,861
  Parts and service sales...................................    5,262
  Other dealership revenues, net............................    1,500
                                                              -----------
    Total revenues..........................................   58,053
Cost of sales...............................................   50,275
                                                              -----------
    Gross profit............................................    7,778
Amortization of excess of purchase price
  over net book value of assets acquired....................      100(5)
Selling, general and administrative
  expenses (2)..............................................    5,988
                                                              -----------
    Income from operations..................................    1,690
Other income (expense)
  Interest expense, net (2).................................     (150)
  Other income (expense), net...............................      (11)
                                                              -----------
    Income before taxes.....................................    1,529

Provision for income taxes........................................................................           612
                                                                                                    ------------
    Net income....................................................................................  $        917
                                                                                                    ------------
                                                                                                    ------------
Earnings per share, basic and diluted.............................................................  $       0.15
Weighted average shares...........................................................................     6,000,000

UNAUDITED PRO FORMA OTHER DATA (1):
Gross margin................................        15.5%        10.3%       14.3%       16.9%        12.7%       14.8%       13.4%
Operating margin............................         2.7%         2.7%        1.9%        7.0%         3.8%        5.6%        2.9%
Pre-tax margin..............................         2.0%         1.9%        0.5%        5.9%         3.6%        5.0%        2.6%
Retail new vehicles sold....................         259          378         325          65          110          58       1,195
Retail used vehicles sold...................         363          133         294         137          130          37       1,094

                                                                                      AS OF MARCH 31, 1998
                                                                               -----------------------------------
                                                                                             CORE
                                                                                           OPERATING    PRO FORMA
                                                                                SHAKER     COMPANIES   AS ADJUSTED
                                                                                  (6)         (6)          (7)
                                                                               ---------  -----------  -----------

                                                                                         (IN THOUSANDS)
UNAUDITED PRO FORMA BALANCE SHEET DATA:
Working capital..............................................................  $   2,153   $   1,938    $  12,738
Inventories..................................................................      8,321      23,587       29,560
Total assets.................................................................     12,814      46,144       57,895
Total debt...................................................................      7,877      25,992       20,543
Stockholders' equity.........................................................      3,823      16,043       33,124

Notes to Pro Forma Financial Data:

(1) For financial presentation purposes, the Unaudited Pro Forma Income Statement Data give effect to the Exchange, the Acquisitions and the Offering as if they had occurred as of January 1, 1997.

(2) Pro forma adjustments made to the historical financial statements of the Core Operating Companies and the Acquisitions are as follows:

                                                               FOR THE YEAR ENDED DECEMBER 31, 1997
                                       -------------------------------------------------------------------------------------
                                         SHAKER      WESTWOOD     MULLER     BAY STATE   BRATTLEBORO    PRIDE     OTHER (C)
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------

                                                                          (IN THOUSANDS)
Selling, general and
  administrative expenses:
  Historical.........................   $   7,715    $   5,594   $   7,283   $   1,934    $   3,314   $   1,452   $       1
  Pro forma adjustments(a)...........        (639)        (663)       (347)         32         (549)       (538)     --
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
  Pro forma total....................   $   7,076    $   4,931   $   6,936   $   1,966    $   2,765   $     920   $       1
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
Interest income (expense), net:
  Historical.........................   $    (189)   $    (295)  $    (512)  $    (272)   $     (72)  $     (54)  $  --
  Pro forma adjustments (b)..........        (238)      --              92         (50)          33           3       1,273
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
  Pro forma total....................   $    (427)   $    (295)  $    (420)  $    (322)   $     (39)  $     (51)  $   1,273
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------

                                                             FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                       -------------------------------------------------------------------------------------
                                         SHAKER      WESTWOOD     MULLER     BAY STATE   BRATTLEBORO    PRIDE     OTHER (C)
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
                                                                          (IN THOUSANDS)
Selling, general and
  administrative expenses:
  Historical.........................   $   4,194    $   1,432   $   1,726   $     481    $     511   $     332      --
  Pro forma adjustments (a)..........      (2,432)         (39)        (63)          9          (28)       (135)     --
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
  Pro forma total....................   $   1,762    $   1,393   $   1,663   $     490    $     483   $     197      --
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
Interest income (expense), net:
  Historical.........................   $     (57)   $    (132)  $    (181)  $     (54)   $     (42)  $     (12)  $       1
  Pro forma adjustments (b)..........         (35)      --              22          (8)           2      --             346
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
  Pro forma total....................   $     (92)   $    (132)  $    (159)  $     (62)   $     (40)  $     (12)  $     347
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------
                                       -----------  -----------  ---------  -----------  -----------  ---------  -----------


                                         TOTAL
                                       ---------

Selling, general and
  administrative expenses:
  Historical.........................  $  27,293
  Pro forma adjustments(a)...........     (2,698)
                                       ---------
  Pro forma total....................  $  24,595
                                       ---------
                                       ---------
Interest income (expense), net:
  Historical.........................  $  (1,394)
  Pro forma adjustments (b)..........      1,113
                                       ---------
  Pro forma total....................  $    (281)
                                       ---------
                                       ---------

                                         TOTAL
                                       ---------

Selling, general and
  administrative expenses:
  Historical.........................  $   8,676
  Pro forma adjustments (a)..........     (2,688)
                                       ---------
  Pro forma total....................  $   5,988
                                       ---------
                                       ---------
Interest income (expense), net:
  Historical.........................  $    (477)
  Pro forma adjustments (b)..........        327
                                       ---------
  Pro forma total....................  $    (150)
                                       ---------
                                       ---------

    (a) Reflects a pro forma reduction to compensation expense, management fees and rent expenses based on contractual arrangements to be effective simultaneously with the closing of the Offering. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.

    (b) Reflects the pro forma reduction to interest income earned on the cash being distributed to the Shaker stockholders prior to the Offering, and on cash and cash equivalents of Bay State not realized as part of the Acquisitions. Also includes reductions in interest expense as follows:
       (i) certain long-term debt incurred by Muller prior to the Closing will be liquidated out of proceeds of the Offering; and (ii) on leases and debt not assumed as part of the acquisition of Brattleboro and Pride. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.

    (c) For the year ended December 31, 1997, includes $1,000 of selling, general and administrative expenses incurred by Hometown during 1997. For the three months ended March 31, 1998, includes $1,000 of interest income accrued by Hometown during the same period. Both periods also include the 12 months and three months pro forma decreases in interest expenses resulting from the repayment of certain floor plan obligations with proceeds from the Offering and the decrease in interest expenses resulting from refinancing the balance of the floor plan obligations with a commercial lender. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.

(3) These transactions were accounted for using the purchase method of accounting. ERR Enterprises, Inc. ("Shaker"), one of the Core Operating Companies, was identified as the acquiror for financial statement presentation purposes in accordance with SAB No. 97 because its stockholders received the largest number of shares of Class B Common Stock in the Exchange, representing the single largest voting interest in the Company.

(4) Gives effect to: (i) the Exchange and the Acquisitions, (ii) the consummation of the Offering and (iii) the pro forma adjustments, specified in footnotes (1) above and (5) below, to the historical financial statements.

(5) The combination of Income Statement Data of the Core Operating Companies' and the Acquisitions does not equal the total set forth on the Pro Forma Financial Statements because of the following pro forma adjustments which are made in total only: (i) the amortization of the "excess purchase price over net book value of assets acquired;" (ii) the decrease in interest expenses of $950,000 for 1997 and $238,000 for the three months ended March 31, 1998 resulting from the repayment of certain floor plan obligations with proceeds from the Offering, and the decrease in interest of $323,000 for 1997 and $108,000 for the three months ended March 31, 1998 resulting from refinancing of the balance of the floor plan obligations with a commercial lender; (iii) the provision for federal and state income taxes based on an effective rate of 40% for each of the Core Operating Companies and Acquisitions and (iv) $1,000 of selling, general and administrative expenses incurred by Hometown during 1997. See Unaudited Pro Forma Financial Statements and the notes thereto for a more detailed description of these pro forma adjustments.

(6) Gives effect to the Exchange on an historical basis and the pro forma balance sheets adjustments set forth in Note 4 "Unaudited Pro Forma Balance Sheets--Purchase and Accounting Adjustments" of the Notes to the Unaudited Pro Forma Financial Statements.

(7) Gives effect to the Exchange and the Acquisitions on an historical basis and the pro forma balance sheets adjustments set forth in Note 4 "Unaudited Pro Forma Balance Sheets--Purchase and Accounting Adjustments" and Note 5 "Unaudited Pro Forma Balance Sheets--Offering Proceeds" of the Notes to the Unaudited Pro Forma Financial Statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the Financial Statements and related notes thereto, the "Selected Financial Data" for ERR Enterprises, Inc. (Shaker), the "Summary Pro Forma Financial Data," and the "Unaudited Pro Forma Financial Data" appearing elsewhere in this Prospectus. Until the closing of the Offering, Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

                       THE COMPANY--PRO FORMA INFORMATION

OVERVIEW

    Hometown Auto Retailers, Inc. will acquire the Core Operating Companies and the Acquisitions simultaneously with the closing of the Offering. The Exchange and the Acquisitions will be accounted for using the purchase method of accounting. E.R.R. Enterprises, Inc. (Shaker), one of the Core Operating Companies, was identified as the acquiror for pro forma financial statement presentation purposes in accordance with SAB No. 97 because its stockholders will receive the largest number of shares of Class B Common Stock in the Exchange, which shares represent the single largest voting interest in the Company. Until the closing of the Offering, Hometown Auto Retailers, Inc. will conduct no operations under its own name and all revenues will be generated by its predecessor companies.

OPERATING STRATEGY

    The Company, which has conducted no business to date other than in connection with the Exchange, the Acquisitions and the Offering, intends to integrate certain functions following the Offering and to implement practices that have been successful at other franchises, including those of the Core Operating Companies, and in other retail segments ("best practices"). This integration and implementation of best practices may present opportunities to increase revenues and reduce costs but may also necessitate additional costs and expenditures for corporate administration, including expenses necessary to implement the Company's acquisition strategy. These various costs and possible cost-savings and revenue enhancements may make historical operating results not comparable to, or indicative of, future performance.

PRO FORMA COMBINED REVENUES AND GROSS PROFIT

    On a pro forma combined basis, the revenue by category and the percent of total revenue for Hometown for 1997 and the first quarter of 1998 are as follows:

                                                           FOR THE YEAR ENDED        FOR THREE MONTHS ENDED
                                                           DECEMBER 31, 1997             MARCH 31, 1998
                                                       --------------------------  --------------------------
                                                          REVENUE                     REVENUE
                                                            (IN       % OF TOTAL        (IN       % OF TOTAL
                                                        THOUSANDS)      REVENUE     THOUSANDS)      REVENUE
                                                       -------------  -----------  -------------  -----------
New vehicle..........................................   $   134,488         56.0%    $  31,430          54.1%
Used vehicle.........................................        79,027         32.9%       19,861          34.2%
Parts and service....................................        21,300          8.9%        5,262           9.1%
F&I and other........................................         5,350          2.2%        1,500           2.6%
                                                       -------------       -----   -------------       -----
Total Revenue........................................   $   240,165        100.0%    $  58,053         100.0%
                                                       -------------       -----   -------------       -----
                                                       -------------       -----   -------------       -----

    Used vehicle and F&I revenues increased from 32.9% and 2.2% of total revenues for the year ended December 31, 1997 to 34.2% and 2.6% of total revenues for the three months ended March 31, 1998 as the Company focused its efforts on higher margin business. The favorable effect on gross profit is discussed below.

    On a pro forma combined basis, the gross profit by category and the percent of total gross profit for Hometown for 1997 and the first quarter of 1998 are as follows:

                                                           FOR THE YEAR ENDED        FOR THREE MONTHS ENDED
                                                           DECEMBER 31, 1997             MARCH 31, 1998
                                                       --------------------------  --------------------------
                                                       GROSS PROFIT   % OF TOTAL   GROSS PROFIT   % OF TOTAL
                                                            (IN          GROSS          (IN          GROSS
                                                        THOUSANDS)      PROFIT      THOUSANDS)      PROFIT
                                                       -------------  -----------  -------------  -----------
New vehicle..........................................    $   8,392          26.9%    $   1,807          23.2%
Used vehicle.........................................        7,307          23.5%        1,993          25.6%
Parts and service....................................       10,093          32.4%        2,478          31.9%
F&I and other........................................        5,350          17.2%        1,500          19.3%
                                                       -------------       -----        ------         -----
Total Gross Profit...................................    $  31,142         100.0%    $   7,778         100.0%
                                                       -------------       -----        ------         -----
                                                       -------------       -----        ------         -----

    Used vehicle and F&I gross profit as a percent of total gross profit increased from 23.5% and 17.2% for the year ended December 31, 1997 to 25.6% and 19.3% for the three months ended March 31, 1998 revenues. Both of these increase are the effect of the favorable change in the mix of the various revenues of the Company.

PRO FORMA COMBINED NEW VEHICLE REVENUES AND UNITS BY MANUFACTURER

    On a pro forma combined basis, the new vehicle revenue and units by Manufacturer for Hometown for 1997 are as follows:

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                                              --------------------------------------------------
                                                                 REVENUE
                                                                   (IN       % OF TOTAL              % OF TOTAL
                                                               THOUSANDS)      REVENUE      UNITS       UNITS
                                                              -------------  -----------  ---------  -----------
Ford Motor..................................................   $    79,561         59.2%      2,939        54.1%
Chrysler....................................................        21,619         16.1%        981        18.1%
Toyota Motor................................................        21,604         16.1%        960        17.7%
GM..........................................................         9,784          7.3%        455         8.4%
All Other...................................................         1,920          1.3%         96         1.7%
                                                              -------------       -----   ---------       -----
Total Revenue/units.........................................   $   134,488        100.0%      5,431       100.0%
                                                              -------------       -----   ---------       -----
                                                              -------------       -----   ---------       -----

    New vehicle revenues from sales of Ford Motor products of $79,561,000 for the year ended December 31, 1997, was 59.2% of Hometown's total pro forma new vehicle revenues. Brand diversity with-in Hometown is an important consideration as is evidenced by the fact that two of Hometown's initial acquisitions brought in Chrysler brand vehicles.

SELLING, GENERAL AND ADMINISTRATION

    The pro forma combination of Hometown's selling, general and administration expenses takes into account various adjustments made to the Company's historical financial statements for changes for compensation of the owners and adjustments for the negotiated fair market valued leases.

UNIT SALES

    For the year ended December 31, 1997, the Company sold 5,431 new vehicles for an average sales price and gross profit per vehicle of approximately $24,750 and $1,550, respectively. Retail used vehicle units sold for 1997 were 4,725. Average sales price and gross profit per retail used vehicle were approximately $12,900 and $1,550, respectively.

LIQUIDITY AND CAPITAL RESOURCES.

    The Company's primary source for financing its vehicle inventory is "floor plan" financing arrangements with the Manufacturers. The floor plan arrangements permit the Company to finance its new and used vehicle inventory and the resulting liability is secured by the related inventory.


    Each dealership maintains a floor plan financing line with its respective Manufacturer, with the exception of Muller Chevrolet which has a floor plan line financed through a bank. Interest rates on these lines vary from a low of 8.9% to a high of 10.5%. The combined interest expense on floor plan notes payable, before Manufacturers' interest credits, totaled approximately $2.5 million for the year ended December 31, 1997 and $.7 million for the three months ended March 31, 1998. Manufacturer interest credits, which is recorded as a reduction of interest expense, totaled approximately $1.2 million for the year ended December 31, 1997 and $.3 million for the three months ended March 31, 1998. Interest credits received by the Manufacturers represent the equivalent of 30 to 45 days of imputed interest costs on the vehicle purchases and are not dependant on any other factors or conditions. The pro forma balance of the Company's floor plan lines at March 31, 1998 was $28,437,000 before the pay-down of floor plan obligations. It is anticipated that $10,000,000 of the proceeds from the Offering will be applied to the floor plan liability accounts until the funds are needed for future acquisitions.


COMMITMENTS, CONTINGENCIES AND GUARANTEES


    Westwood is a guarantor of various credit lines and portfolios used primarily for financing the sale of new and used limousines and for guaranteeing loans to customers with below average credit. The amounts outstanding at December 31, 1997 against these guarantees are as follows: (i) SEC Funding Corp., a company in which the majority stockholder of Westwood is also a stockholder, for loans aggregating approximately $935,000; (ii) Ford Motor Credit Company, for loans aggregating $6,768,000 and a limited guarantor on loans aggregating approximately $800,000; and (iii) Ford Motor Credit Company, for loans aggregating approximately $754,000. During the year ended December 31, 1997, Westwood experienced a 2.61% customer default rate on these loans, which is less than the industry average. For the year ended December 31, 1997, Westwood incurred net losses of approximately $70,000 as a result of the difference between amounts paid pursuant to its guarantees and the net amount recovered on the resale of repossessed vehicles. The financial institutions to which Westwood extends its guarantee hold perfected security interests in the financed vehicles and when Westwood is required to make payment under the guarantee, the vehicle is returned by such institution to Westwood.


    During the course of normal business, the owners of Westwood, Muller Toyota and Muller Chevrolet provide personal guarantees on the floor plan financing arrangements for their vehicle purchases dependent upon the new and used vehicle sales and inventory levels. The aggregate amount of floor plan liability that is guaranteed by these owners was $15,909,000 at March 31, 1998.

PROPERTY LEASES

    Hometown has executed leases for the premises occupied by various dealerships. Each of these governing leases will become effective as of the closing of the Offering, have a term expiring in 2013, be on a triple net basis and, generally, provide for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2004 and 2009.

    On a pro forma basis for the year ended December 31, 1997, these new leases represent an aggregate savings of approximately $44,000 in lease and rent expenses as compared to the reported historical financials. These savings are reflected in the pro forma adjustments to selling, general and administration expenses.

EMPLOYMENT CONTRACTS

    In April 1998, Hometown entered into five-year employment agreement, effective as of the closing of the Offering, for the following key positions:
Chairman and Chief Executive Officer; President and Chief

Operating Officer; Vice President--New Jersey Operations; Vice President--Connecticut Operations; Vice President--Fleet Operations; General Manager--Muller Toyota; Vice President--Parts and Services; and Vice President--Mergers and Acquisitions. Each agreement provides for an annual base salary of $200,000, except that the agreement for the General Manager provides for an annual base salary of $150,000 plus an annual bonus equal to five percent of the pre-tax profits of Muller Toyota, the agreement for Vice President--Parts and Service provides for an annual base salary of $100,000 and the agreement for Vice President--Mergers and Acquisitions provides for an annual base salary of $150,000. Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in the agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

    On a pro forma basis for the year ended December 31, 1997, these new employment contracts represent an aggregate savings of approximately $1,725,000 in owners' salaries, bonuses and benefits as compared to the reported historical financials. These savings are reflected in the pro forma adjustments to selling, general and administration expenses.

ACQUISITIONS

    Since the Company was organized, in March 1997, it has entered into three acquisition agreements providing for the purchase, at an aggregate price of $6.7 million plus the assumption of certain liabilities, of three dealerships located in Connecticut, Massachusetts and Vermont. These three acquisitions add $61,732,000 and $2,248,000, respectively, to the Company's pro forma revenues and income before income taxes for the year ended December 31, 1997.

    Each of the Acquisitions is subject to satisfaction of various conditions precedent, including the achievement by each acquired company of certain levels of income, the receipt of factory consents from all Manufacturers whose franchises are held by each acquired company and the Closing of the Offering on or prior to July 31, 1998. The closing of each Acquisition is to occur simultaneously with the closing of the Offering and with the closing of the Exchange.

    BRATTLEBORO. On July 2, 1997, the Company entered into an agreement to purchase the business and certain assets of Brattleboro Chrysler Plymouth Dodge, Inc. ("Brattleboro") for a purchase price of $2.7 million and the assumption of certain of Brattleboro's liabilities. On the closing of this Acquisition, the Company will own Brattleboro, a dealership in Vermont which holds franchises to sell the Chrysler, Dodge and Plymouth brands.

    The Company also agreed to enter into a five-year lease for property owned by an affiliate of Brattleboro at a monthly rental of $20,000 with a five year renewal option at the same rental and an option to purchase the premises at its then fair market value, but not less than $1.5 million.

    In addition, the Company agreed to enter into an employment agreement with Thomas E. Cosenzi ("Cosenzi"), a key employee of Brattleboro, at an annual base salary of $150,000 plus a bonus, payable monthly, equal to 5% of the income before income taxes of Brattleboro and any other business managed by Cosenzi for Hometown up to $800,000 and 10% of the pre-tax income of such business in excess of $800,000. The employment agreement will also provide that Cosenzi will be granted a six-year incentive stock option to purchase such number of shares of Hometown's Common Stock as have an aggregate value of $500,000, based on the per share price in the Offering.

    BAY STATE. On August 14, 1997, the Company entered into an agreement to purchase the business and certain assets of Leominster Lincoln Mercury, Inc., doing business as Baystate Lincoln Mercury ("Bay State"), for a purchase price of $3.0 million and the assumption of certain of Baystate's liabilities. On the closing of this Acquisition, the Company will own the Bay State dealership in Framingham, Massachusetts holding franchises to sell the Lincoln and Mercury brands.

    The Company has agreed to enter into fifteen-year lease for property owned by an affiliate of Bay State at a monthly rental of $30,000 during the first five years, $35,000 during the second five years and $38,000 during the final five years.


    PRIDE. On May 28, 1998, the Company entered into an agreement to purchase the business and certain assets of Pride, a Jeep/Eagle dealer, for an estimated purchase price of approximately $925,000, including a $55,000 deposit previously paid and $200,000 to be paid through issuance of an 8% promissory note payable in installments over a 36-month period plus and the assumption of floor plan and certain other liabilities. As soon as practicable following the closing, Hometown intends to close the Pride facility and to consolidate its operations with those of another Hometown Jeep/Eagle dealership located less than two miles away.


USE OF PROCEEDS

    The net proceeds to the Company from the sale of 2,000,000 shares of Class A Common Stock offered hereby, based upon an assumed initial public offering price of $10.00 per share, are estimated to be $17.2 million after deducting the underwriting discount and estimated expenses of the Offering. Of the net proceeds, $6.4 million will be used to pay the cash portion of the purchase price for the Acquisitions. In addition, approximately $760,000 will be used to repay indebtedness with maturities of less than one year with a weighted average interest rate of approximately 10.1%. The remainder of the net proceeds, approximately $10 million, will be used for working capital and general corporate purposes, including possible use in additional acquisitions of dealerships and for expansion of the livery sales and factory authorized free-standing neighborhood service center businesses. Pending application for these purposes, approximately $10 million of the net proceeds will be used to pay down a portion of the Company's floor plan indebtedness. The Company, from time to time, may draw down funds under its floor plan financing arrangements with respect to its unencumbered vehicle inventory as needed for acquisitions and other corporate purposes.

CYCLICALITY

    The Company's operations, like the automotive retailing industry in general, are affected by a number of factors relating to general economic conditions, including consumer business cycles, consumer confidence, economic conditions, availability of consumer credit and interest rates. Although the above factors, among others, may affect the Company's business, Hometown believes that the impact on the Company's operations of future negative trends in such factors will be somewhat mitigated by its (i) strong parts, service and collision repair services, (ii) variable cost salary structure, (iii) geographic regional focus, and (iv) product diversity.

SEASONALITY

    The Company's operations are subject to seasonal variations, with the second and third quarters generally contributing more operating profit than the first and fourth quarters. This seasonality is driven primarily by: (i) Manufacturer related factors, primarily the historical timing of major Manufacturer incentive programs and model changeovers, (ii) weather-related factors, which primarily affect parts and service and (iii) consumer buying patterns.

EFFECTS OF INFLATION

    Due to the relatively low levels of inflation experienced in fiscal 1995, 1996 and 1997, inflation did not have a significant effect on the results of the Core Operating Companies during those periods.

NEW ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued the following statements. The Company is currently not affected by these statements, however, when applicable, the Company will adopt the provisions of each statement.

    Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), SFAS No. 123 defines a fair value based method of accounting for stock based compensation and encourages adoption of that method. SFAS No. 123, however, also allows measurement of compensation cost using the intrinsic value based method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". If the Company elects to use the accounting in Opinion No. 25, it must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting has been applied.

    Statement No. 128 "Earnings Per Share" ("SFAS 128"). SFAS No. 128 requires the presentation of basic earnings per share and diluted earnings per share. "Basic earnings per share" represents net income divided by the weighted average shares outstanding. "Diluted earnings per share" represents net income divided by weighted average shares outstanding adjusted for the incremental dilution of outstanding stock options. A reconciliation of weighted average common shares outstanding to weighted average common shares outstanding assuming dilution is required as disclosure.

    Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS No. 130, requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity, which are excluded from net income.

    Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS No. 131 requires that enterprises report certain information about operating segments, information about products and services, the geographic areas in which they operate and their major customers.

YEAR 2000 CONVERSION

    The Company has assessed the ability of its software and other computer systems to properly utilize dates beyond December 31, 1999 (the "Year 2000 Conversion"). Management believes that the costs of the modifications and conversions required will not be material. However, if the modifications and conversions are not made or not completed in a timely fashion, the failure of its Year 2000 Conversion could have a material adverse effect on the operations of the Company.

    Although management believes it will not have material Year 2000 Conversion issues, its future operations are dependent upon the ability of its vendors and suppliers to successfully address the Year 2000 Conversion issues. There can be no assurance that the computer systems of other companies upon which the Company's own computer system relies or upon which its business is dependent, will be timely converted, or that failure of another company to convert will not adversely affect the Company.

                                     SHAKER

    The following discussion and analysis are based on the historical financial statements of E.R.R. Enterprises, Inc. ("Shaker"). Shaker is one of the three Core Operating Companies of Hometown .

OVERVIEW.

    Shaker is a holding company that operates one of the largest dealer groups in Connecticut, consisting of Shaker's Lincoln Mercury, Inc. in Watertown Connecticut; Family Ford, Inc. and Family Rental, Inc. in Waterbury, Connecticut; and Shaker's Jeep/Eagle, Inc. in Waterbury, Connecticut. It also operates Lincoln Mercury Autocare, Inc., a factory authorized free-standing neighborhood automobile maintenance and repair center in Naugatuck, Connecticut. Shaker is a franchised dealer for Lincoln, Mercury, Ford, Jeep, and Eagle cars and trucks.

    Shaker was originally founded as Shaker Auto Service, an automobile repair shop, in Waterbury, Connecticut in 1930. After World War II, Shaker became an automobile dealer, ultimately being awarded the Jeep, Lincoln Mercury and Ford franchises. Currently, Shaker is owned and operated by a third generation of the Shaker family.

    Shaker has diverse sources of automotive revenues, including: new car sales, new light truck sales, used car sales, used light truck sales, used cars purchased from the manufacturers, parts sales, service sales, including from Lincoln Mercury Autocare, Inc., finance fees, insurance commissions, extended service contract sales, documentary fees and after-market product sales. Sales revenues include sales to retail customers, other dealers and wholesalers. Other dealership revenue includes revenue from the sale of financing, insurance and extended service contracts, all net of a provision for anticipated chargebacks. and related documentary fees charged to customers.

    Shaker's gross profit varies as its automotive merchandise mix (the mix between new vehicle sales, used vehicle sales, parts and service sales, and other dealership revenues) changes. The gross margin realized by Shaker on the sale of its products and services generally varies between approximately 13.9% and 15.1%, with new vehicle sales generally resulting in the lowest gross margin and parts and service sales generally resulting in the highest gross margin. Revenues from related financing, insurance and service contracts contribute a disproportionate share of gross, operating and pre-tax margins. When Shaker's new vehicle sales increase or decrease at a rate greater than its other revenue sources, its gross profit margin responds inversely. Factors such as seasonality, weather, cyclicality and manufacturers' advertising and incentives may impact Shaker's merchandise mix and therefore affect its gross profit margin.

    Selling, general and administrative expenses consist primarily of compensation for sales, administrative, finance and general management personnel, rent, marketing, insurance and utilities. Interest expense consists of interest charges on debt, including floor plan inventory financing, net of interest credits received from certain manufacturers and interest income earned.

    The following table sets forth certain selected financial data and data as a percentage of revenues for Shaker for the periods indicated:

                                                                                                    FOR THE THREE MONTHS
                                              FOR THE YEARS ENDED DECEMBER 31,                        ENDED MARCH 31,
                           ----------------------------------------------------------------------  ----------------------
                                    1995                    1996                    1997                    1997
                           ----------------------  ----------------------  ----------------------  ----------------------

                             AMOUNT         %        AMOUNT         %        AMOUNT         %        AMOUNT         %
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
                                                                                                            (IN
                                                       (IN THOUSANDS)                              THOUSANDS)(UNAUDITED)
Revenues:
  New vehicle............   $  25,713        49.4%  $  30,511        49.0%  $  29,345        49.3%  $   6,945        49.2%
  Used vehicle...........      18,260        35.1%     22,429        36.0%     21,800        36.6%      5,105        36.2%
  Parts and service......       6,565        12.6%      7,406        11.9%      6,727        11.3%      1,674        11.9%
  F&I and Other, net.....       1,482         2.8%      1,876         3.0%      1,624         2.7%        379         2.7%
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
    Total revenues.......      52,020       100.0%     62,222       100.0%     59,496       100.0%     14,103       100.0%
Cost of sales............      44,189        84.9%     53,076        85.3%     51,226        86.1%     11,857        84.1%
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Gross profit.............       7,831        15.1%      9,146        14.7%      8,270        13.9%      2,246        15.9%
Selling, general &
  administrative
  expenses...............       6,961        13.4%      8,049        12.9%      7,715        13.0%      1,770        12.6%
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Income from operations...         870         1.7%      1,097         1.8%        555         0.9%        476         3.4%
Other income and expense:
  Interest expense.......         555         1.1%        384         0.6%        189         0.3%         76         0.5%
  Other income (expense)
    net..................          16         0.0%          1         0.0%        116         0.2%          6         0.0%
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Income before income
  taxes..................         331         0.6%        714         1.1%        482         0.8%        406         2.9%
Provision for income
  taxes..................         118         0.2%        321         0.5%        166         0.3%        162         1.1%
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Net income...............   $     213         0.4%  $     393         0.6%  $     316         0.5%  $     244         1.7%
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------


                                    1998
                           ----------------------
                             AMOUNT         %
                           -----------  ---------

Revenues:
  New vehicle............   $   5,967        43.4%
  Used vehicle...........       5,723        41.6%
  Parts and service......       1,613        11.7%
  F&I and Other, net.....         441         3.2%
                           -----------  ---------
    Total revenues.......      13,744       100.0%
Cost of sales............      11,612        84.5%
                           -----------  ---------
Gross profit.............       2,132        15.5%
Selling, general &
  administrative
  expenses...............       4,194        30.5%
                           -----------  ---------
Income from operations...      (2,062)      -15.0%
Other income and expense:
  Interest expense.......          57         0.4%
  Other income (expense)
    net..................          (6)        0.0%
                           -----------  ---------
Income before income
  taxes..................      (2,125)      -15.5%
Provision for income
  taxes..................        (850)       -6.2%
                           -----------  ---------
Net income...............   ($  1,275)       -9.3%
                           -----------  ---------
                           -----------  ---------

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUES

    Shaker's revenues decreased by $2,726,000, or 4.4%, from $62,222,000 for the year ended December 31, 1996 to $59,496,000 for the year ended December 31, 1997. Most of the decrease was due to a decline in the sales of new and used Ford cars and trucks at Family Ford and a decline in manufacturer's warranty service revenue at Family Ford and Autocare.


    Sales of new Ford cars and trucks generally declined in Family Ford's primary market area in 1997. The Company believes that Family Ford's market penetration, i.e. share of its primary market area, increased from 11.5% in 1996 to 12.7% in 1997 for new cars and from 22.3% in 1996 to 30.8% in 1997 for new trucks even though Family Ford sold 109 fewer new cars and trucks in 1997 when compared to 1996. The decline in sales of new cars and trucks at Family Ford reflects this decrease in general market demand for Fords in its market area. In addition, the mild winter of 1996 to 1997 reduced the demand for light trucks in its market. As a result, Family Ford experienced a decrease in sales of new cars and trucks in 1997 of $1,440,000, or 8.3% below sales of used cars in 1996. This revenue decline was partially offset by an increase of $274,000 in new car sales at Shaker Lincoln Mercury, an increase of 2.1% over new car sales in 1996, for a combined decline in revenue for Shaker of $1,166,000, or 3.8% below revenue in 1996.


    Sales of used cars at Family Ford were adversely impacted by a temporary tightening of credit policy by local banks in the first half of 1997. The Family Ford credit rejection rate (i.e. the percentage of potential used car buyers rejected for car loans) increased from an average of 15% to 30%. As a result, Family Ford sold 87 fewer used cars and trucks in 1997 than in 1996, for a drop in revenue of $1,151,000, or 10.9% below 1996. In the second half of 1997, the credit rejection rate returned to the historical average of 15%. Management believes that the temporary increase in the credit rejection rate was in response to an unusually high level of used car sales in 1996, and the resulting increase in the number of used car loans in the portfolios of local banks. The decline in used car sales at Family Ford was partially offset by an increase in used car sales at Shaker Lincoln Mercury of $522,000, or 4.4%, over sales in the prior year, for a combined Shaker used car revenue decrease of $629,000, or 2.8%, compared to sales in 1996.

    Parts and service revenue at Family Ford decreased $520,000, or 17.2%, in 1997 when compared to parts and service revenues in 1996. The decrease was due partly to the decline in sales of new and used cars and partly reflects a general 25% decline in warranty service revenue on Ford cars and trucks in the Northeast region. The general decline in warranty service revenue is attributable to stricter guidelines on dealer warranty work imposed by Ford Motor Company. Parts and service revenue decreased slightly at Shaker Lincoln Mercury by $12,000, or 0.4%, below parts and service revenues in 1996 and decreased at Autocare by $147,000, 14.1% below such revenues in 1996, for a combined Shaker parts and service revenue decrease of $679,000, or 9.2%, below parts and service revenues in 1996.

    Revenues from financing and the sale of insurance ("F&I") at Family Ford decreased $248,000, or 19.4%, in 1997 compared to F&I revenues in 1996. This decrease reflected lower activity in F&I sales due to lower sales of new and used vehicles. At Shaker Lincoln Mercury, F&I revenue decreased $4,000, a 0.7% decrease over F&I revenues in 1996, reflecting the change in mix in sales of new and used vehicles in 1997. The combined F&I revenue in 1997 for Shaker decreased $252,000, or 13.4%, from total F&I revenues in 1996.

    GROSS PROFIT

    Shaker gross profit decreased $876,000, or 9.6%, from $9,146,000 for the year ended December 31, 1996 to $8,270,000 for the year ended December 31, 1997.

    At Family Ford, gross profit from the sale of new cars and trucks decreased by $312,000, or 21.8%, from 1996 to 1997. Of the $312,000 decrease, $118,000, or
37.8%, was due to a decline in sales of new cars and trucks. The remaining $194,000, or 62.2%, was due to a decline in gross profit as a percent of sales from 8.2% in 1996 to 7.0% in 1997, which reflects lower pricing necessary to respond to the lower demand in its market area. At Shaker Lincoln Mercury, gross profit from the sale of new cars and trucks decreased by $43,000, or 5.6%, from 1996 to 1997. The decrease of $43,000 consisted of a gross margin increase of $16,000 due to increased sales of new cars and trucks, offset by a gross margin decrease of $59,000 due to the decline in gross profit as a percent of sales from 5.8% in 1996 to 5.4% in 1997.

    Gross profit from the sale of used cars at Family Ford in 1997 decreased by $102,000, a decline of 11.3%, compared to gross profit in 1996. Of the $102,000 decrease, $98,000, or 96.1%, was due to a decline in sales of used cars, while $4,000, or 3.9%, was due to the decline in gross profit as a percent of sales from 8.5% in 1996 to 8.4% in 1997, which reflected the tightened credit situation in the first half of 1997. When banks tighten their credit policies, they will often demand a higher down payment than the customer can afford, forcing dealers to reduce their prices to bring their transactions within the bank's guidelines in order to avoid losing the sale. At Shaker Lincoln Mercury, gross profit from the sale of used cars increased by $280,000, or 41.4%, from 1996 to 1997. The increase of $280,000 consists of a gross margin increase of $30,000 due to increased sales of used cars and $250,000 was due to an increase in the gross profit as a percent of sales from 5.7% in 1996 to 7.7% in 1997.

    Gross profit on parts and service decreased $310,000, or 20.7%, at Family Ford from 1996 to 1997. Of the $310,000 decrease, $258,000 was due to a lower volume of business, while $52,000 was due to a decline in gross profit as a percent of sales from 49.7% of sales in 1996 to 47.6% in 1997. The decline in gross profit margin reflects less warranty service as a percent of total revenues. Dealers typically earn a higher gross profit percent on warranty service than on customer paid work.

    Refer to the discussion of F&I in the revenue section for details of the F&I gross profit. Salespersons' commissions on these revenues are charged directly to selling, general and administration expenses. There are no other costs associated with revenue from F&I.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

    Shaker selling, general and administrative expenses decreased by $334,000, or 4.1%, from $8,049,000, for the year ended December 31, 1996, to $7,715,000, for the year ended December 31, 1997. The principal differences were decreases in commissions, telephone and utility expense, policy work and delivery, offset by increases in owner's compensation. Commissions decreased $238,000, or 17.5%, reflecting the lower sales volume in 1997. Telephone and utilities expense decreased $200,000 or 50%, due to a change in long distance carriers to realize lower rates and the installation of a waste oil heater in the Shaker Lincoln Mercury service department that substantially reduced heating costs in 1997. Policy work consists of repairs on cars prior to sale, the cost of which does not increase the sales price of the vehicle and is not otherwise recovered by the dealer. Policy work expense declined $24,000, or 16.6%, reflecting the lower sales volume in 1997. Delivery expense declined $40,000, or 93%, in 1997 as a result of the lower sales volume and changes in delivery policy. Compensation increased by $363,000, or 13.1%, in 1997 mostly due to increased owner's compensation.

    INTEREST EXPENSES, NET

    Shaker net interest expense decreased by $195,000, or 50.8%, from $384,000, for the year ended December 31, 1996, to $189,000, for the year ended December 31, 1997. Net floor plan interest, net of floor plan assistance credits, declined from $566,000 in 1996, to $408,000 in 1997, a decline of 27.9%, primarily reflecting the lower sales volume in 1997. Net floor plan interest was offset by net interest income which increased 20.3%, from $182,000 in 1996 to $219,000 in 1997.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUES

    Shaker revenues increased by $10,202,000, or 19.6%, from $52,020,000 for the year ended December 31, 1995, to $62,222,000 for the year ended December 31, 1996. Most of the increase was due to increased demand for new cars and trucks as a result of new model introductions and an increase in manufacturers' rebates, increased sales of used cars due to increased advertising expenditures and an increase in parts and service revenue resulting from the severe 1996 winter weather.

    Sales of new cars and trucks at Family Ford increased $2,824,000, or 19.3%, from 1995 to 1996. In 1996, Family Ford sold 211 Ford Escorts compared to 109 in 1995. New truck sales increased in 1996 at Family Ford due partly to the introduction of a completely restyled F-150 Ford truck (the first major restyle since 1977) and the severe 1996 winter weather which increased demand for four wheel drive vehicles. At Shaker Lincoln Mercury, sales of new cars and trucks increased $1,974,000, or 17.8%, from 1995 to 1996. The sales increase was due primarily to the introduction of the Mercury Mountaineer, Mercury's first four wheel drive sports utility vehicle, prior to mid-year 1996, and increased sales of Lincoln Town Cars supported by higher factory rebates and improved lease programs on luxury cars. On a combined basis, sales of new cars and trucks increased $4,798,000, or 18.7%, in 1996 compared with sales of new cars in 1995.

    Sales of used cars and trucks increased by $4,169,000, or 22.8%, from 1995 to 1996. The increase at Family Ford was $2,202,000, or 26.2%, and at Shaker Lincoln Mercury sales of used cars and trucks increased $1,967,000, or 20.0%, in 1996. The sales increase was due to improved used car inventory turns supported by increased advertising expenditures.

    Parts and service revenue increased $841,000 for Shaker, or 12.8%, from 1995 to 1996. That increase consisted of an increase in parts and service revenues at Family Ford of $620,000, a 25.8% increase over 1995, an increase at Shaker Lincoln Mercury of $119,000, a 3.7% increase over 1995, and an increase at Autocare of $102,000, a 10.8% increase over 1995. The increase in parts and service revenues is primarily attributable to the severe winter weather in the winter of 1996. In addition, Family Ford's "Owner Loyalty" program began to show results by increasing the customer retention rate.

    Revenues from F&I at Family Ford increased $284,000, or 28.6%, in 1996 when compared to F&I revenues in 1995. This increase resulted from the increased sales of new and used vehicles at Family Ford. At Shaker Lincoln Mercury, finance and insurance revenue increased $110,000, a 22.5% increase over 1995, reflecting the increased sales of new and used vehicles in 1996. The combined finance and insurance revenue for Shaker increased $394,000, or 26.6%, in 1996 from 1995.

    GROSS PROFIT

    Shaker gross profit increased $1,315,000, or 16.8%, from $7,831,000 for the year ended December 31, 1995, to $9,146,000 for the year ended December 31, 1996.

    At Family Ford, gross profit from the sale of new cars and trucks increased by $142,000, or 11%, from 1995 to 1996. Of the $142,000 increase, $248,000 was due to the increase in sales of new cars and trucks. The remaining $106,000 decrease was due to a decline in gross profit as a percent of sales from 8.8% in 1995 to 8.2% in 1996, which reflects lower gross profit on the increased sales of Ford Escorts compared to those sales in the prior year. At Shaker Lincoln Mercury, gross profit from the sale of new cars and trucks increased by $8,000, or 1.1%, from 1995 to 1996. The increase of $8,000 consists of a gross margin increase of $134,000 due to increased sales of new cars and trucks, offset by a gross margin decrease of $126,000 due to the decline in the gross profit as a percent of sales from 6.8% in 1995 to 5.8% in 1996.

    Gross profit from the sale of used cars and trucks at Family Ford in 1996 increased by $226,000, or 11.3%, compared to 1995. Of the $226,000 increase, $176,000, or 77.9%, was due to an increase in sales of used cars. The remaining $50,000, or 22.1%, was due to an increase in gross profit as a percent of sales from 8.0% in 1995 to 8.5% in 1996, which reflects a higher ratio of retail versus wholesale used cars in 1996. At Shaker Lincoln Mercury, gross profit from the sale of used cars increased by $56,000, or 9.0%, from 1995 to 1996. The increase of $56,000 consisted of a gross margin increase of $124,000 from increased sales of used cars offset by a gross margin decrease of $68,000 due to the decrease in gross profit as a percent of sales from 6.3% in 1995 to 5.7% in 1996, which reflects the decrease in the gross profit on the sales of used cars at auctions.

    Gross profit on parts and service increased $392,000, or 35.3%, at Family Ford from 1995 to 1996. Of the $392,000 increase, $286,000 was due to the higher volume of business, while $106,000 was due to an increase in gross profit as a percent of sales from 46.2% in 1995 to 49.7% in 1996. The increase in gross profit as a percent of sales reflects greater cost absorption on the increased sales volume.

    Refer to the discussion of F&I in the revenue section for details of the F&I gross profit. Salespersons' commissions on these revenues are charged directly to selling, general and administration expenses. There are no other costs associated with revenue from F&I.

    SELLING, GENERAL & ADMINISTRATIVE EXPENSE

    Shaker selling, general and administrative expenses increased by $1,088,000, or 15.6%, from $6,961,000 for the year ended December 31, 1995 to $8,049,000 for the year ended December 31, 1996. Expense increases generally reflected the significant increase in selling activity. The principal increases in 1996 occurred in commissions, compensation, policy work and demo, loaner expense, telephone and utilities, and data processing. Commissions increased $309,000, or 29.3%, from 1995. Compensation increased $411,000, or 17.4%, from 1995 due primarily to increased owner's compensation. Policy work, demo and loaner expenses increased by $126,000, or 48.9%, from 1995. Policy work consists of repairs on cars prior to sale, the cost of which does not increase sales price and is not otherwise recovered by the dealer. Telephone and utilities expense increased $184,000, or 85%, from 1995. Data processing expense increased $56,000, or 83.9%, from 1995 due to the purchase of a new computer system.

    INTEREST EXPENSE, NET

    Net interest expense decreased by $171,000, or 30.8%, from $555,000 for the year ended December 31, 1995 to $384,000 for the year ended December 31, 1996. Net floor plan interest, net of floor plan assistance credits, declined from $715,000, or 20.8%, in 1995 to $566,000 in 1996. The decrease was due primarily to improved control of automobile inventory, resulting from an increase in inventory turns and increased floor plan assistance credits. Net floor plan interest was offset by net interest income which increased 13.8% from $160,000 in 1995 to $182,000 in 1996.

    THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31,
     1997

    REVENUES

    Shaker's revenues decreased by $359,000, or 2.5%, from $14,103,000 for the three months ended March 31, 1997 to $13,744,000 for the three months ended March 31, 1998. Most of the decrease was due to a decline in the sales of new cars and trucks, partially offset by an increase in sales of used cars and trucks.

    New vehicle sales at Family Ford decreased by $907,000, or 22.3%, for the three months ended March 31, 1998, compared to 1997. The decrease is due to a decline in new vehicle unit sales of 43 vehicles, primarily Ford brand light trucks and utility vehicles for which demand was lower as a result of mild winter weather conditions. Used vehicle sales at Family Ford increased by $362,000, or 16.7%, for the three months ended March 31, 1998, compared to 1997, reflecting increased unit sales as a result of increased advertising and promotion.

    At Shaker Lincoln Mercury, new vehicle sales declined by $71,000, or 2.5%, for the three months ended March 31, 1998, when compared to 1997. The decrease is due to a decrease in new vehicle unit sales of six vehicles, offset by an increase in the average revenue per new vehicle of $766.00. Used vehicle sales at Shaker Lincoln Mercury increased by $256,000, or 8%, for the three months ended March 31, 1998, compared to 1997, reflecting increased unit sales as a result of increased advertising and promotion.

    GROSS PROFIT

    Shaker gross profit decreased $114,000 or 5.1%, from $2,246,000 for the three months ended March 31, 1997 to $2,132,000 for the three months ended March 31, 1998.

    At Family Ford, gross profit from the sale of new cars and trucks decreased by $65,000, or 23.7%, for the three months ended March 31, 1998, compared to 1997 due, primarily, to a decline in unit sales of new cars and trucks as a result of an unfavorable change in product mix. At Shaker Lincoln Mercury, gross profit from the sale of new cars and trucks increased by $29,000, or 21.1%, for the three months ended March 31, 1998, compared to 1997 primarily as a result of increased selling prices.

    At Family Ford, gross profit from the sale of used cars and trucks decreased by $75,000, or 20.7%, for the three months ended March 31, 1998, compared to 1997. The $75,000 decrease consists of an increase of $61,000 due to increased sales of used cars and trucks offset by a decrease in gross profit of $134,000 reflecting higher trade-in allowances and lower sales prices relative to cost. At Shaker Lincoln Mercury, gross profit from the sale of used cars and trucks decreased by $28,000, reflecting higher trade-in allowances and lower sales prices relative to cost.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

    Shaker selling, general and administrative expenses increased by $2,424,000, or 136.9%, from $1,770,000, to $4,194,000, for the three months ended March 31, 1998, compared to 1997. The principal difference was an increase in owners compensation consisting of a one time bonus distributed among all owner employees of $2,500,000. All other expenses decreased by $76,000.

    INTEREST EXPENSES, NET

    Shaker net interest expense decreased by $19,000, or 25.0%, from $76,000, for the three months ended March 31, 1997, to $57,000, for the three months ended March 31, 1998. Net floor plan interest, net of floor plan assistance credits, declined from $127,000 for the three months ended March 31, 1997, to $105,000 for the three months ended March 31, 1998, a decline of 17.3%, primarily reflecting the lower first quarter 1998 new vehicle sales volume. Net floor plan interest was offset by net interest income which decreased 5.9%, from $51,000 for the three months ended March 31, 1997, to $48,000 for the three months ended March 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

    Shaker's principal sources of liquidity are cash on hand, cash from operations and floor plan financing.

    CASH AND CASH EQUIVALENTS

    Shaker's total cash and cash equivalents at March 31, 1998 were $3.6 million.

    CASH FLOW FROM OPERATIONS

    For the three-year period ended December 31, 1997, Shaker generated $1.7 million in cash from operating activities. Cash flow from operating activities decreased from $1.0 million in 1996 to $0.3 million in 1997, due primarily to a smaller decrease in new and used vehicle inventory and timing differences in the income tax liability accounts.

    For the three months ended March 31, 1998, Shaker generated $8,000 in cash from operating activities as compared to $350,000 for the three months ended March 31, 1997. The $342,000 decrease was primarily due to unfavorable timing of collections on finance contracts on new and used vehicles as compared to the prior year.

    The following table sets forth historical selected information from the statements of cash flow:

                                                           FOR THE YEARS ENDED DECEMBER 31,          FOR THE THREE MONTHS
                                                                                                          MARCH 31,
                                                          -----------------------------------  --------------------------------
                                                             1995        1996        1997           1997             1998
                                                          -----------  ---------  -----------  ---------------  ---------------

                                                            AMOUNT      AMOUNT      AMOUNT         AMOUNT           AMOUNT
                                                          -----------  ---------  -----------  ---------------  ---------------
                                                                    (IN THOUSANDS)                (IN THOUSANDS)(UNAUDITED)
Net Cash Provided by Operating Activities...............   $     389   $   1,017   $     334      $     350        $       8
Net Cash Provided by (Used) in Investing Activities.....        (419)        (18)       (102)           (57)              23
Net Cash Provided by (Used) in Financing Activities.....         373         339         226             12               38
Net Increase (Decrease) in Cash and
  Cash Equivalents......................................   $     343   $   1,338   $     458      $     305        $      69


    FLOOR PLAN FINANCING


    Shaker obtains floor plan financing for its vehicle inventory from Ford Motor Credit Corporation. As of March 31, 1998, Shaker had approximately $7.4 million of floor plan financing outstanding, bearing interest at prime rate plus 100 basis points. Interest expense on floor plan notes payable, before manufacturer's interest assistance, totaled approximately $1.0 million, $0.9 million, $0.8 million $0.2 million and $0.2 million for the years ended December 31, 1995, 1996 and 1997 and the three months ending March 31, 1997 and 1998, respectively. Manufacturer interest assistance, which is recorded as a reduction of interest expense, totaled approximately $0.3 million, $0.3 million, and $0.4 million $0.1 million and $0.1 million for the years ended December 31, 1995, 1996, and 1997 and the three months ending March 31, 1997 and 1998, respectively. Interest credits received by the Manufacturers represent the equivalent of 30 to 45 days of imputed interest costs on the vehicle purchases and are not dependant on any other factors or conditions.


CYCLICALITY

    Shaker's operations, like the automotive retailing industry in general, are affected by a number of factors relating to general economic conditions, including consumer business cycles, consumer confidence, economic conditions, availability of consumer credit and interest rates. Although the above factors, among others, may affect Shaker's business, Shaker believes that the impact on the Shaker's operations of future negative trends in such factors will be somewhat mitigated by its (i) strong parts, service and collision repair services, (ii) variable cost salary structure, (iii) geographic regional focus, and (iv) product diversity.

SEASONALITY

    Shaker's operations will be subject to seasonal variations, with the second and third quarters generally contributing more operating profit than the first and fourth quarters. This seasonality is driven primarily by: (i) Manufacturer related factors, primarily the historical timing of major Manufacturer incentive programs and model changeovers, (ii) weather-related factors, which primarily affect parts and service and (iii) consumer buying patterns.

EFFECTS OF INFLATION

    Due to the relatively low levels of inflation experienced in fiscal 1995, 1996 and 1997, inflation did not have a significant effect on the results of Shaker during those periods.

                                    BUSINESS

GENERAL


    The Company is engaged in the business of selling new and used cars and light trucks, providing maintenance and repair services, selling replacement parts and providing related financing, insurance and service contracts through 8 franchised dealerships located in New Jersey, Connecticut, Massachusetts and Vermont. The Company's dealerships offer 12 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Eagle, Ford, Isuzu, Jeep, Lincoln, Mercury, Oldsmobile, Plymouth and Toyota. The Company also operates a collision repair center and is active in two "niche" segments of the automotive market, the sale of Lincoln town cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at its Ford and Lincoln Mercury factory authorized free-standing neighborhood service center. The Company believes that it is one of the five largest automotive dealers in New England. The Company's growth strategy is to participate in the recent consolidation trend in the automotive sales and service industry and, through strategic regional acquisitions, become the largest dealer group in New England and the Mid-Atlantic states, and to expand its two "niche" businesses: livery sales and free-standing neighborhood factory authorized maintenance and light repair centers in locations in which there is a concentration of Hometown dealerships.


    To date Hometown Auto Retailers, Inc. has conducted no combined or coordinated operations, other than in connection with the Exchange and the Acquisitions, and all revenues have been generated by its predecessor companies.

    The six senior officers of the Company have over 130 years of combined experience in the automotive retailing industry and are members of families who have owned dealerships since 1947. In addition, they have been recognized as leaders in the automotive retailing industry, serving at various times in leadership positions in state and national industry organizations. The Core Operating Companies have also received numerous awards based on high customer satisfaction index ("CSI") ratings and other performance measures and their principals, as well as many of the principals of the Acquisitions, will continue to manage their dealerships. The persons who controlled and operated the Core Operating Companies prior to the Exchange will play a dominant role in establishing and implementing the Company's operating and acquisition strategies.

INDUSTRY OVERVIEW

    Domestic and foreign automobile manufacturers distribute their vehicles through franchised dealerships. With more than $500 billion in 1996 sales, automotive retailing is the largest retail trade sector in the United States. The industry is highly fragmented, particularly in the northeastern United States where Hometown is concentrated, and largely privately held, with approximately 22,000 automobile dealership locations representing more than 53,000 franchised dealerships. In 1996, U.S. franchised automobile dealers sold
15.1 million new vehicles and 19.2 million used vehicles for sales of approximately $328.4 billion and $171.8 billion, respectively, with the balance attributable to sales of related automotive goods and services.. Since 1992, new vehicle revenues have grown at a 10.5% compound annual rate. Over the same period, used vehicle revenues have grown at a 14.6% compound annual rate. Slower new vehicle unit sales growth over this time period has been offset by the rising prices associated with new vehicles and, on average, the higher prices paid for later model high quality used vehicles which now comprise a significant part of the used vehicle market. Automobile sales are affected by many factors, including rates of employment, income growth, interest rates, weather patterns and other national and local economic conditions, automotive innovations and general consumer sentiment. See "Risk Factors--Cyclicality" and "Risk Factors--Seasonality."

    The following table sets forth new and used vehicle sales by franchised automobile dealers in the United States for each of the five years ended December 31, 1996. New vehicles can only be sold at retail by franchised dealerships. The following table excludes sales of used vehicles by nonfranchised dealerships and casual sales by individuals. Nonfranchised dealerships and individuals had aggregate sales of $117.3 billion, $133.2 billion, $173.8 billion, $181.3 billion and $172.4 billion, respectively, for each of the five years ended December 31, 1996.

                                                                                 UNITED STATES FRANCHISED
                                                                                  DEALERS' VEHICLES SALES
                                                                   -----------------------------------------------------
                                                                     1992       1993       1994       1995       1996
                                                                   ---------  ---------  ---------  ---------  ---------

                                                                         (UNITS IN MILLIONS; DOLLARS IN BILLIONS)
New vehicle unit sales...........................................       12.9       13.9       15.1       14.8       15.1
New vehicle sales................................................  $   220.6  $   253.0  $   289.9  $   302.7  $   328.4
Used vehicle unit sales..........................................       15.1       16.3       17.8       18.5       19.2
Used vehicle sales...............................................  $    99.5  $   115.0  $   138.6  $   157.0  $   171.8
Total vehicle sales..............................................  $   320.1  $   368.0  $   428.5  $   459.7  $   500.2
Annual growth in total vehicle sales.............................         --%      15.0%      16.5%       7.3%       8.8%

    Manufacturers originally established franchised dealer networks for the distribution of their vehicles as single-dealership, single-owner operations. In return for distribution rights within specified territories, Manufacturers exerted significant influence over such matters as a dealer's location, inventory size and composition and merchandising programs, as well as the identity of owners and managers. This strict control contributed to the proliferation of small dealerships which, at their peak in the late 1940's, numbered in excess of 46,000 dealership locations. Several manufacturers went out of business in the 1950's, and the number of dealership locations decreased to 36,000 by 1960. Significant industry changes took place in the 1970's when fuel shortages forced dramatic increases in gasoline prices and foreign manufacturers increased their penetration of the U.S. market with fuel-efficient, low-cost vehicles. As a result of these competitive pressures, dealers were able to negotiate significant changes in the traditional distribution system with manufacturers. Dealers began to add foreign franchises and the phenomenon of the multi-franchise automobile dealer emerged, prompting the significant acquisition and consolidation activities of the 1980's. The easing of restrictions against multi-franchise dealers, competitive pressures on undercapitalized dealerships and the aging of dealership owners has led to further consolidation of the industry. Since 1960, the number of dealership locations has declined 39% to the 1996 level of approximately 22,000.

    Over the past three decades, there has been a trend toward fewer, but larger, automotive dealerships. In 1996, each of the largest 100 dealer groups had more than $200 million in revenues. Although significant consolidation has taken place since its inception, the industry today remains highly fragmented, with the largest 100 dealer groups generating less than 10% of total sales revenues and controlling approximately 5% of all franchised dealerships. Hometown believes that these factors, together with increasing capital requirements for operating automobile dealerships, lack of a viable exit strategy and the aging of dealership owners provide an attractive environment for the Company's consolidation strategy.

    Due to intense competition, new vehicle sales were the smallest proportionate contributors to United States dealers' gross profits during 1996, earning an average gross margin of 6.5%. The typical dealership currently generates substantially all of its profits from sales of used vehicles, parts and service and F&I. The average used vehicle gross margin in 1996 was 11%. As with retailers generally, automobile dealership profitability varies widely and depends in part on the effective management of inventory, marketing, quality control and responsiveness to customers. Since 1991, retail automobile dealerships in the United States have earned, on average, between 12.9% and 14.1% total gross margin on sales.

OPERATING STRATEGY

    Hometown will seek to consolidate operations and increase the profitability of its existing dealerships by using a strategy that combines its "best in class" operating practices with the advantages of its established customer base, local presence and name recognition. Each of the Company's dealerships will use a core operating strategy specifically designed to produce a high "shop absorption rate," a high rate of service retention and a high ratio of retail used to new car sales, all in order to maximize profitability and provide insulation from the cyclicality of new car sales.

    The Company believes that the following factors, coupled with its established organizational structure, will help it achieve its operating strategy:

    - STRONG REGIONAL FOCUS. The Company's eight franchised dealerships are located in New Jersey, Connecticut, Massachusetts and Vermont. Its acquisition program is focused on acquiring additional dealerships in New England, New Jersey and contiguous portions of the mid-Atlantic region. The Company believes that proximity of its dealerships to one another will contribute to ease of management, more effective control of dealership operations, increased sales from coordinated marketing of new cars, used cars and livery vehicles and cost savings from coordinated auction purchasing, car transport and other activities.

    - ESTABLISHED CUSTOMER BASE. The Company believes that its existing dealerships have good local reputations and have strong local name recognition. Through "owner-loyalty" and similar programs, the Company believes it has established a customer base that looks to its existing "hometown" dealership as its first choice in buying replacement vehicles.

    - EXPERIENCED MANAGEMENT. Hometown's management is comprised of second and third generation members of dealer families who have been leaders in the automotive retailing industry. The executive officers of the Company have over 130 years of combined experience in the automotive retailing industry and are members of families who have owned dealerships since 1947. They are recognized leaders in the automotive retailing industry and have served at various times in leadership positions in state and national industry organizations. The Company has also received numerous awards based on high customer satisfaction index ("CSI") ratings and other performance measures regularly compiled and monitored by the automobile Manufacturers. See "Management--Directors and Officers" for additional information as to the numerous Manufacturer awards and citations earned by Hometown's senior management and dealerships in recent years.

    - PRESENCE IN HIGHER PROFIT MARGIN BUSINESSES

       - LIVERY SALES AND SERVICE. The Company's Westwood subsidiary is the nation's largest seller of Lincoln Town Cars and limousines to livery car and livery fleet operators. The sale of livery vehicles also tends to generate significant maintenance and repair business since the primary concern of livery operators is keeping their cars in use and on the road for a maximum number of hours per day. A major impediment to further expansion of livery business has been a lack of suitable service facilities in areas too distant from Westwood's existing service location in Emerson, New Jersey to permit the return of livery cars to that location for servicing. As a first step in expansion of this livery business, the Company intends to put in place special financing, sales and prepaid service programs for livery vehicles, following the Westwood model, at the Shaker Group's Lincoln Mercury dealership and Bay State Lincoln Mercury and, in such connection, will modify the service facilities of these dealerships where necessary to make them more suitable for the servicing of limousines and livery cars.

       - MAINTENANCE AND REPAIR. The Company's Shaker subsidiary's "Lincoln Mercury Autocare" facility was the pilot for Ford's authorized free-standing neighborhood service centers for the maintenance and light repair of cars and trucks. Free-standing service centers are an innovative attempt by the automotive retail industry to recapture repair and maintenance business which has been lost in recent decades to chain and independent service businesses. The service center encourages customers to deal directly with service personnel and permits customers to watch the progress of work on their cars by entering the shop on railed walkways. The service center also operates during extended hours, provides comfortable customer waiting areas and quickly services vehicles without prior appointment.

    - FOCUS ON HIGHER MARGIN OPERATIONS

       - PARTS AND SERVICE. Hometown's dealerships emphasize sales of parts and service which typically have a higher profit margin than vehicle sales. For example, during 1996 maintenance and light repair work was retained at the Company's Shaker subsidiaries on approximately 63.6% of the new cars sold compared to 20.1% at the average dealership selling Ford, Lincoln and Mercury vehicles.


       - USED CAR SALES. The sale of used vehicles is emphasized at each of the Company's dealerships. Typically, used vehicle sales generate higher gross margins than new vehicle sales. During 1997, the Company sold 8,879 used vehicles (combined retail and wholesale) compared to 5,431 new vehicles. The Company seeks to attract customers and enhance buyer satisfaction by offering multiple financing options and extended warranties on used vehicles.


    - ABILITY TO SOURCE HIGH QUALITY USED VEHICLES. An important component in selling used vehicles and maintaining high margins on such sales is the ability to obtain high quality used vehicles at reasonable prices. The Company obtains its used vehicles through trade-ins and off-lease programs as well as regular auction buying. Key executives at each dealership have developed the skills necessary for making effective purchases at regularly scheduled auctions. The Company believes that auction buying activities will be enhanced by its ability to use common buyers to fill the needs of several dealerships, handle its own transportation of vehicles from the auction to the dealership and obtain discounted prices.

    - BRAND DIVERSITY. Hometown's dealerships offer 12 American and Asian automotive brands including Chevrolet, Chrysler, Dodge, Eagle, Ford, Isuzu, Jeep, Lincoln, Mercury, Oldsmobile, Plymouth and Toyota. The Company believes that brand diversity helps to insulate it from changes in consumer preferences, short supplies of particular automotive models and negative publicity concerning a particular Manufacturer or vehicle model.

    - CENTRALIZED FINANCING AND ADMINISTRATIVE FUNCTIONS. The Company believes that it will be able to generate cost savings by centrally financing its new and used car inventories through bank lines of credit rather than the "floorplan" financing now provided by Manufacturers to its individual dealerships. Additional cost savings are believed possible through centralizing accounting, personnel, employee benefits and other functions.

    - QUALITY PERSONNEL. The Company employs professional management practices in all aspects of its operations, including information technology, employee training, profit-based compensation and cash management. Each dealership is managed as a profit center by a trained and experienced general manager who has primary responsibility for decisions relating to inventory, pricing and personnel. The Company compensates its general managers and department managers pursuant to various formulas based upon dealership or department profitability, rather than on sales volume. Senior management uses computer-based management information systems to monitor each dealership's sales, profitability and inventory on a daily basis and to identify areas requiring improvement and provide additional training where necessary. The Company believes that the application of its professional management practices provides it with an ability to achieve levels of profitability superior to industry averages.

GROWTH STRATEGY

    The Company's goals are to become, through selected acquisitions, the leading consolidator and the largest dealer group in New England, to increase the number of its dealerships in New Jersey and other portions of the Mid-Atlantic region, to add additional sales locations and maintenance and repair facilities for its livery sales business and to establish new factory authorized free-standing neighborhood maintenance and repair centers in both New England and the Mid-Atlantic regions.

    The Company believes that the Northeast is the most fragmented automotive retail market in the United States. Though some large dealerships operate in the area, there are a large number of small to mid-size dealers operating in an area of heavy population densities. The Company intends to focus its acquisition strategy on dealerships with annual revenues of $20 million to $60 million per location (some of which may be part of larger groups), located in urban fringe or suburban areas. The Company believes that these small to mid-size dealerships are more likely to provide their customers with convenient access for maintenance and repair than larger dealerships, as well as being more compatible with the Company's operating model which requires a high shop absorption and a high rate of service retention. Also, these dealerships can benefit the most from the synergies created by being a member of a larger automotive group, such as cross-utilization of same brand new car inventories, lower cost financing, swapping of used car inventories, more effective auction positioning and integration of computer systems. Where dealerships are acquired in close proximity to other existing Hometown dealerships, the Company may consolidate their operations to create further efficiencies. Proximity is expected to facilitate management control of diverse dealerships and make it easier to implement "best in class" practices.

    Upon completion of this Offering, the Company will acquire three dealerships in Connecticut, Massachusetts and Vermont adding $61,732,000 and $2,248,000, respectively, to combined pro forma 1997 revenues and income before income taxes for an aggregate cash consideration of $6.4 million, which will be paid from proceeds of the Offering, plus the issuance of a $200,000 promissory note and the assumption of certain liabilities. The Company believes that these transactions demonstrate the opportunities for acquisition of dealerships in New England at attractive prices. However, no assurance can be given that the Company will be able to make additional acquisitions in this or other geographic areas or that the prices will be comparable to those of the existing Acquisitions.

    Though many manufacturers have imposed limitations on the acquisition of dealerships by public corporations, the Company believes that, because of fragmentation of the market in the Northeast, the principal Manufacturers from whom it holds franchises, are seeking to reduce the number of dealerships holding their franchises. Accordingly, the Company believes that these Manufacturers will be inclined to support further growth by Hometown. High CSI ratings have been identified by certain of its Manufacturers as factors in their approval of additional acquisitions and each of the Company's dealers has had historically high ratings.

    The Company also believes that its livery sales business can be expanded throughout the New England and mid-Atlantic regions based on the innovative sales and marketing practices utilized by its Westwood subsidiary and its reputation among livery car operators. The major impediment to expansion of this business had been Westwood's lack of service facilities, which require extended body lifts, beyond its existing service location in Emerson, New Jersey. Shaker Lincoln Mercury already has installed such extended car body lifts and the Company plans to install additional lifts in certain of its other facilities so that they can service livery vehicles sold. The Company also intends to adopt Westwood's innovative sales and financing programs to implement sales of livery vehicles at other locations.

DEALERSHIP OPERATIONS

    The Company's established operating practices and procedures, including the management and pricing of inventories of new and used vehicles, are regularly reviewed and updated by the general managers and members of the Company's operating committee, consisting of its six senior executive officers, each of whom is, or has been, the chief operating officer of a franchised dealership. Each of the Company's dealerships will use a management structure, currently used by the Core Operating Companies, that promotes and rewards the achievement of benchmarks set by senior management and the Operations Committee. Each local general manager of a Hometown dealership is ultimately responsible for the operation, personnel and financial performance of that dealership. Each general manager is complemented with a management team consisting of a new vehicle sales manager, a used vehicle sales manager, service and parts managers and F&I managers. The general manager and the other members of each dealership management team, as long-time members of their local communities, are typically best able to judge how to conduct day-to-day operations based on the team's experience in and familiarity with its local market. Certain members of the Company's senior management also serve as general managers of particular dealerships. A similar management structure will be implemented for each Acquisition, as well as subsequent acquisitions.

    Each dealership engages in a number of inter-related businesses: new vehicle sales; used vehicle sales; service and parts operations; and F&I.

    NEW VEHICLE SALES. Hometown's dealerships represent 12 American and Asian brands of lower, mid and higher priced sport and family cars and light trucks, including sport utility vehicles. The Company believes that offering numerous new vehicle brands appeals to a variety of customers, minimizes dependence on any one Manufacturer and reduces its exposure to supply problems and product cycles. The following table sets forth for 1997, certain information relating to the brands of new vehicles sold at retail by the Company:

                                                                 NUMBER OF NEW VEHICLES SOLD
                                                             FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ----------------------------------------------------------------------------------------
                                     SHAKER       WESTWOOD        MULLER        BAY STATE      BRATTLEBORO        PRIDE
BRANDS                               (CONN.)    (NEW JERSEY)   (NEW JERSEY)      (MASS.)        (VERMONT)        (CONN.)
---------------------------------  -----------  -------------  -------------  -------------  ---------------  -------------
LINCOLN/MERCURY..................         331         1,473             --            370              --              --
TOYOTA...........................          --            --            960             --              --              --
FORD.............................         765            --             --             --              --              --
DODGE............................          --            --             --             --             396              42
JEEP.............................         200            --                            --              --             188
CHEVROLET........................          --            --            377             --              --              --
OLDSMOBILE.......................          --            --             78             --              --              --
PLYMOUTH.........................          --            --             --             --              43              32
CHRYSLER.........................          --            --             --             --              10              68
ISUZU............................          --            --             62             --              --              --
GEO..............................          --            --             34             --              --              --
EAGLE............................           1            --             --             --              --               1
                                        -----         -----          -----            ---             ---             ---
                                        1,297         1,473          1,511            370             449             331
                                        -----         -----          -----            ---             ---             ---
                                        -----         -----          -----            ---             ---             ---



BRANDS                               TOTAL    PERCENTAGE
---------------------------------  ---------  -----------
LINCOLN/MERCURY..................      2,174        40.0%
TOYOTA...........................        960        17.7%
FORD.............................        765        14.1%
DODGE............................        438         8.1%
JEEP.............................        388         7.1%
CHEVROLET........................        377         7.0%
OLDSMOBILE.......................         78         1.4%
PLYMOUTH.........................         75         1.4%
CHRYSLER.........................         78         1.4%
ISUZU............................         62         1.2%
GEO..............................         34         0.6%
EAGLE............................          2         0.0%
                                   ---------       -----
                                       5,431       100.0%
                                   ---------       -----
                                   ---------       -----

    The Company's new vehicle unit sales include lease transactions. New vehicle leases generally have short terms which tend to bring the consumer back to the market sooner than if the purchase were debt financed. In addition, leases provide a steady source of late-model, off-lease vehicles for used vehicle inventory. Leased vehicles generally remain under factory warranty for the term of the lease which allows the dealerships to provide repair service to the lessee throughout the lease term.

    The Company seeks to provide customer-oriented service designed to meet the needs of its customers and establish lasting relationships that will result in repeat and referral business. For example, the Company intends to implement the strategy of the Core Operating Companies by: (i) engaging in extensive follow-up after a sale in order to develop long-term relationships with its customers;
(ii) training its sales staffs to be able to meet customer needs; (iii) employing more efficient, non-confrontational selling systems; and (iv) using computer technology that decreases the time necessary to purchase a vehicle. The Company believes that its ability to share "best practices" among its dealerships gives it an advantage over smaller dealerships.

    The Company acquires substantially all of its new vehicle inventory from the Manufacturers. Manufacturers allocate a limited inventory among their franchised dealers based primarily on sales volume and input from dealers. The Company finances its inventory purchases through revolving credit arrangements known in the industry as "floorplan" financing

    USED VEHICLE SALES. The Company sells used vehicles at each of its franchised dealerships. Sales of used vehicles have become an increasingly significant source of profit for dealerships. Consumer demand for used vehicles has increased as prices of new vehicles have risen and as more high quality used vehicles have become available. Furthermore, used vehicles typically generate higher gross margins than new vehicles because of their limited comparability and the somewhat subjective nature of their valuation. The Company intends to emphasize used vehicle sales by maintaining a high quality inventory, providing competitive prices and extended service contracts for its used vehicles and continuing to promote used vehicle sales. The Company will also certify that its used cars meet specified testing and quality standards.

    The following table shows the growth of used vehicle sales by the Company from 1994 through 1997 and the pro forma combined used vehicle sales by the Company in those years:

NUMBER OF USED AND NEW VEHICLES SOLD

                                                                               1994       1995       1996       1997
                                                                             ---------  ---------  ---------  ---------
SHAKER (CONNECTICUT)
Used Vehicles -- Retail....................................................        851       1097      1,318      1,256
Used Vehicles -- Wholesale.................................................        951        996      1,144      1,153
New Vehicles...............................................................      1,537      1,216      1,405      1,297
                                                                             ---------  ---------  ---------  ---------
      Total Sales..........................................................      3,339      3,309      3,867      3,706
WESTWOOD (NEW JERSEY)
Used Vehicles -- Retail....................................................        258        263        325        377
Used Vehicles -- Wholesale.................................................        382        365        346        265
New Vehicles...............................................................      1,448      1,391      1,438      1,473
                                                                             ---------  ---------  ---------  ---------
      Total Sales..........................................................      2,088      2,019      2,109      2,115
MULLER (NEW JERSEY)
Used Vehicles -- Retail....................................................      1,557      1,204      1,421      1,301
Used Vehicles -- Wholesale.................................................        586        807        829      1,260
New Vehicles...............................................................      1,682      1,457      1,524      1,511
                                                                             ---------  ---------  ---------  ---------
      Total Sales..........................................................      3,825      3,468      3,774      4,072
BAY STATE (MASS.)
Used Vehicles -- Retail....................................................        552        835        793        748
Used Vehicles -- Wholesale.................................................        443        482        383        395
New Vehicles...............................................................        283        199        389        370
                                                                             ---------  ---------  ---------  ---------
      Total Sales..........................................................      1,278      1,516      1,565      1,513

                                                                               1994       1995       1996       1997
                                                                             ---------  ---------  ---------  ---------
BRATTLEBORO (VERMONT)
Used Vehicles -- Retail....................................................        577        898      1,001        794
Used Vehicles -- Wholesale.................................................        528        799      1,011        935
New Vehicles...............................................................        378        281        332        449
                                                                             ---------  ---------  ---------  ---------
      Total Sales..........................................................      1,483      1,978      2,344      2,178
PRIDE (CONNECTICUT)
Used Vehicles -- Retail....................................................        230        245        249        249
Used Vehicles -- Wholesale.................................................        163        124        154        146
New Vehicles...............................................................        352        299        362        331
                                                                             ---------  ---------  ---------  ---------
      Total Sales..........................................................        745        668        765        726
TOTAL HOMETOWN
Used Vehicles -- Retail....................................................      4,025      4,542      5,107      4,725
Used Vehicles -- Wholesale.................................................      3,053      3,573      3,867      4,154
New Vehicles...............................................................      5,680      4,843      5,450      5,431
                                                                             ---------  ---------  ---------  ---------
      Total Sales..........................................................     12,758     12,958     14,424     14,310

    Sales of used vehicles are dependent on the ability of the dealerships to obtain a supply of high quality used vehicles and effectively manage that inventory. New vehicle operations provide a supply of such vehicles through trade-ins and off-lease vehicles. Hometown supplements its used vehicle inventory with used vehicles purchased at auctions where manufacturers re-market lease return, rental buy back and manufacturer demonstration cars. To maintain a broad selection of high quality used vehicles and to meet local preferences, the Company acquires used vehicles from trade-ins and a variety of sources nationwide, including direct purchases and manufacturers' and independent auctions.

    The Company follows an inventory management strategy pursuant to which used vehicles are offered at progressively lower gross profit margins the longer they stay in inventory and if not sold at retail by the end of 10 weeks are sold to another dealer or sold at auction. Pursuant to this strategy the Company generally maintains only a 30 to 45 day supply of used vehicles. Unsold, excess or unsuitable vehicles received as trade-ins are sold at auctions or sold directly to other dealers and wholesalers. Trade-ins may be transferred among Hometown dealerships to provide balanced inventories of used vehicles at each location. The Company believes that the Acquisitions and acquisitions of additional dealerships will expand its market for transfers of used vehicles among its dealerships and, therefore, increase the ability of each dealership to maintain a balanced inventory of used vehicles. The Company intends to develop integrated computer inventory systems that will allow it to coordinate vehicle transfers between its dealerships.

    The Company has taken steps to build customer confidence in its used vehicle inventory, including participation in the Manufacturers' certification processes to make used vehicles eligible for new vehicle benefits such as new vehicle finance rates and extended Manufacturer warranties.

    Hometown believes that franchised dealership strengths in offering used vehicles include: (i) access on new vehicle purchase to trade-ins which are typically lower mileage and higher quality relative to trade-ins on used car purchases, (ii) access to late-model, low mileage off-lease vehicles, rental returns and Manufacturer demos, and (iii) the availability of Manufacturer certification and extended Manufacturer warranties for higher quality used vehicles. The Company believes that a well-managed used vehicle operation at each location affords it an opportunity to: (i) generate additional customer traffic from a wide variety of prospective buyers, (ii) increase new and used vehicle sales by aggressively pursuing customer trade-ins, (iii) generate incremental revenues from customers financially unable or unwilling to purchase a new vehicle, and (iv) increase ancillary product sales, particularly F&I, to improve overall profitability.

    PARTS AND SERVICE. The Company regards service and repair activities as an integral part of its overall approach to customer service, providing an opportunity to foster ongoing relationships with its customers and deepen customer loyalty. Hometown provides parts and service at each of its franchised dealerships for the vehicle brands sold by these dealerships. Maintenance and repair services are provided at 8 locations) one factory authorized neighborhood service center and one collision repair center, using approximately 85 service bays. Hometown provides both warranty and non-warranty service work.

    The Company intends to implement an "owner loyalty program" similar to programs used by the Core Operating Companies to encourage customers to return to the dealership for all maintenance and light repair work. The program provides customers with information as to recommended intervals of service and details all charges for a wide range of maintenance activities and expected replacements at such intervals. Customers who maintain their vehicles in accordance with the owner loyalty program recommendations receive various items of maintenance, such as oil changes, without charge and also receive specified rebates against new or used vehicle purchases for money spent in Hometown's service departments. The owner loyalty program is designed to combat the recent trend for increasing percentages of repair and maintenance work to be performed at service stations and other independent repair shops, chains of specialized repair, maintenance and part replacement shops, such as muffler shops, brake shops, and tire shops. Manufacturers' policies that require warranty work to be performed at franchised dealerships support the Company's strategy of retaining maintenance and light repair work.

    The parts and service business is less cyclical than new vehicle sales and provides an important recurring revenue stream to the Company's dealerships. The Company will use systems, already in place at the Core Operating Companies, that track its customers' maintenance records and notify owners of vehicles purchased at the dealerships when their vehicles are due for periodic services. The Company believes that this practice encourages preventive maintenance rather than post-breakdown repairs.

    Each dealership sells factory-approved parts for vehicle brands and models sold by that dealership. These parts are either used in repairs made by the dealership or sold at retail to its customers or at wholesale to independent repair shops. Each dealership employs its own parts manager and independently controls its parts inventory and sales. Hometown dealerships which sell the same new vehicle brands will have access to each other's computerized inventories. Further, certain Manufacturers have begun to offer discounts on volume purchases of certain parts and components.

    FINANCE, INSURANCE AND OTHER REVENUE. Hometown dealerships arrange financing for their customers' vehicle purchases, sell vehicle service contracts and arrange selected types of credit insurance in connection with the financing of vehicle sales. The dealerships place heavy emphasis on F&I and offer advanced F&I training to their F&I managers. During 1997, Hometown arranged financing for approximately 37% of new cars and 55% of used cars sold at retail to its customers. Typically, the dealerships forward proposed financing contracts to finance companies owned and operated by the Manufacturers or to selected commercial banks or other financing parties. The dealerships receive a finance fee from the lender for arranging the financing and may be assessed a charge-back against a portion of the finance fee if the contract is terminated prior to its scheduled maturity for any reason, including early repayment or default. However, under existing agreements no charge-backs are permitted after 90, or in some cases 120, days except for certain sales to livery car operations. In addition, Hometown has guaranteed certain automobile financing loans made by financial institutions to its livery customers for the purchase new and used limousines. At December 31, 1997 contingent liability on these guarantees to Ford Motor Credit Co. and two other financial institutions aggregated $9,732,000, of which guarantees for $800,000 were limited to a 12-month period from the inception of the loan and guarantees of $754,000 covered loans to customers with below average credit ratings. Loan guarantees for $935,000 were with a financial institution in which an officer, director and principal stockholder of Hometown is a stockholder. The collectability of such loans to customers in the livery business can be adversely affected by a decline in economic conditions. The Company has established reserves for potential liability arising from such guarantees, which it believes are adequate but not excessive.

    At the time of a new vehicle sale, the Company offers extended service contracts to supplement the Manufacturer's warranty. Additionally, the Company sells primary service contracts for used vehicles, as well as service contracts of third party vendors.

FRANCHISE AGREEMENTS

    Each Hometown dealership operates pursuant to a franchise agreement between the applicable Manufacturer and the dealership. The typical automotive franchise agreement specifies the locations at which the dealer has the right and the obligation to sell motor vehicles and related parts and products and to perform certain approved services in order to serve a specified market area. The designation of such areas and the allocation of new vehicles among dealerships are subject to the discretion of the Manufacturer which generally does not guarantee exclusivity with a specified territory. In addition, a franchise agreement may impose requirements on the dealer concerning such matters as showrooms, facilities and equipment for servicing vehicles, maintenance of inventories of vehicles and parts, maintenance of minimum net working capital and training of personnel. Compliance with each of these requirements is closely monitored by the Manufacturer. In addition, Manufacturers require each dealership to submit a financial statement of operations on a monthly and annual basis. The franchise agreement also grants the dealer the non-exclusive right to use and display the Manufacturer's trademarks, service marks and design in the form and manner approved by the Manufacturer.

    Each franchise agreement sets forth the name of the person approved by the Manufacturer to exercise full managerial authority over the dealership's operations and the names and ownership percentages of the approved owners of the dealership and contains provisions requiring the Manufacturer's prior approval of changes in management or transfers of ownership of the dealership. A number of Manufacturers prohibit the acquisition of a substantial ownership interest in the franchised dealer or transactions that may affect management control of the franchised dealer, in each case without the approval of the Manufacturer. In connection with approving the Exchange, the Manufacturers will require Hometown to execute new franchise agreements which may contain different provisions from the current agreements. For a description of these and other restrictions and other material terms imposed by the Manufacturers in the franchise agreements, see "Risk Factors--Manufacturers' Control Over Dealerships" and "Risk Factors - Dependence on Acquisitions for Growth; Manufacturers' Restrictions on Acquisitions."

    Most franchise agreements expire within one to five years. The Company expects to renew any expiring agreements in the ordinary course of business. The typical franchise agreement provides for early termination or non-renewal by the Manufacturer under certain circumstance such as change of management or ownership without Manufacturer approval, insolvency or bankruptcy of the dealership, death or incapacity of the dealer manager, conviction of a dealer manager or owner of certain crimes, misrepresentation of certain information by the dealership or dealer manager or owner to the Manufacturer, failure to adequately operate the dealership, failure to maintain any license, permit or authorization required for the conduct of business or material breach of other provisions of the franchise agreement. The dealership is typically entitled to terminate the franchise agreement at any time without cause.

    The automobile franchise relationship is also governed by various federal and state laws established to protect dealerships from the generally unequal bargaining power between the parties. The state statutes generally provide that it is a violation for a manufacturer to terminate, or to fail to renew, a franchise without good cause. Most statutes also provide that the manufacturer is prohibited from unreasonably withholding approval for a proposed change in ownership of the dealership. Generally, in order to withhold approval, the manufacturer must have material reasons relating to the character, financial ability or business experience of the proposed transferee. Moreover, certain states including Connecticut, New Jersey, Massachusetts and Vermont have laws which grant to pre-existing dealers a right to contest, in court or before an administrative agency, if a manufacturer establishes a new dealership, or authorizes the relocation of an existing dealership, to a location within a defined market area of a pre-existing dealership holding a franchise to sell the same brand. Accordingly, the relationship between the Manufacturer and the dealer, particularly as it relates to a manufacturer's rights to terminate, or to fail to renew, the franchise, is the subject of a substantial body of case law based upon specific facts in each instance. The above discussion of state court and administrative holdings and various state laws is based on management's beliefs and may not be an accurate description of the state court and administrative holdings and various state laws.

COMPETITION

    The automotive retailing industry is extremely competitive and consumers generally have a number of choices in deciding where to purchase or service a new or used vehicle.

    The Company competes for new vehicle sales with other franchised dealers in each of its marketing areas. Hometown does not have any cost advantage in purchasing new vehicles from the Manufacturers and typically relies on sales expertise, reputation and customer goodwill, the quality of its service and location of its dealerships to sell new vehicles. In recent years, automobile dealers have also faced increased competition in the sale or lease of new vehicles from independent leasing companies, on-line purchasing services and warehouse clubs. In addition, Ford Motor has announced that it is exploring the possibility of going into business with some of its dealers to create automotive superstores in selected markets. The Company believes that the principal competitive factors in new vehicle sales are the marketing campaigns conducted by Manufacturers, the ability of dealerships to offer a wide selection of the most popular vehicles, the location of dealerships and the quality of customer service. Other competitive factors include customer preference for particular brands of automobiles, pricing (including Manufacturer rebates and other special offers) and warranties. The Company believes that its dealerships are competitive in all of these areas.

    In used vehicles, Hometown competes with other franchised dealers, independent used car dealers, automobile rental agencies and private parties for supply and resale of used vehicles. The Company believes that the principal competitive factors in used vehicle sales are the quality and condition of its used cars, price and the quality of customer service.

    The Company competes against other franchised dealers to perform warranty repairs and against other automobile dealers, franchised and independent service center chains and independent garages for non-warranty repair and routine maintenance business. The Company competes with other automobile dealers, service stores and automotive parts retailers in its parts operations. The Company believes that the principal competitive factors in parts and service sales are price, the use of factory approved replacement parts, a dealership's expertise with a Manufacturer's brands and models, the quality of customer service and convenience for the customer.


    In addition to competition for the sale of vehicles, the Company competes with publicly and privately owned dealership groups for the acquisition of other dealerships. The company believes that it is currently the only dealer group with public ownership located in the Northeast. It currently faces only limited competition in this region from other purchasers of dealerships. Publicly owned dealerships with significantly greater capital resources have acquired a limited number of dealerships in the Company's current and targeted market areas including Republic Industries, Inc. and United Auto Group, Inc. which have, respectively, purchased a dealer group in southern New Jersey and a limited number of dealerships in New Jersey and the Danbury, Connecticut and Nyack, New York areas. The Company expects increased future competition for dealerships in its markets.


FACILITIES

    Set forth in the table below is certain information relating to the properties that the Company uses in its business. Certain of the leases described below reflect the terms of new leases which became effective on the closing of the Offering. See "Certain Transactions -- Leases."

OCCUPANT/TRADE NAME                   LOCATION                        USE                       LEASE/OWN
---------------------------  ---------------------------  ---------------------------  ---------------------------
Shaker's Lincoln Mercury     831 Straits Turnpike         New and used car sales;      Lease expires in 2013;
                             Watertown, CT 06795          service; F & I               $240,000 per year with CPI
                                                                                       increases in 2004 and 2009
Lincoln Mercury Autocare     1189 New Haven Rd.           Service                      Owned by dealership
                             Naugatuck, CT 06770
Family Ford                  1200 Wolcott Street          New and used car sales;      Lease expires in 2013;
                             Waterbury, CT 06705          service; F & I               $240,000 per year with CPI
                                                                                       increases in 2004 and 2009
Shaker's Jeep Eagle          1311 South Main St.          New and used car sales;      Lease expires in 2013;
                             Waterbury, CT 06706          service; F & I               $72,000 per year with CPI
                                                                                       increases in 2004 and 2009
Westwood Lincoln Mercury     55 Kinderkamack Rd.          New and used car sales;      Lease expires in 2013;
                             Emerson, NJ 07630            service; F & I; livery       $360,000 per year with CPI
                                                          sales                        increases in 2004 and 2009
Muller Toyota                Route 31 and Van Sickles     New and used car sales;      Lease expires in 2013;
                             Rd. Clinton, NJ 08809        service; F & I               $360,000 per year with CPI
                                                                                       increases in 2004 and 2009
Muller Toyota                Route 31 and Spruce St.      Used car sales               Lease expires in 2000;
                             Glen Gardner, NJ 08826                                    $60,000 per year with
                                                                                       increases up to $72,000 per
                                                                                       year
Muller Chevrolet,            Route 173 and Voorhees Rd.   New and used car sales;      Lease expires in 2013;
  Oldsmobile, Isuzu          Stewartsville, NJ 08865      service; F & I               $396,000 per year with CPI
                                                                                       increases in 2004 and 2009
Muller Chevrolet             135 Fifth Street             Auto collision repairs       Lease expires in 2000 at
                             Phillipsburg, NJ 08865                                    $48,000 per year
Bay State Lincoln Mercury    571 Worcester Road           New and used car sales;      Lease expires in 2013 at
                             Framingham, MA 01701         service; F & I               $360,000 per year for the
                                                                                       first 5 years, $420,000 for
                                                                                       the next 5 years and
                                                                                       $456,000 for the last 5
                                                                                       years; two five-year
                                                                                       options at $480,000 per
                                                                                       year
Brattleboro Chrysler         Dodge Route 5, Putney Rd.    New and use car service; F   Lease expires in 2003 at
  Plymouth sales;            N. Brattleboro, VT 05304     & I                          $240,000 per year; one five
                                                                                       year renewal option at the
                                                                                       same rent and option to
                                                                                       purchase at fair market
                                                                                       value of not less than $1.5
                                                                                       million.

GOVERNMENTAL REGULATIONS

    A number of regulations affect Hometown's business of marketing, selling, financing and servicing automobiles. The Company is also subject to laws and regulations relating to business corporations generally.

    Under New Jersey, Connecticut, Massachusetts and Vermont law, the Company must obtain a license in order to establish, operate or relocate a dealership or provide certain automotive repair services. These laws also regulate the Company's conduct of business, including its advertising and sales practices. Other states may have similar requirements.

    The Company's financing activities are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations, as well as state and local motor vehicle finance laws, installment finance laws, insurance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales. Penalties for violation of any of these laws or regulations may include revocation of certain licenses, assessment of criminal and civil fines and penalties and, in certain instances, may create a private cause of action for individuals. The Company believes that its dealerships substantially comply with all laws and regulations affecting their businesses and do not have any material liabilities under such laws and regulations, and that compliance with all such laws and regulations do not and will not, individually or in the aggregate, have a material adverse effect on the Company's capital expenditures, earnings, or competitive position.

ENVIRONMENTAL MATTERS

    The Company is subject to a wide range of federal, state and local environmental laws and regulations, including those governing discharges to the air and water, storage of petroleum substances and chemicals, handling and disposal of wastes, and remediation of contamination arising from spills and releases. As with automobile dealerships generally, and service and parts and collision repair center operations in particular, the Company's business involves the generation, use, handling and disposal of hazardous or toxic substances or wastes. Operations involving the management of hazardous and non-hazardous wastes are subject to requirements of the federal Resource Conservation and Recovery Act and comparable state statutes. Pursuant to these laws, federal and state environmental agencies have established approved methods for storage, treatment, and disposal of regulated wastes with which the Company must comply.

    Hometown's business also involves the use of aboveground and underground storage tanks. Under applicable laws and regulations, the Company is responsible for the proper use, maintenance and abandonment of regulated storage tanks owned or operated by it and for remediation of subsurface soils and groundwater impacted by releases from such existing or abandoned aboveground or underground storage tanks. In addition to these regulated tanks, the Company owns and operates other underground and aboveground devices or containers (e.g. automotive lifts and service pits) that may not be classified as regulated tanks, but which are capable of releasing stored materials into the environment, thereby potentially obligating the Company to remediate any soils or groundwater resulting from such releases.

    The Company is also subject to laws and regulations governing remediation of contamination at facilities it operates or to which it sends hazardous or toxic substances or wastes for treatment, recycling or disposal. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances released at such sites. Under CERCLA, these "responsible parties" may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances.

    Further, the Federal Water Pollution Control Act, also known as the Clean Water Act, and comparable state statutes prohibit discharges of pollutants into regulated waters without authorized National Pollution Discharge Elimination System (NPDES) and similar state permits, require containment of potential discharges of oil or hazardous substances, and require preparation of spill contingency plans. The Company expects to implement programs that address wastewater discharge requirements as well as containment of potential discharges and spill contingency planning.

    Environmental laws and regulations have become very complex, making it very difficult for businesses that routinely handle hazardous and non-hazardous wastes to achieve and maintain full compliance with all applicable environmental laws. Like virtually any network of automobile dealerships and vehicle service facilities, the Company, from time to time, can be expected to experience incidents and encounter conditions that will not be in compliance with environmental laws and regulations. However, none of Hometown's dealerships have been subject to any material environmental liabilities in the past and the Company does not anticipate that any material environmental liabilities will be incurred in the future. Although the Company is in the process of establishing an environmental management program that is intended to reduce the risk of noncompliance with environmental laws and regulations, environmental laws and regulations and their interpretation and enforcement are changed frequently and the Company believes that the trend towards broader and stricter environmental legislation and regulations is likely to continue. Hence, there can be no assurance that compliance with environmental laws or regulations or the future discovery of unknown environmental conditions will not require additional expenditures by the Company or that such expenditures would not be material. See "Risk Factors -- Governmental Regulations and Environmental Matters."

EMPLOYEES

    As of March 31, 1998, the Company (after giving effect to the Exchange and the Acquisitions) employed 349 people, of whom approximately 79 were employed in managerial positions, 72 were employed in non-managerial sales positions, 111 were employed in non-managerial parts and service positions and 87 were employed in administrative support positions.

    Hometown believes that its relationships with its employees are favorable. None of the employees is represented by a labor union. Because of its dependence on the Manufacturers, the Company may, however, be affected by labor strikes, work slowdowns and walkouts at the manufacturing facilities of their Manufacturers or of suppliers to, or shippers for, their Manufacturers.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company and their respective ages as of January 31, 1998 are as follows:

NAME                                            AGE                       POSITION
------------------------------------------  -----------  ------------------------------------------
Salvatore A. Vergopia.....................          58   Chairman of the Board and Chief Executive
                                                         Officer
Joseph Shaker.............................          30   President, Chief Operating Officer and
                                                         Director
William C. Muller Jr......................          46   Vice President--New Jersey Operations and
                                                         Director
Corey Shaker..............................          40   Vice President--Connecticut Operations and
                                                         Director
Edward A. Vergopia........................          28   Vice President--Fleet Operations and
                                                         Director
James Christ..............................          41   General Manager--Muller Toyota and
                                                         Director
John Rudy.................................          56   Chief Financial Officer and Secretary
Steven Shaker.............................          28   Vice President--Parts and Service
Matthew J. Visconti Jr.(1)................          41   Vice President--Mergers and Acquisitions
Domenic Colasacco(2)......................          49   Director
Steven A. Hirsh(2)........................          58   Director
Louis I. Margolis(2)......................          53   Director

------------------------

(1) Mr. Visconti will take office immediately after the closing of the Offering.

(2) Messrs. Colasacco, Hirsh and Margolis will take office as directors effective 45 days after the closing of this Offering.

    All directors hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Officers are elected to serve subject to the discretion of the Board of Directors.

    Set forth below is a brief description of the background and business experience of the executive officers and directors of the Company:

    SALVATORE A. VERGOPIA has been Chairman of the Board and Chief Executive Officer since October 1, 1997. In addition, from 1992 to date, he has been President and for over 20 years prior thereto, Vice President of Westwood Lincoln Mercury Sales Inc. Under his management, Westwood has been a winner of numerous awards, including: (a) Lincoln-Mercury 100 Champions Leadership Conference award in each of the past 25 years; (b) North American Customer Excellence Award; and (c) Ford Motor Credit Company's Partners in Quality Award. In addition to his responsibilities as a dealer, he has served on the Customer Dispute Settlement Board for New Jersey and Connecticut and is a member and past Chairman of the Ford Lincoln-Mercury NADA 20 Group. He holds a B.S. degree from Northern Arizona University.

    JOSEPH SHAKER has been the President and Chief Operating Officer since October 1, 1997 and is in charge of the Company's dealer acquisition program, including the implementation of such programs as may be necessary to assimilate new dealers into Hometown's operational model. In addition, from 1991 to date, he has been the Chief Operating Officer of Shaker's Lincoln Mercury, Shaker's Jeep Eagle and Lincoln Mercury Autocare in Connecticut. In 1992, at the request of Ford Motor Company, he developed the pilot free-standing neighborhood Autocare Center which has become the model for free-standing neighborhood auto maintenance centers established by Ford Motor with certain of its other dealers. He also started Shaker's Lincoln Mercury limousine department in 1992 and has been responsible for its growth and implementation. He is a Member of the Executive Committee of the NADA 20 Group. He holds a B.S. (Management) degree from Bentley College.

    WILLIAM C. MULLER JR. has been Vice President--New Jersey Operations since October 1, 1997. In addition, from 1980 to date, he has been the President of Muller Toyota, Inc. and of Muller Chevrolet, Oldsmobile, Isuzu, Inc. Under his management, Muller Toyota has been: (a) a 9-time recipient of Toyota's Prestigious President's Award, given to those dealers with superior levels of customer satisfaction who also exceed capital standards and have high market penetration and facilities that meet or exceed Toyota standards; (b) a 13-time recipient of Toyota Parts Excellence Award; (c) a 9-time winner of Toyota Service Excellence Award; and (d) a 3-time winner of Toyota's Sales Excellence Award. He holds a B.A. degree from Fairleigh Dickinson University.

    COREY SHAKER has been Vice President--Connecticut Operations since October 1, 1997 and is in charge of Hometown's Company-wide sales training efforts. In addition, from 1989 to date, he has been Chief Operating Officer and General Manager of Family Ford Inc. where he was responsible for all aspects of its operations. He is a member of NADA Ford F01 20 group. He was awarded the Lincoln Mercury Salesperson of the Nation award in 1980 and is a three time winner of the Lincoln Mercury Inner Circle award. He holds a B.S. in Business Administration from Providence College.

    EDWARD A. VERGOPIA has been Vice President--Fleet Operations since October 1, 1997. In addition, from 1988 to date, he has been Executive Vice President of Westwood where, among other responsibilities, he managed the Lincoln Mercury Division of Spoilers Plus (custom cars) and Westwood Lincoln Mercury Limousine Department. During those periods, he also worked in the Leasing, Financing and Parts and Service Departments of Westwood Lincoln Mercury. He holds a B.B.A. from the University of Miami.

    JAMES CHRIST has been General Manager of the Muller Toyota division of the Company since October 1, 1997. In addition, from 1995 to date, he has been General Manager of Muller Toyota in Clinton, New Jersey. From March 1986 to November 1994, he was Vice President and General Manager of Liberty Toyota, Inc. in Burlington, New Jersey and from August 1989 to November 1994, he was Vice President of Richardson Imports, Inc. a Lexus dealership, in Cherry Hill, New Jersey. Prior thereto he had more than 5 years experience in managerial capacities at Toyota. He holds a B.S. in Business Administration from West Chester University.

    JOHN C. RUDY has been Chief Financial Officer since October 1, 1997 and, upon the closing of the Offering, will assume full-time status. His responsibilities include financial reporting, accounting and computer systems. In addition, from 1992 to date, he has been President of Beacon Business Services, Inc., a business consulting firm providing business strategy, financial, and accounting services to small and mid-size businesses. From 1990 to 1992, he directed the Metropolitan New York area troubled business practice for Coopers & Lybrand, and from 1987 through 1989, served as Chief Financial Officer for Plymouth Lamston Stores Corporation, a chain of retail stores in New York City. He holds a Bachelor of Science Degree in Economics from Albright College in Reading, Pennsylvania, an MBA from Emory University in
Atlanta, Georgia, and is a Certified Public Accountant in New York State.

    STEVEN SHAKER has been Vice President in charge of Parts and Service since October 1, 1997. In addition, from 1992 to date, he has been Director of Parts and Service of all of the Shaker Group's operations and was instrumental in the implementation of the pilot program to develop the Ford Motor Company's first Autocare automobile service center. He holds a B.A. degree from Salve Regina College.

    MATTHEW J. VISCONTI JR. will become Vice President--Mergers and Acquisitions upon the closing of the Offering. During 1997 he served as one of the organizers of the Company and consulted with it on merger and acquisition matters. From January 1996 to December 1996, he was General Manager of the Ray Catena Company which held Jaguar and Porsche franchises in Edison, New Jersey. Prior thereto, from July 1994 to December 1995, he was General Sales Manager of Town Motors in Englewood, New Jersey which held Audi, Lincoln, Mercury, Porsche, Subaru and Suzuki franchises. From prior to 1992 to April 1994, he was an owner and President of The Blake Group, Inc., a business consultant specializing in merger and acquisition transactions in the retail automobile sector.

    DOMENIC COLASACCO is Chairman of the Board and President of United States Trust Company (USTC), a Boston based firm specializing in trust and investment management services for institutional and personal clients. Mr. Colasacco has been serving as the Chief Investment Officer of USTC since 1980. From 1990 to March 1998, he was also a director of UST Corp., the holding company for USTC and USTrust, a commercial and retail bank in Greater Boston. He holds both a bachelors degree and an M.B.A. from Babson College and is a Chartered Financial Analyst.

    STEVEN A. HIRSH has been a portfolio manager for William Harris & Co., a financial services company, for more than five years. Since 1994 he has also been Chairman, Chief Executive Officer and President of Astro Communications, Inc., a manufacturer of strobe lights. Mr. Hirsh has been a director of Complete Management, Inc., a physician practice management company since 1996 and Market Guide, Inc, a financial data base company since 1997. He holds a Bachelor of Science degree from the University of Colorado and a Master of Business Administration from the University of Chicago.

    LOUIS I. MARGOLIS has been a General Partner of Pine Street Associates, L.P., a private investment partnership that invests in other private limited partnerships since January 1994. In January 1997, Mr. Margolis formed and is the President and sole shareholder of Chapel Hill Capital Corp., a financial services company. From 1991 through 1993, he was a Member of the Management Committee of Nomura Securities International. From 1993 through 1995, he was Chairman of Classic Capital Inc., a registered investment advisor. Mr. Margolis has been a director of Milestone Scientific, Inc., a manufacturer of dental devices, since 1997. Mr. Margolis has been a member of the Financial Products Advisory Committee of the Commodity Futures Trading Commission since its formation in 1986, a Trustee of the Futures Industry Institute since 1991 and a Trustee of Saint Barnabas Hospital in Livingston, New Jersey since 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has established Compensation and Audit committees, whose members will be Messrs. Colasacco, Hirsh and Margolis. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the issuance of stock options and discretionary cash bonuses to the Company's officers, employees, directors and consultants. The Audit Committee meets with management and the Company's independent public accountants to determine the adequacy of internal controls and other financial reporting matters. It is the intention of the Company to appoint only independent directors to the Audit and Compensation Committees.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain summary information for the year ended December 31, 1997 with respect to compensation paid to Hometown's Chief Executive Officer and five highest paid other officers by the Core Operating Companies for services provided to such Core Operating Companies:

NAME AND PRINCIPAL POSITION                                  SALARY(1)    BONUS(2)   OTHER ANNUAL COMPENSATION(3)
-----------------------------------------------------------  ----------  ----------  ----------------------------
Salvatore A. Vergopia, Chairman & Chief Executive
  Officer..................................................  $  174,950  $  380,000           $   10,557
Joseph Shaker, President and Chief Operating Officer.......  $   81,000  $  100,000           $    1,357
William C. Muller Jr., Vice President--New Jersey
  Operations...............................................  $  259,247      --               $   52,444
Corey Shaker, Vice President--Connecticut Operations.......  $  114,400  $  100,000
Edward A. Vergopia, Vice President--Fleet Operations.......  $  129,388  $  250,000
James Christ, General Manager--Muller Toyota...............  $  108,000  $  113,000

------------------------

(1) The dollar value of perquisites and other personal benefits are included in Other Annual Compensation.

(2) The amounts shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.

(3) Consists of excess life insurance for Salvatore Vergopia, extra disability insurance on Joe Shaker, and life insurance on co-owner for William C. Muller, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Until after the consummation of the Offering, Hometown will have no Compensation Committee or other Board committee performing equivalent functions. Compensation contracts have been approved by the entire Board of Directors, consisting of: Salvatore A. Vergopia; Joseph Shaker; William C. Muller Jr.; Corey Shaker; Edward A. Vergopia; and James Christ.

EMPLOYMENT CONTRACTS

    In April 1998, Hometown entered into five-year employment agreements, effective upon the closing of the Offering, with the following key personnel of the Core Operating Companies: Salvatore A. Vergopia as Chairman and Chief Executive Officer, Joseph Shaker as President and Chief Operating Officer, William C. Muller Jr. as Vice President--New Jersey Operations, Corey Shaker as Vice President-- Connecticut Operations, Edward A Vergopia as Vice President--Fleet Operations, James Christ as General Manager--Muller Toyota; and Steven Shaker as Vice President--Parts and Service. The Company also entered into a five-year employment agreement with Matthew J. Visconti to become Vice President-- Mergers and Acquisitions. Each agreement provides for an annual base salary of $200,000, except that the agreement with James Christ provides for an annual base salary of $150,000 plus an annual bonus equal to five percent of the pre-tax profits of Muller Toyota, the agreement with Steven Shaker provides for an annual base salary of $100,000 and the agreement with Mr. Visconti provides for an annual base salary of $150,000. Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in the agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

STOCK OPTIONS

    In February 1998, in order to attract and retain persons necessary for the success of the Company, Hometown adopted its 1998 Stock Option Plan (the "Stock Option Plan") covering up to 480,000 shares of Class A Common Stock. Pursuant to the Stock Option Plan officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive and/or non-incentive stock options. The Stock Option Plan, which expires in January 2008, will be administered by the Board of Directors or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. As of the effective date of the Offering, options for an aggregate of 240,000 shares, exercisable at the Offering price during a five-year period, were granted to eight officers and nine other employees of the Company and were outstanding under the Stock Option Plan. These options will be exercisable for one-third of the shares covered thereby on the first anniversary of the date of the grant and for an additional one-third of the shares covered thereby each year thereafter. In addition, options for 5,000 shares will be granted to each of the Company's outside directors upon their taking office. Options granted to outside directors will be exercisable at the fair market value per share on the date of grant and will for 50% of the shares covered immediately upon grant and for the remainder of the shares following one year's service.

                              CERTAIN TRANSACTIONS

LEASES

    The Company has leased from various affiliates the premises occupied by certain of its dealerships. Each of these governing leases will become effective as of the closing of the Offering, have a term expiring in 2013, be on a triple net basis and provide for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2004 and 2009.

    SHAKER GROUP. The Company will lease, for an initial annual base rental of $240,000, the premises occupied by its Lincoln Mercury dealership in Watertown, Connecticut from Shaker Enterprises, a Connecticut general partnership whose seven partners include Joseph Shaker, Corey Shaker, Steven Shaker and Janet Shaker. Joseph Shaker is President and Chief Operating Officer of Hometown and a principal stockholder of the Company. Corey Shaker is Vice President--Connecticut Operations and a principal stockholder of the Company. Steven Shaker is Vice President--Parts and Service and a principal stockholder of the Company. Janet Shaker is a principal stockholder of the Company.

    MULLER GROUP. The Company will lease, for an initial annual base rental of $360,000 and $396,000 respectively the premises occupied by its Toyota dealership in Clinton, New Jersey and its Chevrolet/ Oldsmobile/Isuzu dealership in Stewartsville, New Jersey from Rellum Realty Company, a New Jersey general partnership, one of whose two partners is William C. Muller Jr. Mr. Muller is Vice President--New Jersey operations and, prior to the Offering, was a 9.42% stockholder of Hometown.

    WESTWOOD. The Company will lease, for an initial annual base rental of $360,000 the premises occupied by its Lincoln Mercury dealership in Emerson, New Jersey from Salvatore A. Vergopia and his wife. Mr. Vergopia is Chairman of the Board and Chief Executive Officer of Hometown and, prior to the Offering, including shares owned by his wife, was a 17.63% stockholder of Hometown.

EXCHANGE

    The executive officers, directors and holders of more than five percent of any class of the Company's voting securities who are listed in the table under "Principal Stockholders" received their stock in the Exchange except one officer included in "all Officers and Directors as a Group" who received 60,000 shares of Class A Common Stock on the organization of Hometown. See "Exchange."

    The Company will pay a fee of $175,000 to Matthew J. Visconti at the Closing of the Offering for his services in connection with the Exchange. Mr. Visconti was one of the organizers and will, upon the closing of the Offering, become Vice President--Acquisitions and Mergers of the Company.

LOANS

    During the year ended December 31, 1997, a Core Operating Company lent $59,000 to Corey Shaker, increasing the amount owed by him to that company to $86,000 at December 31, 1997. The loan bears interest at 6.83% per annum and will be repaid immediately prior to the closing of the Offering.

    During the year ended December 31, 1997, Westwood: (a) lent: (i) $769,000 to Salvatore A. Vergopia, increasing the amount owed by him to Westwood to $940,000, which is offset by $1,000,000 previously advanced by Salvatore A. Vergopia to such company, leaving a net balance of $60,000 owed to Salvatore Vergopia; and (ii) $7,000 to Edward A. Vergopia, increasing the amount owed by him to that Core Operating Company to $66,000. In fiscal 1997, Westwood also received repayment of $10,000 from Worldwide Financing Co. Ltd. ("WFC"), reducing the amount owed by WFC to $90,000. The loans to and from Salvatore A. Vergopia each bear interest at prime rate, which was 8.5% in 1997, and the loans from WFC and Edward A. Vergopia are each non-interest bearing. All of these loans will be repaid immediately prior to the closing of the Offering. Salvatore
A. Vergopia is Chairman of the Board and Chief Executive Officer and a principal stockholder of the Company. Edward A. Vergopia is Vice President--Fleet

Operations and a director and principal stockholder of the Company. WFC, which is not being acquired by the Company, is owned by Salvatore A. Vergopia and his wife.

    During the year ended December 31, 1997, a Core Operating Company lent Rellum Realty Company $106,000, increasing the amount owed to it by Rellum Realty at year end to $430,000. The loan was repaid in 1998.

GUARANTEES

    A Core Operating Company is the guarantor of a $2,000,000 credit facility from SEC Funding Corp. ("SFC") pursuant to which loans are made to third party purchasers of limousines. As at December 31, 1997 loans outstanding under this credit line were $935,000. SFC is owned by Salvatore and Edward Vergopia and by a manager at Westwood.

    As at March 31, 1998, the Company had aggregate liability of $28,437,000 under its floor plan financing lines of credit, including liabilities of its subsidiaries, Muller Chevrolet, Muller Toyota and Westwood in the amounts of $4,148,000, $4,268,000 and $7,493,000, respectively. The floor plan liabilities of these subsidiaries are guaranteed by affiliates of the Company as follows:
Muller Chevrolet by William Muller Sr. and William Muller Jr; Muller Toyota by William Muller Sr., William Muller Jr. and James Christ and Westwood by Salvatore A. Vergopia. Hometown plans to reduce floor plan obligations by $10,000,000 using a portion of the proceeds of the Offering, of which approximately $5,600,000 million will be used to reduce liabilities guaranteed by these affiliates. To the extent that floor plan finance obligations guaranteed by affiliates are reduced or eliminated through the use of a portion of the proceeds of the Offering, these affiliates will benefit through the reduction of contingent liability on their guarantees.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1998, after giving pro forma effect to the consummation of the Exchange, by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares, by each director of the Company, by the executive officers named in the table above and by the directors and executive officers as a group and as adjusted to effect the issuance of shares by the Company in the Offering.

                                                        SHARES BENEFICIALLY      SHARES BENEFICIALLY    PERCENT OF
                                                               OWNED                    OWNED            AGGREGATE
                                                       BEFORE THIS OFFERING      AFTER THIS OFFERING      VOTING
                                                      -----------------------  -----------------------   RIGHTS OF
NAME OF BENEFICIAL OWNER(1)                           NUMBER(3)   PERCENT(2)   NUMBER(3)   PERCENT(2)   ALL CLASSES
----------------------------------------------------  ----------  -----------  ----------  -----------  -----------
Salvatore A. Vergopia(4)............................     705,000       17.63      705,000       11.75        17.70
Joseph Shaker.......................................     206,612        5.17      206,612        3.44         5.19
William C. Muller Jr................................     470,034       11.75      470,034        7.83        11.80
Corey Shaker........................................     249,100        6.23      249,100        4.15         6.25
Edward A. Vergopia..................................     235,000        5.88      235,000        3.92         5.90
James Christ........................................      93,248        2.33       93,248        1.55         2.34
Steven Shaker.......................................     206,424        5.17      206,424        3.44         5.18
Paul Shaker.........................................     218,268        5.46      218,268        3.64         5.48
Janet Shaker........................................     227,668        5.69      227,668        3.79         5.71
William C. Muller Sr................................     376,718        9.42      376,718        6.28         9.46
All Officers and Directors as a group
  (8 persons)(5)....................................   2,225,418       55.64    2,225,418       37.09        54.50

------------------------

(1) The respective addresses of the beneficial owners are: Salvatore A. Vergopia and Edward A. Vergopia, c/o Westwood Lincoln Mercury, 55 Kinderkamack Road, Emerson, New Jersey 07630; Joseph Shaker, c/o Shaker's Inc. 831 Straits Turnpike Watertown, Connecticut 06795; William C. Muller Jr., James Christ and William C. Muller Sr. c/o Muller Toyota, Inc., Route 31, PO Box J, Clinton, New Jersey, 08809; Corey Shaker, Janet Shaker, Steven Shaker and Paul Shaker, c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705.

(2) Percentages based on number of shares of all classes.

(3) Class B Common Stock unless otherwise noted.

(4) Includes 225,600 shares owned by his wife Janet.

(5) Includes 60,000 shares of Class A Common Stock owned by one officer.


    The Company's officers and directors and holders of more than five percent of any class of its voting securities have agreed with the Representative that they will not sell or otherwise dispose of any Common Stock, or any securities convertible into shares of the Company's Common Stock without the prior written consent of such Representative until July 27, 1999. After that date, an aggregate of shares of Common Stock will become eligible for sale pursuant to Rule 144 and the limitations specified therein.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized capital stock of the Company consists of 29,760,000 shares of which 24,000,000 are shares of Class A Common Stock, par value $.001 per share, 3,760,000 are shares of Class B Common Stock, par value $.001 per share, and two million are shares of Preferred Stock, par value $.001 per share, issuable in series. As of March 31, 1998 none of the shares of Class B Common Stock or Preferred Stock were outstanding and 240,000 shares of Class A Common Stock were outstanding. Upon the closing of the Offering and the simultaneous closings of the Exchange and the Acquisitions, the Company will issue 3,760,000 shares of Class B Common Stock to the stockholders of the Core Operating Companies and 2,000,000 shares of Class A Common Stock in the Offering.

COMMON STOCK--CLASS A AND CLASS B

    The Class A Common Stock and the Class B Common Stock each have a par value of $.001 per share and are identical in all respects, except voting rights and the convertibility of the Class B Common Stock. Subject to any special voting rights of any series of Preferred Stock that may be issued in the future, the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share. Except as otherwise required by law, both Class A Common Stock and Class B Common Stock vote together as one class on all matters to be voted on by stockholders of the Company, including the election of directors. Class A Common Stock is not convertible. The Class B Common Stock is convertible into Class A Common Stock on a share for share basis, at any time at the election of the holder and is automatically converted into Class A Common Stock upon any transfer to a person who is not then an officer or director of the Company or of a subsidiary of the Company. All of the outstanding shares of Class B Common Stock, representing approximately 94% of the aggregate voting power of the Company upon completion of the Offering, are beneficially owned by the principals of the Core Operating Companies, including a majority of the Board of Directors of Hometown. Neither class of Common Stock has redemption, preemptive or sinking fund rights. Holders of both classes of Common Stock are entitled to dividends as and when declared by the Board of Directors from funds legally available therefor and, upon liquidation, dissolution or winding up of the Company, to participate ratably in all assets remaining after payment of all liabilities. All shares of Common Stock issued and outstanding are, and those offered hereby when issued will be, legally issued, fully-paid and non-assessable. See "Dividend Policy."

PREFERRED STOCK

    The Company's Certificate of Incorporation provides that its Board of Directors has the authority, without further action by the holders of the outstanding Common Shares, to issue up to two million shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. The Company does not have any Preferred Stock outstanding and has no present intention to issue any Preferred Stock. The designations, rights and preferences of any Preferred Stock would be set forth in a Certificate of Designation which would be filed with the Secretary of State of Delaware.

REPRESENTATIVE'S WARRANTS


    In connection with this Offering, the Company will sell to the Representative Representative's Warrants, entitling the holders thereof to purchase up to 200,000 shares of Class A Common Stock at a
purchase price of $         per share over a four year period commencing one
year from the effective date of the Offering.

REPORTS

    The Company intends to furnish to its stockholders annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information. In addition, the Company is required to file periodic reports on Forms 8-K, 10-Q and 10-K with the United States Securities and Exchange Commission and to make such reports available to its stockholders.

LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION

    The Company's Certificate of Incorporation limits the liability to the Company of individual directors for certain breaches of their fiduciary duty to the Company. The effect of this provision is to eliminate the liability of directors for monetary damages arising out of their failure, through negligent or grossly negligent conduct, to satisfy their duty of care which requires them to exercise informed business judgment. The liability of directors under the federal securities laws is not affected. A director may be liable for monetary damages only if a claimant can show a breach of the individual director's duty of loyalty to the Company, a failure to act in good faith, intentional misconduct, a knowing violation of the law, an improper personal benefit or an illegal dividend or stock purchase.

    The Company's Certificate of Incorporation also provides that each director or officer of the Company serving as a director or officer shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss (including attorneys fees, judgments, fines, Employee Retirement Income Security Act, excise taxes or penalties and amounts paid or to be paid in settlement), reasonably incurred or suffered by such person in connection therewith.

BUSINESS COMBINATIONS UNDER DELAWARE LAW

    The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined, generally, as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date on which that person becomes an interested stockholder unless: (a) before that person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (b) upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer); or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Company's Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors the in office.

STOCKHOLDERS' AGREEMENT

    The stockholders of the Core Operating Companies have entered into a Stockholders' Agreement pursuant to which they have agreed, except under certain circustances, to vote all of their shares, for a period of five years, in favor of the election to the Board of Directors of Salvatore A. Vergopia, Joseph Shaker, William C. Muller Jr., Corey Shaker, Edward A. Vergopia and James Christ and to vote on all other matters in accordance with the recommendations of the majority of the Board. Salvatore A. Vergopia is Chairman of the Board and Chief Executive Officer of the Company, and Joseph Shaker is President and Chief Operating Officer of the Company. Mr. Muller is Vice President--New Jersey Operations, Corey Shaker, a cousin of Joseph Shaker, is Vice President--Connecticut Operations, Edward A. Vergopia, the son of Salvatore A. Vergopia, is Vice President--Fleet Operations and James Christ is General Manager--Muller Toyota. These six directors, beneficially own approximately 52.1% of the Company's outstanding Class B Common Stock which, after the Offering, will represent approximately 49.2% of the combined voting power of all classes of Common Stock and, accordingly, as long as they vote as required by the Stockholders' Agreement, will be in a position to elect all of the persons chosen by them. Further, such control could preclude any unsolicited acquisition of the Company and consequently affect the market price of the Common Stock offered hereby.

LISTINGS ON NASDAQ NATIONAL MARKET


    The Company's Class A Common Stock has been accepted for quotation on the Nasdaq National Market under the symbol "HCAR."


TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Shares is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Offering, the Company will have outstanding 2,240,000 shares of Class A Common Stock and 3,760,000 shares of Class B Common Stock. Of these shares, the 2,000,000 shares (or a maximum of 2,300,000 shares of Class A Common Stock in the event that the Representative exercises its over-allotment option in full) sold in the Offering, will be freely tradeable without restrictions under the Securities Act. The remaining 240,000 outstanding shares of Class A Common Stock and 3,760,000 of Class B Common Stock were issued by the Company in private transactions in reliance upon one or more exemptions under the Securities Act, are "restricted securities" within the meaning of Rule 144 under that Act, and may be resold in a public distribution only if registered under the Securities Act or pursuant to an exemption therefrom, including Rule
144. In general, under Rule 144 a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares and the average weekly trading volume in composite trading on all exchanges during the four calendar weeks preceding such sale. In addition, sales under Rule 144 may be made only through unsolicited "broker's transactions" or to a "market maker" and are subject to various other conditions.


    The Company's executive officers, directors and holders of more than 5% of its voting securities have agreed with the Representative that they will not sell or otherwise dispose of any Common Stock or any securities convertible into Common Stock of the Company without the prior written consent of such Representatives until July 27, 1999 (the "lock-up period"). After the lock-up period, such shares of Common Stock will be eligible for sale in the public market pursuant to Rule 144 if the conditions of that Rule have been met. The Company is unable to estimate the amount of restricted securities that will be sold under Rule 144 because this will depend, among other factors, on the market price for the Common Shares and the personal circumstances of the sellers.


    In addition, 240,000 shares of Class A Common Stock are subject to outstanding options that have been granted to officers, directors and key employees.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement among the Company and the Underwriters named below (the "Underwriters"), the Company has agreed to sell to the Underwriters, for whom Paulson Investment Company, Inc. is acting as representative (in such capacity, the "Representative"), and the Underwriters have severally and not jointly agreed to purchase the shares of Class A Common Stock set forth below:

                                                                                   NUMBER OF
UNDERWRITERS                                                                         SHARES
--------------------------------------------------------------------------------  ------------
Paulson Investment Company, Inc.................................................

      Total.....................................................................    2,000,000
                                                                                  ------------
                                                                                  ------------

    The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the approval of certain legal matters by their counsel and various other conditions. The Underwriters are obligated to purchase all of the above shares if any are purchased.

    The Company has been advised by the Representative that the Underwriters propose to offer the shares of Class A Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $         per share.
The Underwriters may allow, and such dealers may allow, a concession not in
excess of $         per share to certain other dealers. After the Offering, the offering price and other selling terms may be changed by the Representative. The Company has granted to the Underwriters an option exercisable during the 45-day period commencing on the date of this Prospectus to purchase from the Company, at the offering price less underwriting discount, up to an aggregate of 300,000 shares of Class A Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise the option, each Underwriter will have a firm commitment to purchase approximately the same percentage thereof that the total number of shares shown in the above table bears to the total shown, and the Company will be obligated, pursuant to the option, to sell such additional shares to the Underwriters.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants (the "Representative's Warrants") to purchase up to 200,000 shares of its Class A Common Stock. The Representative's Warrants are exercisable for a period of four years commencing
one year from the date of this Prospectus at an exercise price of $    per
share. The Representative's Warrants provide for protection against dilution in the event of stock splits, stock dividends, mergers and other changes in capitalization. The Representative's Warrants also provide for adjustment of the type of securities issuable upon exercise of the Representative's Warrants to reflect changes in the Class A Common Stock. The Representative's Warrants grant to the holders thereof certain rights with respect to the registration under the Securities Act of the securities issuable upon exercise of the Representative's Warrants.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement, of which this Prospectus forms a part. See "Available Information."

                                 LEGAL MATTERS

    Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022, counsel to the Company, will render an opinion that the shares of Class A Common Stock offered hereby, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Greenberg Traurig Hoffman Lipoff Rosen & Quentel, 200 Park Avenue, New York, New York 10166, has acted as counsel to the Underwriters in connection with the Offering. Partners in Morse, Zelnick, Rose & Lander, LLP own an aggregate of 60,000 shares of Class A Common Stock.

                                    EXPERTS

    The financial statements and schedules included in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

    The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the offer and sale of Common Stock pursuant to this Prospectus. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and reference is hereby made to such omitted information. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are summaries of the terms of such contract, agreement or document and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 11400, Chicago, Illinois 60661. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. For further information pertaining to the Common Stock offered by this Prospectus and the Company, reference is made to the Registration Statement.

    The Company intends to furnish to its stockholders annual reports containing audited financial statements certified by independent auditors and quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements.

    This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-l, of which this Prospectus forms a part, and the exhibits thereto which the Company has filed with the SEC under the Securities Act, to which reference is hereby made for further information concerning the Company and the shares of Class A Common Stock offered hereby.

                         HOMETOWN AUTO RETAILERS, INC.
               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation...................................................................        F-2
Unaudited Pro Forma Balance Sheets, March 31, 1998......................................        F-4
Unaudited Pro Forma Statements of Operations, December 31, 1997.........................        F-5
Unaudited Pro Forma Statements of Operations, March 31, 1998............................        F-6
Notes to the Unaudited Pro Forma Financial Statements...................................        F-7

                                 THE COMPANIES

    Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

  HOMETOWN:
    Hometown Auto Retailers, Inc.

  SHAKER:
    E.R.R. Enterprises, Inc. and Subsidiaries
          Shaker's, Inc.
          Family Ford, Inc.
          Family Rental, Inc.
          Shaker's Lincoln Mercury
            Auto Care, Inc.

  WESTWOOD:
    Westwood Lincoln Mercury Sales, Inc.

  MULLER:
    Muller Toyota, Inc.
    Muller Chevrolet, Oldsmobile, Isuzu, Inc. (Note 1)
    William Chevrolet, Inc. (Inactive)(Note 1)

  BAY STATE:
    Leominster Lincoln Mercury, Inc.
    (DBA Bay State Lincoln Mercury)

  BRATTLEBORO:
    Brattleboro Chrysler Plymouth Dodge, Inc.

  PRIDE:
    Pride Auto Centers, Inc.

------------------------

Notes:

(1) The independent operations of William Chevrolet, Inc. have been discontinued and for presentation purposes, the residual balance sheet accounts have been combined with Muller Chevrolet, Oldsmobile, Isuzu, Inc..

                         HOMETOWN AUTO RETAILERS, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

    Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership. The unaudited pro forma combined financial statements give effect to the Exchange, the Acquisitions and consummation of the Offering as discussed below:

    EXCHANGE

    In May 1997, the Core Operating Companies agreed, in principle, to combine their dealerships in Hometown. Effective, as of July 1, 1997, the stockholders of the Core Operating Companies entered into an Exchange Agreement pursuant to which they agreed to exchange all of the outstanding shares of four corporations operating six franchised dealerships, one collision repair center and one factory authorized freestanding auto service center, for 3,760,000 shares of Hometown Class B Common Stock as follows: 1,880,000 shares to the stockholders of Shaker; 940,000 shares to the shareholders of Westwood; and 940,000 shares to the stockholders of Muller.

    The consideration to be paid by the Company to each of the stockholders in the Core Operating Companies was determined by negotiations among the respective principals of the Core Operating Companies as to the relative value of each of the dealerships, which they controlled. As such, no one individual determined the consideration to be paid. The Company and the principals of the Core Operating Companies did not use an independent third party to determine the relative values of each dealership but agreed among themselves on the values attributable to each based on an evaluation of operating results, prospects for growth and financial position.

    The Exchange agreement is subject to certain conditions including, among others: (i) the continuing accuracy on the closing date of the representations and warranties of the applicable Core Operating Companies and the Company; (ii) the performance of each of the covenants by the applicable Core Operating Companies (iii) the receipt of all permits, approvals and consents required for transfer of ownership of the Core Operating Companies and their assets including the consent of the applicable manufacturers.

    ACQUISITIONS

    In July and August 1997, and May 1998 under the direction of its Core Operating Companies, the Company entered into three agreements (the "Acquisitions") to acquire certain assets and liabilities of three dealerships in Connecticut, Massachusetts and Vermont for an aggregate consideration of $6.7 million plus the assumption of certain liabilities. A portion of the proceeds from the Offering will be applied to the purchase price of the Acquisitions. Each of the Acquisitions is subject to satisfaction of various conditions precedent, including the achieving by each of the sellers of certain levels of income, the receipt of factory consents from all automobile manufacturers whose franchises are held by each of the sellers and the Closing of the Offering being made hereby on or prior to July 31, 1998.

    INITIAL PUBLIC OFFERING (THE OFFERING)

    The net proceeds to the Company from the sale of 2,000,000 shares of Class A Common Stock, based upon an assumed initial public offering price of $10.00 per share, are estimated to be $17.2 million ($19.9 million if the Underwriters' over-allotment option for an additional 300,000 shares is exercised in full) after deducting the underwriting discount and estimated expenses of this Offering. Of the net proceeds, approximately $6.4 million will be used to pay the cash portion of the purchase price of the Acquisitions. In addition, approximately $.8 million will be used to repay indebtedness with a weighted average interest rate of approximately 10.1%. The remainder of the net proceeds will be used for working capital and general corporate purposes, including possible use in additional acquisitions of dealerships and for expansion of the livery sales business. Pending such allocation of the remainder, that portion of the proceeds will be used to reduce floor plan financing indebtedness.

                         HOMETOWN AUTO RETAILERS, INC.

    Hometown, the Core Operating Companies, and the Acquisitions are hereinafter referred to as the Company. The Exchange and the Acquisitions have been accounted for using the purchase method of accounting. Shaker, the parent of one group of Core Operating Companies, has been identified as the acquiror for financial statement presentation purposes in accordance with SAB No. 97 because its stockholders hold the largest single number of shares of Class B Common Stock in the Exchange, which shares represent the single largest voting interest in the Company. The unaudited pro forma combined financial statements also give effect to the issuance of Common Stock, which was issued by the Company to the sellers of the Core Operating Companies. These statements are based on the historical financial statements of the Core Operating Companies and Acquisitions and the estimates and assumptions set forth below and should be read in conjunction with such financial statements and related notes thereto included in this document.

    The unaudited pro forma combined balance sheet gives effect to these transactions (the Exchange, the Acquisitions and the Offering) as if they had occurred on January 1, 1997. The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to these transactions as if they had occurred at January 1, 1997.

    The Company believes that the accompanying unaudited pro forma combined financial information contains all the material adjustments necessary to fairly present its financial position as of December 31, 1997 and March 31, 1998, respectively. The unaudited pro forma financial information presented does not purport to be indicative of the financial position or operating results which would have been achieved had the acquisitions taken place at the dates indicated and should not be construed as representative of the Company's financial position or results of operations for any future date or period.

    The unaudited pro forma adjustments are based on available information and upon certain assumptions that the Company believes are reasonable under the circumstances; however, the actual recording of the acquisitions will be based on ultimate appraisals, evaluations and estimates of fair value. If these appraisals and evaluations identify assets with lives shorter than 40 years, such assets will be amortized over their expected useful lives. Periodically, but no less than annually, the Company will evaluate the relative fair market value of the intangible assets identified in its acquisitions by estimating the future earnings streams of the related business lines and comparing the present value of the result of that estimation to the stated value of the related assets. Impairments, if any, will be charged to operations when identified.

                         HOMETOWN AUTO RETAILERS, INC.
                       UNAUDITED PRO FORMA BALANCE SHEETS
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                        MULLER
                                                                                ----------------------   BAY STATE    BRATTLEBORO
                                           HOMETOWN      SHAKER     WESTWOOD      TOYOTA       CHEVY        (8)           (8)
                                         -------------  ---------  -----------  -----------  ---------  -----------  -------------
Current Assets
  Cash and cash equivalents............    $      52    $   3,608   $     284    $     314   $     200      --            --
  Accounts receivable, net.............       --            1,249       1,844        1,020         164      --            --
  Inventories..........................       --            8,321       7,889        3,626       3,751       1,070         2,534
  Prepaid expenses and other current
    assets.............................          273          462         256           30         105      --            --
  Deferred income taxes................       --              167         213       --          --          --            --
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
      Total current assets.............          325       13,807      10,486        4,990       4,220       1,070         2,534
Property and equipment, net............       --            1,277         227          800         289         252            50
Receivable from finance companies......       --           --          --            1,002         290      --            --
Due from related parties...............       --              278         193          932      --          --            --
Deferred income taxes..................       --              683      --           --          --          --            --
Excess of purchase price over net book
  value of assets acquired.............       --           --          --           --          --          --            --
Other assets...........................       --                7         203       --             208      --            --
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
      Total assets.....................    $     325    $  16,052   $  11,109    $   7,724   $   5,007   $   1,322     $   2,584
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
Current Liabilities
  Floor plan notes payable.............    $  --        $   7,417   $   7,493    $   4,268   $   4,148   $     955     $   2,142
  Accounts payable and accrued
    expenses...........................       --            3,070       1,005        1,098         341      --            --
  Current maturities of long-term
    debt...............................       --              253           2           69         140      --            --
  Other current bank borrowings........       --              100       1,000       --             200      --            --
  Advances from officers and
    affilitates........................          325       --          --           --          --             367           442
  Income taxes pabale..................       --              146         132          208      --          --            --
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
      Total current liabilities........          325       10,986       9,632        5,643       4,829       1,322         2,584
Long-term debt.........................       --              107           6          563         226      --            --
Long-term deferred income taxes........       --              164      --           --          --          --            --
Due to related parites.................       --              920      --                5         875      --            --
Other long-term liabilities............       --               52      --              206      --          --            --
Stockholders' Equity
  Common stock.........................       --               69          60           30         345      --            --
  Additional paid-in capital...........       --           --              76           96         811      --            --
  Treasury stock, at cost..............       --           --          --             (890)     --          --            --
  Retained earnings (deficit)..........       --            3,754       1,335        2,071      (2,079)     --            --
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
      Total stockholders' equity
        (deficit)......................       --            3,823       1,471        1,307        (923)     --            --
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
      Total liabilities and
        stockholders' equity...........    $     325    $  16,052   $  11,109    $   7,724   $   5,007   $   1,322     $   2,584
                                               -----    ---------  -----------  -----------  ---------  -----------       ------
                                               -----    ---------  -----------  -----------  ---------  -----------       ------

                                                                  PURCHASE &
                                                                  ACCOUNTING      I.P.O.
                                           PRIDE                  ADJUSTMENTS    PROCEEDS      PRO FORMA
                                            (8)      SUB-TOTAL        (4)           (5)       AS ADJUSTED
                                         ---------  -----------  -------------  -----------  -------------
Current Assets
  Cash and cash equivalents............     --       $   4,458     $  (2,975)    $     246     $   1,729
  Accounts receivable, net.............     --           4,277        --            --             4,277
  Inventories..........................      2,388      29,579           (19)       --            29,560
  Prepaid expenses and other current
    assets.............................     --           1,126          (325)         (414)          387
  Deferred income taxes................     --             380        --            --               380
                                         ---------  -----------  -------------  -----------  -------------
      Total current assets.............      2,388      39,820        (3,319)         (168)       36,333
Property and equipment, net............         50       2,945        --            --             2,945
Receivable from finance companies......     --           1,292        --            --             1,292
Due from related parties...............     --           1,403        (1,138)       --               265
Deferred income taxes..................     --             683        --            --               683
Excess of purchase price over net book
  value of assets acquired.............     --          --            15,959        --            15,959
Other assets...........................     --             418        --            --               418
                                         ---------  -----------  -------------  -----------  -------------
      Total assets.....................  $   2,438   $  46,561     $  11,502     $    (168)    $  57,895
                                         ---------  -----------  -------------  -----------  -------------
                                         ---------  -----------  -------------  -----------  -------------
Current Liabilities
  Floor plan notes payable.............  $   2,014   $  28,437     $  --         $ (10,000)    $  18,437
  Accounts payable and accrued
    expenses...........................     --           5,514        (2,325)         (175)        3,014
  Current maturities of long-term
    debt...............................     --             464            61          (167)          358
  Other current bank borrowings........     --           1,300        --            --             1,300
  Advances from officers and
    affilitates........................        424       1,558         4,875        (6,433)       --
  Income taxes pabale..................     --             486        --            --               486
                                         ---------  -----------  -------------  -----------  -------------
      Total current liabilities........      2,438      37,759         2,611       (16,775)       23,595
Long-term debt.........................     --             902           139          (593)          448
Long-term deferred income taxes........     --             164           119        --               283
Due to related parites.................     --           1,800        (1,613)       --               187
Other long-term liabilities............     --             258        --            --               258
Stockholders' Equity
  Common stock.........................     --             504          (500)            2             6
  Additional paid-in capital...........     --             983        11,302        17,198        29,483
  Treasury stock, at cost..............     --            (890)          890        --            --
  Retained earnings (deficit)..........     --           5,081        (1,446)       --             3,635
                                         ---------  -----------  -------------  -----------  -------------
      Total stockholders' equity
        (deficit)......................     --           5,678        10,246        17,200        33,124
                                         ---------  -----------  -------------  -----------  -------------
      Total liabilities and
        stockholders' equity...........  $   2,438   $  46,561     $  11,502     $    (168)    $  57,895
                                         ---------  -----------  -------------  -----------  -------------
                                         ---------  -----------  -------------  -----------  -------------

     Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

   The accompanying Notes to Unaudited Pro Forma Financial Statements are an
                      integral part of this Balance Sheet.

                         HOMETOWN AUTO RETAILERS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                MULLER
                                                                                                         --------------------
                                                                    HOMETOWN      SHAKER     WESTWOOD     TOYOTA      CHEVY
                                                                  -------------  ---------  -----------  ---------  ---------
Revenues
  New vehicle sales.............................................    $  --        $  29,345   $  45,470   $  21,604  $  11,704
  Used vehicle sales............................................       --           21,800       8,396      14,454      5,542
  Parts and service sales.......................................       --            6,727       4,352       3,096      1,811
  Other dealership revenues, net................................       --            1,624         731       1,102        675
                                                                        -----    ---------  -----------  ---------  ---------
    Total revenues..............................................       --           59,496      58,949      40,256     19,732
Cost of sales...................................................       --           51,226      52,770      34,760     16,881
                                                                        -----    ---------  -----------  ---------  ---------
    Gross profit................................................       --            8,270       6,179       5,496      2,851
Amortization of excess of purchase price over
  net book value of assets acquired.............................       --           --          --          --         --
Selling, general and administrative expenses....................            1        7,715       5,594       4,569      2,714
                                                                        -----    ---------  -----------  ---------  ---------
    Income (loss) from operations...............................           (1)         555         585         927        137
Other income (expense)
  Interest expense, net.........................................       --             (189)       (295)       (219)      (293)
  Other income (expense), net...................................       --              116         (39)         26        (53)
                                                                        -----    ---------  -----------  ---------  ---------
    Income (loss) before taxes..................................           (1)         482         251         734       (209)
Provision for income taxes......................................       --              166         106          36     --
                                                                        -----    ---------  -----------  ---------  ---------
    Net income (loss)...........................................    $      (1)   $     316   $     145   $     698  $    (209)
                                                                        -----    ---------  -----------  ---------  ---------
                                                                        -----    ---------  -----------  ---------  ---------
Earnings per share, basic and diluted (note 7)...............................................................................
Weighted average shares......................................................................................................

                                                                     BAY                                         PRO FORMA
                                                                    STATE    BRATTLEBORO    PRIDE      SUB-     ADJUSTMENTS
                                                                     (8)         (8)         (8)       TOTAL        (6)
                                                                  ---------  -----------  ---------  ---------  -----------
Revenues
  New vehicle sales.............................................  $   9,890   $   9,038   $   7,437  $ 134,488   $  --
  Used vehicle sales............................................     12,459      12,928       3,448     79,027      --
  Parts and service sales.......................................      2,066       2,024       1,224     21,300      --
  Other dealership revenues, net................................        301         594         323      5,350      --
                                                                  ---------  -----------  ---------  ---------  -----------
    Total revenues..............................................     24,716      24,584      12,432    240,165      --
Cost of sales...................................................     21,502      20,986      10,898    209,023      --
                                                                  ---------  -----------  ---------  ---------  -----------
    Gross profit................................................      3,214       3,598       1,534     31,142      --
Amortization of excess of purchase price over
  net book value of assets acquired.............................                             --         --             399
Selling, general and administrative expenses....................      1,934       3,314       1,452     27,293      (2,698)
                                                                  ---------  -----------  ---------  ---------  -----------
    Income (loss) from operations...............................      1,280         284          82      3,849       2,299
Other income (expense)
  Interest expense, net.........................................       (272)        (72)        (54)    (1,394)      1,113
  Other income (expense), net...................................          9         (41)         (3)        15      --
                                                                  ---------  -----------  ---------  ---------  -----------
    Income (loss) before taxes..................................      1,017         171          25      2,470       3,412
Provision for income taxes......................................         52      --          --            360       1,993
                                                                  ---------  -----------  ---------  ---------  -----------
    Net income (loss)...........................................  $     965   $     171          25  $   2,110   $   1,419
                                                                  ---------  -----------  ---------  ---------  -----------
                                                                  ---------  -----------  ---------  ---------  -----------
Earnings per share, basic and diluted (note 7)..................
Weighted average shares.........................................

                                                                   PRO FORMA
                                                                      AS
                                                                   ADJUSTED
                                                                  -----------
Revenues
  New vehicle sales.............................................  $   134,488
  Used vehicle sales............................................       79,027
  Parts and service sales.......................................       21,300
  Other dealership revenues, net................................        5,350
                                                                  -----------
    Total revenues..............................................      240,165
Cost of sales...................................................      209,023
                                                                  -----------
    Gross profit................................................       31,142
Amortization of excess of purchase price over
  net book value of assets acquired.............................          399
Selling, general and administrative expenses....................       24,595
                                                                  -----------
    Income (loss) from operations...............................        6,148
Other income (expense)
  Interest expense, net.........................................         (281)
  Other income (expense), net...................................           15
                                                                  -----------
    Income (loss) before taxes..................................        5,882
Provision for income taxes......................................        2,353
                                                                  -----------
    Net income (loss)...........................................  $     3,529
                                                                  -----------
                                                                  -----------
Earnings per share, basic and diluted (note 7)..................  $      0.59
Weighted average shares.........................................    6,000,000

Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

   The accompanying Notes to Unaudited Pro Forma Financial Statements are an
                        integral part of this statement.

                         HOMETOWN AUTO RETAILERS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                 MULLER
                                                                                                          --------------------
                                                                     HOMETOWN      SHAKER     WESTWOOD     TOYOTA      CHEVY
                                                                   -------------  ---------  -----------  ---------  ---------
Revenues
  New vehicle sales..............................................    $  --        $   5,967   $  12,599   $   4,598  $   2,535
  Used vehicle sales.............................................       --            5,723       4,273       3,265      1,205
  Parts and service sales........................................       --            1,613       1,121         848        463
  Other dealership revenues, net.................................       --              441         397         354        119
                                                                         -----    ---------  -----------  ---------  ---------
    Total revenues...............................................       --           13,744      18,390       9,065      4,322
Cost of sales....................................................       --           11,612      16,502       7,763      3,710
                                                                         -----    ---------  -----------  ---------  ---------
    Gross profit.................................................       --            2,132       1,888       1,302        612
Amortization of excess of purchase price over
  net book value of assets acquired..............................       --           --          --          --         --
Selling, general and administrative expenses.....................       --            4,194       1,432       1,097        629
                                                                         -----    ---------  -----------  ---------  ---------
    Income (loss) from operations................................       --           (2,062)        456         205        (17)
Other income (expense)
  Interest expense, net..........................................            1          (57)       (132)        (68)      (113)
  Other income (expense), net....................................       --               (6)         (9)         (7)       (24)
                                                                         -----    ---------  -----------  ---------  ---------
    Income (loss) before taxes...................................            1       (2,125)        315         130       (154)
Provision for income taxes.......................................       --             (850)        132           8     --
                                                                         -----    ---------  -----------  ---------  ---------
    Net income (loss)............................................    $      (1)   $  (1,275)  $     183   $     122  $    (154)
                                                                         -----    ---------  -----------  ---------  ---------
                                                                         -----    ---------  -----------  ---------  ---------
Earnings per share, basic and diluted (note 7)................................................................................
Weighted average shares.......................................................................................................

                                                                      BAY                                         PRO FORMA
                                                                     STATE    BRATTLEBORO    PRIDE      SUB-     ADJUSTMENTS
                                                                      (8)         (8)         (8)       TOTAL        (6)
                                                                   ---------  -----------  ---------  ---------  -----------
Revenues
  New vehicle sales..............................................  $   1,980   $   2,400   $   1,351  $  31,430   $  --
  Used vehicle sales.............................................      2,356       2,598         441     19,861      --
  Parts and service sales........................................        555         362         300      5,262      --
  Other dealership revenues, net.................................         80          65          44      1,500      --
                                                                   ---------  -----------  ---------  ---------  -----------
    Total revenues...............................................      4,971       5,425       2,136     58,053      --
Cost of sales....................................................      4,133       4,735       1,820     50,275      --
                                                                   ---------  -----------  ---------  ---------  -----------
    Gross profit.................................................        838         690         316      7,778      --
Amortization of excess of purchase price over
  net book value of assets acquired..............................                             --         --             100
Selling, general and administrative expenses.....................        481         511         332      8,676      (2,688)
                                                                   ---------  -----------  ---------  ---------  -----------
    Income (loss) from operations................................        357         179         (16)      (898)      2,588
Other income (expense)
  Interest expense, net..........................................        (54)        (42)        (12)      (477)        327
  Other income (expense), net....................................          9          26      --            (11)     --
                                                                   ---------  -----------  ---------  ---------  -----------
    Income (loss) before taxes...................................        312        (163)        (28)    (1,386)      2,915
Provision for income taxes.......................................         18      --          --           (692)      1,304
                                                                   ---------  -----------  ---------  ---------  -----------
    Net income (loss)............................................  $     294   $     163         (28) $     694   $   1,611
                                                                   ---------  -----------  ---------  ---------  -----------
                                                                   ---------  -----------  ---------  ---------  -----------
Earnings per share, basic and diluted (note 7)...................
Weighted average shares..........................................

                                                                    PRO FORMA
                                                                       AS
                                                                    ADJUSTED
                                                                   -----------
Revenues
  New vehicle sales..............................................  $    31,430
  Used vehicle sales.............................................       19,861
  Parts and service sales........................................        5,262
  Other dealership revenues, net.................................        1,500
                                                                   -----------
    Total revenues...............................................       58,053
Cost of sales....................................................       50,275
                                                                   -----------
    Gross profit.................................................        7,778
Amortization of excess of purchase price over
  net book value of assets acquired..............................          100
Selling, general and administrative expenses.....................        5,988
                                                                   -----------
    Income (loss) from operations................................        1,690
Other income (expense)
  Interest expense, net..........................................         (150)
  Other income (expense), net....................................          (11)
                                                                   -----------
    Income (loss) before taxes...................................        1,529
Provision for income taxes.......................................          612
                                                                   -----------
    Net income (loss)............................................  $       917
                                                                   -----------
                                                                   -----------
Earnings per share, basic and diluted (note 7)...................  $      0.15
Weighted average shares..........................................    6,000,000

Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

   The accompanying Notes to Unaudited Pro Forma Financial Statements are an
                        integral part of this statement.

                         HOMETOWN AUTO RETAILERS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. HOMETOWN AUTO RETAILERS, INC.


    Hometown Auto Retailers, Inc. has conducted no operations to date. It will acquire the Core Operating Companies and Acquisitions on the closing of the Offering. Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.


2. BASIS OF COMBINATIONS

    The unaudited pro forma combined financial statements give effect to: the acquisitions of substantially all of the net assets of (a) Shaker, (b) Westwood, and (c) Muller (the "Exchange"); the acquisition of the business and certain assets and liabilities of (d) Bay State, (e) Brattleboro and (f) Pride (the "Acquisitions"); the pro forma adjustments necessitated by the combinations; and the consummation of the Offering of 2,000,000 shares of the Common Stock of Hometown. The Exchange and the Acquisitions were accounted for using the purchase method of accounting. These statements are based on the historical financial statements of the Core Operating Companies and the Acquisitions and the estimates and assumptions as discussed in these footnotes.

3. CONSIDERATION PAID TO CORE OPERATING COMPANIES AND THE ACQUISITIONS

    The following table sets forth the consideration to be paid to the stockholders of the Core Operating Companies (excluding Shaker), the Acquisitions and the Associated Transaction Costs, along with the estimated "Excess of purchase price over net book value of assets acquired". For presentation purposes, Muller represents the total of Muller Toyota, Muller Chevrolet, and William Chevrolet (a discontinued operation):

                                                                                                            ASSOCIATED
                                                WESTWOOD     MULLER     BAY STATE   BRATTLEBORO    PRIDE       COSTS       TOTAL
                                               -----------  ---------  -----------  -----------  ---------  -----------  ----------
                                                                        (IN THOUSANDS, EXCEPT SHARE DATA)
Cash.........................................   $  --       $  --       $   3,000    $   2,708   $     725   $     175   $    6,608
Common Stock.................................       6,110       6,110      --           --          --          --           12,220
Promissory Note..............................      --          --          --           --             200      --              200
Other Consideration..........................      --          --          --           --              19      --               19
                                               -----------  ---------  -----------  -----------  ---------  -----------  ----------
      Total..................................       6,110       6,110       3,000        2,708         944         175       19,047
Less: Book value of net tangible assets
  acquired...................................       1,471         384         367          442         424      --            3,088
                                               -----------  ---------  -----------  -----------  ---------  -----------  ----------
Excess of purchase price over net book value
  of assets acquired.........................   $   4,639   $   5,726   $   2,633    $   2,266   $     520   $     175   $   15,959
                                               -----------  ---------  -----------  -----------  ---------  -----------  ----------
                                               -----------  ---------  -----------  -----------  ---------  -----------  ----------
Number of shares.............................     940,000     940,000      --           --          --          --        1,880,000


    The Company's executive officers, directors and 5% stockholders have agreed with the Representative that they will not sell or otherwise dispose of any Common Stock or any securities convertible into Common Stock of the Company without the prior written consent of the Representative until July 27, 1999. The fair value of these shares, which has been supported through independent appraisals, has been adjusted to reflect, among other things, these restrictions. After the lock-up period, such shares of Common Stock will be eligible for sale in the public market pursuant to Rule 144 if the conditions of that Rule have been met. The Company is unable to estimate the amount of restricted securities that will be sold under Rule 144 because this will depend, among other factors, on the market price for the shares of Common Stock and the personal circumstances of the sellers.

                         HOMETOWN AUTO RETAILERS, INC.

3. CONSIDERATION PAID TO CORE OPERATING COMPANIES AND THE ACQUISITIONS
(CONTINUED)
    Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the assets and liabilities of the Core Operating Companies and the Acquisitions will approximate fair value. The amount of "Excess of purchase price over net book value of assets acquired" subsequent to the Exchange and the Acquisitions is estimated to be $16 million. The Company will use an estimated life of 40 years for the amortization of goodwill. Management of Hometown has not currently identified any other material tangible or identifiable intangible assets of the Core Operating Companies to which a portion of the purchase price could reasonably be allocated.

4. UNAUDITED PRO FORMA BALANCE SHEETS--PURCHASE AND ACCOUNTING ADJUSTMENTS:

    The following table sets forth the accounting adjustments required to reflect the purchase of the Core Operating Companies and the Acquisitions, the recording of the Associated Transaction Costs, the settlement of certain related party payables and a distribution to the owners of Shaker and pro forma tax adjustments. For presentation purposes, Muller represents the total of Muller Toyota, Muller Chevrolet and William Chevrolet:

                                                                                                                   ASSOCIATED
                                                                                                                     COSTS &
                                                                                                                     RELATED
DEBIT (CREDIT)                             SHAKER      WESTWOOD     MULLER     BAY STATE   BRATTLEBORO    PRIDE    PARTIES(A)
---------------------------------------  -----------  -----------  ---------  -----------  -----------  ---------  -----------
ASSETS:
Cash and cash equivalents..............   $  --        $  --       $  --       $  --        $  --       $  --       $  (2,975)
Inventories............................      --           --          --          --           --             (19)     --
Prepaid expenses and other current
  assets...............................      --           --          --          --           --          --            (325)
Due from related parties...............      --           --          --          --           --          --          (1,138)
Excess of purchase price over net book
  value of assets acquired.............      --            4,639       5,726       2,633        2,266         520         175

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable and accrued
  expenses.............................      --           --          --          --           --          --           2,325
Current maturities of long-term debt...      --           --          --          --           --             (61)     --
Advances from officers and
  affiliates...........................      --           --          --          (2,633)      (2,266)       (301)        325
Long-term debt.........................      --           --          --          --           --            (139)     --
Long-term deferred income taxes........      --           --          --          --           --          --          --
Due to related parties.................      --           --          --          --           --          --           1,613
Common stock...........................          67           59         374      --           --          --          --
Additional paid-in capital.............         (67)      (6,033)     (5,202)     --           --          --          --
Treasury stock at cost.................      --           --            (890)     --           --          --          --
Retained earnings (deficit)............      --            1,335          (8)     --           --          --          --
                                              -----   -----------  ---------  -----------  -----------  ---------  -----------
    Total purchase adjustments.........   $  --        $  --       $  --       $  --        $  --       $  --       $  --
                                              -----   -----------  ---------  -----------  -----------  ---------  -----------
                                              -----   -----------  ---------  -----------  -----------  ---------  -----------


                                              TAX
DEBIT (CREDIT)                             ADJUST(B)      TOTAL
---------------------------------------  -------------  ---------
ASSETS:
Cash and cash equivalents..............    $  --        $  (2,975)
Inventories............................       --              (19)
Prepaid expenses and other current
  assets...............................       --             (325)
Due from related parties...............       --           (1,138)
Excess of purchase price over net book
  value of assets acquired.............       --           15,959
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable and accrued
  expenses.............................       --            2,325
Current maturities of long-term debt...       --              (61)
Advances from officers and
  affiliates...........................       --           (4,875)
Long-term debt.........................       --             (139)
Long-term deferred income taxes........         (119)        (119)
Due to related parties.................       --            1,613
Common stock...........................       --              500
Additional paid-in capital.............       --          (11,302)
Treasury stock at cost.................       --             (890)
Retained earnings (deficit)............          119        1,446
                                               -----    ---------
    Total purchase adjustments.........    $  --        $  --
                                               -----    ---------
                                               -----    ---------

------------------------

(a) Includes the pro forma adjustments to reflect the accrual of the Associated Transaction costs, the settlement of certain Related Party Payables, elimination of offseting related party accounts and a payment of an accrued bonus to the owners of Shaker before closing of the offering.

(b) Includes pro forma adjustments to reflect the effect of the S Corporations changing to C Corporations and the tax effect of inventory conformity adjustments.

                         HOMETOWN AUTO RETAILERS, INC.

5. UNAUDITED PRO FORMA BALANCE SHEETS--OFFERING PROCEEDS:

    The following table sets forth adjustments based on receipt of the net Offering Proceeds:

                                                                          MARCH 31, 1998
                                                -------------------------------------------------------------------
DEBIT (CREDIT)                                     (A)         (B)        (C)        (D)        (E)         (F)        TOTAL
----------------------------------------------  ----------  ---------  ---------  ---------  ----------  ----------  ----------

                                                                                (IN THOUSANDS)
ASSETS:
Cash and cash equivalents.....................  $   17,614  $  (3,000) $  (2,708) $    (725) $     (935) $  (10,000) $      246
Prepaid expenses and other current assets.....        (414)    --         --         --          --          --            (414)

LIABILITIES AND SHAREHOLDERS' EQUITY:
Floor plan notes payable......................      --         --         --         --          --          10,000      10,000
Accounts payable and accrued expenses.........      --         --         --         --             175      --             175
Current maturities of long-term debt..........      --         --         --         --             167      --             167
Advances from officers and affiliates.........      --          3,000      2,708        725      --          --           6,433
Long-term debt................................      --         --         --         --             593      --             593
Common stock..................................          (2)    --         --         --          --          --              (2)
Additional paid-in capital....................     (17,198)    --         --         --          --          --         (17,198)
                                                ----------  ---------  ---------  ---------  ----------  ----------  ----------
    Total pro forma adjustments...............  $   --      $  --      $  --      $  --      $   --      $   --      $   --
                                                ----------  ---------  ---------  ---------  ----------  ----------  ----------
                                                ----------  ---------  ---------  ---------  ----------  ----------  ----------

------------------------

(a) Reflects the proceeds from the issuance of 2,000,000 shares of Hometown Auto Retailers, Inc. Class A Common Stock net of estimated Offering costs (based on an assumed Offering price of $10 per share). Offering costs consist primarily of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

(b)(c)(d) Reflects the settlement of the acquisition of (b) Bay State (c) Brattleboro and (d) Pride in exchange for the accrued cash portion of the purchase price to be paid from the Offering proceeds. See "Consideration paid to Core Operating Companies and the Acquisitions" in footnote 3 for the allocation of the purchase price.

(e) Reflects the pay-down of certain long-term debt and the settlement of the Associated Transaction Costs with the proceeds from the Offering.


(f) Reflects the pay-down of floorplan obligations with proceeds from the Offering of which $5,600,000 will be used to repay indebtedness that has been guaranteed by certain affiliates of the Company.

                         HOMETOWN AUTO RETAILERS, INC.

6. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS--PRO FORMA ADJUSTMENTS

    The following table sets forth the components of the pro forma adjustments:

                                                                             FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                     -----------------------------------------------------
DEBIT (CREDIT)                                                          (A)        (B)        (C)        (D)        (E)
-------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------

                                                                                        (IN THOUSANDS)
Amortization of excess purchase price over net book value of assets
  acquired.........................................................  $     399  $  --      $  --      $  --      $  --
Selling, general and administrative expenses.......................     --         (2,654)       (44)    --         --
Other income (expense) Interest expense, net.......................     --         --         --            160     (1,273)
Provision for income taxes.........................................     --         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
Net income.........................................................  $     399  $  (2,654) $     (44) $     160  $  (1,273)
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------


DEBIT (CREDIT)                                                          (F)       TOTAL
-------------------------------------------------------------------  ---------  ---------

Amortization of excess purchase price over net book value of assets
  acquired.........................................................  $  --      $     399
Selling, general and administrative expenses.......................     --         (2,698)
Other income (expense) Interest expense, net.......................     --         (1,113)
Provision for income taxes.........................................      1,993      1,993
                                                                     ---------  ---------
Net income.........................................................  $   1,993  $  (1,419)
                                                                     ---------  ---------
                                                                     ---------  ---------

                                                                           FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                                     -----------------------------------------------------
DEBIT (CREDIT)                                                          (A)        (B)        (C)        (D)        (E)
-------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------

                                                                                        (IN THOUSANDS)
Amortization of excess purchase price over net book value of assets
  acquired.........................................................  $     100  $  --      $  --      $  --      $  --
Selling, general and administrative expenses.......................     --         (2,683)        (5)    --         --
Other income (expense) Interest expense, net.......................     --         --         --             19       (346)
Provision for income taxes.........................................     --         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
Net income.........................................................  $     100  $  (2,683) $      (5) $      19  $    (346)
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------


DEBIT (CREDIT)                                                          (F)       TOTAL
-------------------------------------------------------------------  ---------  ---------

Amortization of excess purchase price over net book value of assets
  acquired.........................................................  $  --      $     100
Selling, general and administrative expenses.......................     --         (2,688)
Other income (expense) Interest expense, net.......................     --           (327)
Provision for income taxes.........................................      1,304      1,304
                                                                     ---------  ---------
Net income.........................................................  $   1,304  $  (1,611)
                                                                     ---------  ---------
                                                                     ---------  ---------

------------------------

(a) Reflects the amortization of the "excess purchase price over net book value of assets acquired" using an estimated useful life of 40 years.

(b) Adjusts compensation expense and management fees to the level that certain management employees and owners of the Core Operating Companies and the Acquisitions will contractually receive subsequent to the closing of the Exchange and the Acquisitions. The Company has entered into five-year employment agreements with each of following: Salvatore A. Vergopia as Chairman and Chief Executive Officer; Joseph Shaker as President and Chief Operating Officer; William C. Muller Jr. as Vice President--New Jersey Operations; Corey Shaker as Vice President--Connecticut Operations; Edward A Vergopia as Vice President--Fleet Operations; James Christ as General Manager--Muller Toyota; and Steven Shaker as Vice President--Parts and Service. Each agreement provides for an annual base salary of $200,000, except that the agreement with James Christ provides for an annual base salary of $150,000 plus an annual bonus equal to five percent of the pre-tax profits of Muller Toyota and the agreement with Steven Shaker provides for an annual base salary of $100,000. Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in the agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

(c) Adjusts rent expense to reflect newly negotiated fair market value leases.

(d) Reflects a reduction to interest income on Cash and Cash Equivalents not realized as part of the Exchange and the Acquisitions offset by the reduction of interest expense on certain long-term debt that will be liquidated out of proceeds of the Offering and the reduction of interest expense on debt and leases not assumed as part of the transactions with the acquired dealerships.


(e) Reflects the pro forma decrease in interest expense resulting from the repayment of floor plan obligations with proceeds from the Offering in the amount of $10 million with a weighted average interest rate of 9.5%. Also includes interest savings for refinancing the balance of the floor plan obligations with a commercial lender at 7.5%.


(f) Reflects the incremental provision for federal and state income taxes relating to the pro forma adjustments described above and the loss of S-corporation status of Muller Toyota, Muller Chevrolet, Bay State and Brattleboro.

                         HOMETOWN AUTO RETAILERS, INC.

7. EARNINGS PER SHARE

    Statement of Financial Accounting Standard No. 128 "Earnings Per Share" ("SFAS 128"). SFAS No. 128 requires the presentation of basic earnings per share and diluted earnings per share. "Basic earnings per share" represents net income divided by the weighted average shares outstanding. "Diluted earnings per share" represents net income divided by weighted average shares outstanding adjusted for the incremental dilution of outstanding stock options. In this pro forma situation, the consideration of outstanding stock options is not dilutive.

                         HOMETOWN AUTO RETAILERS, INC.

8. RECONCILIATION OF THE ACQUISITIONS' HISTORICAL BALANCE SHEET AND STATEMENT OF OPERATIONS

    The following table sets forth the pro forma accounting adjustments required to reflect the purchase of the Acquisitions (in thousands):

                                  BAY STATE                             BRATTLEBORO                        PRIDE
                    -------------------------------------  -------------------------------------  ------------------------
                                  PURCHASE                               PURCHASE                               PURCHASE
                                 ADJUSTMENT    ADJUSTED                 ADJUSTMENT    ADJUSTED                 ADJUSTMENT
                    HISTORICAL       (A)         TOTAL     HISTORICAL       (A)         TOTAL     HISTORICAL       (A)
                    -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
ASSETS:
Cash and cash
  equivalents.....   $   1,091    $  (1,091)   $  --        $     446    $    (446)   $  --        $      83    $     (83)
Accounts
  receivable,
  net.............         221         (221)      --              151         (151)      --              189         (189)
Inventories.......       1,886         (816)       1,070        2,534       --            2,534        2,388       --
Prepaid expenses
  and other
  current assets..          13          (13)      --                2           (2)      --               60          (60)
Property and
  equipment,
  net.............         252       --              252          381         (331)          50           49            1
Due from related
  parties.........         214         (214)      --           --           --           --           --           --
Other assets......         173         (173)      --               13          (13)      --                6           (6)
                    -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total
      Assets......   $   3,850    $  (2,528)   $   1,322    $   3,527    $    (943)   $   2,584    $   2,775    $    (337)
                    -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                    -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

LIABILITIES AND
  STOCKHOLDERS'
  EQUITY:
Floor plan notes
  payable.........       2,008       (1,053)   $     955        2,429         (287)   $   2,142        2,178         (164)
Accounts payable
  and accrued
  Expenses........         234         (234)      --              261         (261)      --              113         (113)
Current maturities
  of long-term
  debt............          26          (26)      --               70          (70)      --           --           --
Other current bank
  borrowings......      --           --           --               57          (57)      --           --           --
Advances from
  officers and
  Affiliates......         511         (144)         367       --              442          442       --              424
Income taxes
  payable.........           8           (8)      --           --           --           --           --           --
Long-term debt....          40          (40)      --              134         (134)      --           --           --
Due to related
  parties.........      --           --           --              252         (252)      --               50          (50)
Other long-term
  liabilities.....          12          (12)      --           --           --           --           --           --
Common stock......          25          (25)      --               33          (33)      --                2           (2)
Additional paid-in
  capital.........         310         (310)      --           --           --           --              529         (529)
Retained earnings
  (deficit).......         676         (676)      --              291         (291)      --              (97)          97
                    -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total
      liabilities
      and
     stockholders'
      equity......   $   3,850    $  (2,528)   $   1,322    $   3,527    $    (943)   $   2,584    $   2,775    $    (337)
                    -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                    -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------


                     ADJUSTED
                       TOTAL
                    -----------
ASSETS:
Cash and cash
  equivalents.....   $  --
Accounts
  receivable,
  net.............      --
Inventories.......       2,388
Prepaid expenses
  and other
  current assets..      --
Property and
  equipment,
  net.............          50
Due from related
  parties.........      --
Other assets......      --
                    -----------
    Total
      Assets......   $   2,438
                    -----------
                    -----------
LIABILITIES AND
  STOCKHOLDERS'
  EQUITY:
Floor plan notes
  payable.........   $   2,014
Accounts payable
  and accrued
  Expenses........      --
Current maturities
  of long-term
  debt............      --
Other current bank
  borrowings......      --
Advances from
  officers and
  Affiliates......         424
Income taxes
  payable.........      --
Long-term debt....      --
Due to related
  parties.........      --
Other long-term
  liabilities.....      --
Common stock......      --
Additional paid-in
  capital.........      --
Retained earnings
  (deficit).......      --
                    -----------
    Total
      liabilities
      and
     stockholders'
      equity......   $   2,438
                    -----------
                    -----------

------------------------

(a) Purchase adjustments reflect the adjustments necessary to present only the assets and liabilities being acquired. The acquired assets exclude cash, accounts receivable, inventories of used vehicles (Bay State only) and other miscellaneous assets. The liabilities assumed include only the floor plan notes payable related to the vehicles inventories being acquired. The advances from officers and affiliates amounts have been adjusted to reflect the cash amounts due to the seller at closing relating to the net assets being acquired. Assets not acquired and liabilities not assumed will be retained by the sellers. No purchase adjustments are

                         HOMETOWN AUTO RETAILERS, INC.

8. RECONCILIATION OF THE ACQUISITIONS' HISTORICAL BALANCE SHEET AND STATEMENT OF OPERATIONS (CONTINUED)
    necessary to the pro forma statement of operations due to the fact that all assets required to continue the business in the same fashion are being acquired and leases for the dealership locations have been executed.

9. UNAUDITED PRO FORMA DEFERRED TAX ASSETS AND LIABILITIES

    Deferred income taxes are provided for temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                                                   3/31/98
                                                                                 -----------
DEFERRED TAX ASSETS
Reserves and accruals not deductible until paid................................   $     831
Net operating loss carry forward...............................................         845
Depreciation...................................................................           5
Other..........................................................................           8

DEFERRED TAX LIABILITIES
Depreciation...................................................................         (72)
Inventory......................................................................        (745)
Other..........................................................................         (92)
                                                                                 -----------
Net deferred tax asset.........................................................   $     780
                                                                                 -----------
                                                                                 -----------

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants.............................................       F-16
Balance Sheets, Hometown and Brattleboro for the year ended December 31, 1997 and
  Shaker, Westwood, Muller Toyota, Muller Chevrolet and Bay State for the years
  ending December 31, 1997 and 1996..................................................       F-17
Statements of Operations, Hometown and Brattleboro for the year ended December 31,
  1997, and Shaker, Westwood, Muller Toyota, Muller Chevrolet and Bay State for the
  years ended December 31, 1997, 1996 and 1995.......................................       F-18
Statements of Stockholders' Equity, Hometown and Brattleboro for the year ended
  December 31, 1997, and Shaker, Westwood, Muller Toyota, Muller Chevrolet and Bay
  State for the years ended December 31, 1997, 1996 and 1995.........................       F-19
Statements of Cash Flows, Hometown and Brattleboro for the year ended December 31,
  1997, and Shaker, Westwood, Muller Toyota, Muller Chevrolet and Bay State for the
  years ended December 31, 1997, 1996 and 1995.......................................       F-20
Notes to the Financial Statements....................................................       F-21

               INDEX TO CORE OPERATING COMPANIES AND ACQUISITIONS

    Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

Hometown:
    Hometown Auto Retailers, Inc.

Shaker:
    E.R.R. Enterprises, Inc. and Subsidiaries
        Shaker's, Inc.
        Family Ford, Inc.
        Family Rental, Inc.
        Shaker's Lincoln Mercury Auto Care, Inc.

Westwood:
    Westwood Lincoln Mercury Sales, Inc.

Muller:
    Muller Toyota, Inc.
    Muller Chevrolet, Oldsmobile, Isuzu, Inc. (Note 1)
    William Chevrolet, Inc. (Inactive)(Note 1)

Bay State:
    Leominster Lincoln Mercury, Inc.
    (DBA Bay State Lincoln Mercury)

Brattleboro:
    Brattleboro Chrysler Plymouth Dodge, Inc. (Note 2)

------------------------

(1) The independent operations of William Chevrolet, Inc. have been discontinued and for presentation purposes, the residual balance sheet accounts have been combined with Muller Chevrolet, Oldsmobile, Isuzu, Inc.

(2) Certain financials have been excluded from this presentation, as their operations are not significant subsidiaries under SAB 80.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Hometown Auto Retailers, Inc, E.R.R. Enterprises, Inc., Westwood Lincoln Mercury Sales, Inc., Muller Toyota, Inc., Muller Chevrolet, Oldsmobile, Isuzu, Inc., Leominster Lincoln Mercury, Inc., and Brattleboro Chrysler Plymouth Dodge, Inc. (collectively "the Companies"):

    We have audited the accompanying financial statements, as identified in the index on page F-14. These financial statements are the responsibility of the respective management of each of the Companies. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Companies and the results of their operations and their cash flows for the periods identified in the index on page F-14, are in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
New York, NY
March 6, 1998

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                       HOMETOWN            SHAKER                WESTWOOD              MULLER TOYOTA
                                     -------------  --------------------  ----------------------  ------------------------
                                       12/31/97     12/31/97   12/31/96   12/31/97    12/31/96     12/31/97     12/31/96
                                     -------------  ---------  ---------  ---------  -----------  -----------  -----------
Current Assets
  Cash and cash equivalents........    $      47    $   3,539  $   3,081  $     312   $     260    $     614    $     579
  Accounts receivable, net.........       --              914      1,091      1,933       1,580          495          208
  Inventories......................       --            7,609      8,504     10,545       6,478        3,972        3,743
  Prepaid expenses and other
    current assets.................          103          234         68        251         286           16            5
  Deferred income taxes............       --           --         --            205         217       --           --
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
    Total current assets...........          150       12,296     12,744     13,246       8,821        5,097        4,535

Property and equipment, net........       --            1,346      1,428        238         280          808          819
Receivable from finance
  companies........................       --           --         --         --          --              990          873
Due from related parties...........       --              294        558      1,096         330        1,184          664
Deferred income taxes..............       --           --         --         --          --           --              128
Other assets.......................       --              106         68        102          26       --                5
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
    Total Assets...................    $     150    $  14,042  $  14,798  $  14,682   $   9,457    $   8,079    $   7,024
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
Current Liabilities
  Floor plan notes payable.........    $  --        $   6,761  $   7,649  $  10,179   $   6,003    $   4,492    $   4,315
  Accounts payable and accrued
    expenses.......................            1          463        451      1,207         695        1,113        1,063
  Current maturities of long-term
    debt...........................       --              278         65          2           3          164          157
  Other current bank borrowings....       --               85        101      1,000         500          200       --
  Advances from officers and
    affilities.....................          150       --         --         --          --           --           --
  Income taxes payable.............       --              146        340     --             104           37          154
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
    Total current liabilities......          151        7,733      8,606     12,388       7,305        6,006        5,689

Long-term debt.....................       --              107        386          6           9          600          762
Long-term deferred income taxes....       --              164        150     --          --           --           --
Due to related parties.............       --              888        845      1,000       1,000       --           --
Other long-term liabilities........       --               52         29     --          --              288           86

Stockholders' Equity
  Common stock.....................       --               69         69         60          60           30           30
  Additional paid-in capital.......       --           --         --             76          76           96           96
  Treasury stock, at cost..........       --           --         --         --          --             (890)        (890)
  Retained earnings (deficit)......           (1)       5,029      4,713      1,152       1,007        1,949        1,251
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
    Total stockholders' equity
      (deficit)....................           (1)       5,098      4,782      1,288       1,143        1,185          487
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
    Total liabilities and
      stockholders' equity.........    $     150    $  14,042  $  14,798  $  14,682   $   9,457    $   8,079    $   7,024
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------
                                           -----    ---------  ---------  ---------  -----------  -----------  -----------

                                         MULLER CHEVROLET             BAY STATE          BRATTLEBORO
                                     ------------------------  ------------------------  -----------
                                      12/31/97     12/31/96     12/31/97     12/31/96     12/31/97
                                     -----------  -----------  -----------  -----------  -----------
Current Assets
  Cash and cash equivalents........   $     148    $      29    $     888    $   1,052    $      54
  Accounts receivable, net.........         156          173          175          232          135
  Inventories......................       5,169        4,061        2,805        3,900        3,406
  Prepaid expenses and other
    current assets.................          11       --               18           40       --
  Deferred income taxes............      --           --           --           --           --
                                     -----------  -----------  -----------  -----------  -----------
    Total current assets...........       5,484        4,263        3,886        5,224        3,595
Property and equipment, net........         289          434          278          357          383
Receivable from finance
  companies........................         294          231       --           --           --
Due from related parties...........      --           --              214          227       --
Deferred income taxes..............      --           --           --           --           --
Other assets.......................         210          234          177          191           14
                                     -----------  -----------  -----------  -----------  -----------
    Total Assets...................   $   6,277    $   5,162    $   4,555    $   5,999    $   3,992
                                     -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------
Current Liabilities
  Floor plan notes payable.........   $   5,405    $   4,364    $   2,972    $   3,787    $   3,188
  Accounts payable and accrued
    expenses.......................         286          393          187          388          158
  Current maturities of long-term
    debt...........................          80          126           26           17           70
  Other current bank borrowings....         200       --           --           --           --
  Advances from officers and
    affilities.....................      --           --              474       --           --
  Income taxes payable.............      --           --                3           62       --
                                     -----------  -----------  -----------  -----------  -----------
    Total current liabilities......       5,971        4,883        3,662        4,254        3,416
Long-term debt.....................         321          499           51           33          148
Long-term deferred income taxes....      --           --           --           --           --
Due to related parties.............         754          340       --           --              252
Other long-term liabilities........      --           --               13           18       --
Stockholders' Equity
  Common stock.....................         345          345           25           25           33
  Additional paid-in capital.......         811          811          310          310       --
  Treasury stock, at cost..........      --           --           --           --           --
  Retained earnings (deficit)......      (1,925)      (1,716)         494        1,359          143
                                     -----------  -----------  -----------  -----------  -----------
    Total stockholders' equity
      (deficit)....................        (769)        (560)         829        1,694          176
                                     -----------  -----------  -----------  -----------  -----------
    Total liabilities and
      stockholders' equity.........   $   6,277    $   5,162    $   4,555    $   5,999    $   3,992
                                     -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------

Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

  The accompanying Notes to Financial Statements are an integral part of these
                                Balance Sheets.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                                     MULLER
                         HOMETOWN                   SHAKER                                WESTWOOD                   TOYOTA
                        -----------  -------------------------------------  -------------------------------------  -----------
                         12/31/97     12/31/97     12/31/96     12/31/95     12/31/97     12/31/96     12/31/95     12/31/97
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Revenues
  New vehicle sales...   $  --        $  29,345    $  30,511    $  25,713    $  45,470    $  43,211    $  41,507    $  21,604
  Used vehicle
    sales.............      --           21,800       22,429       18,260        8,396        7,990        7,189       14,454
  Parts and service
    sales.............      --            6,727        7,406        6,565        4,352        4,586        4,193        3,096
  Other dealership
    revenues, net.....      --            1,624        1,876        1,482          731          742          669        1,102
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
      Total
      revenues........      --           59,496       62,222       52,020       58,949       56,529       53,558       40,256

Cost of sales
  New vehicle sales...      --           27,505       28,316       23,668       42,985       41,124       39,663       20,095
  Used vehicle
    sales.............      --           20,048       20,855       16,969        7,651        7,579        6,925       13,117
  Parts and service
    sales.............      --            3,673        3,905        3,552        2,134        2,363        2,129        1,548
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Cost of sales.........      --           51,226       53,076       44,189       52,770       51,066       48,717       34,760
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Gross profit........      --            8,270        9,146        7,831        6,179        5,463        4,841        5,496

Selling, general and
  administrative
  expenses............           1        7,715        8,049        6,961        5,594        4,699        4,463        4,569
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Income (loss) from
    operations........          (1)         555        1,097          870          585          764          378          927

Other income (expense)
  Interest expense,
    net...............      --             (189)        (384)        (555)        (295)        (360)        (184)        (219)
  Other income
    (expense), net....      --              116            1           16          (39)         (36)           6           26
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Income (loss)
      before taxes....          (1)         482          714          331          251          368          200          734

Provision (benefit)
  for income taxes....      --              166          321          118          106          160           88           36
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Net income (loss)...   $      (1)   $     316    $     393    $     213    $     145    $     208    $     112    $     698
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

S-Corporation pro
  forma provision
  (benefit) for income
  taxes (unaudited)...      --           --           --           --           --           --           --              251
                                                                                                                   -----------
Pro forma net income
  (loss)
  (unaudited).........                                                                                              $     447
                                                                                                                   -----------
                                                                                                                   -----------

                                                            MULLER CHEVROLET                           BAY STATE
                                                  -------------------------------------  -------------------------------------
                         12/31/96     12/31/95     12/31/97     12/31/96     12/31/95     12/31/97     12/31/96     12/31/95
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Revenues
  New vehicle sales...   $  19,142    $  17,776    $  11,704    $  13,818    $  11,687    $   9,890    $   9,640    $   4,258
  Used vehicle
    sales.............      12,604        7,963        5,542        6,711        5,372       12,459       12,879       14,708
  Parts and service
    sales.............       3,013        2,906        1,811        1,812        1,336        2,066        1,847        1,306
  Other dealership
    revenues, net.....       1,227        1,267          675          964          962          301          205          211
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
      Total
      revenues........      35,986       29,912       19,732       23,305       19,357       24,716       24,571       20,483
Cost of sales
  New vehicle sales...      17,761       16,554       10,918       13,101       11,103        9,198        8,921        4,057
  Used vehicle
    sales.............      11,503        7,072        5,025        6,327        4,805       11,271       11,474       13,609
  Parts and service
    sales.............       1,605        1,599          938          962          776        1,033          933          600
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Cost of sales.........      30,869       25,225       16,881       20,390       16,684       21,502       21,328       18,266
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Gross profit........       5,117        4,687        2,851        2,915        2,673        3,214        3,243        2,217
Selling, general and
  administrative
  expenses............       4,293        4,276        2,714        2,792        3,174        1,934        1,687        1,228
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Income (loss) from
    operations........         824          411          137          123         (501)       1,280        1,556          989
Other income (expense)
  Interest expense,
    net...............        (257)        (494)        (293)        (251)        (287)        (272)        (265)        (193)
  Other income
    (expense), net....         (21)         (48)         (53)         (12)         (20)           9           (5)           1
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Income (loss)
      before taxes....         546         (131)        (209)        (140)        (808)       1,017        1,286          797
Provision (benefit)
  for income taxes....         216          (55)      --           --           --               52           67           44
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Net income (loss)...   $     330    $     (76)   $    (209)   $    (140)   $    (808)   $     965    $   1,219    $     753
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
S-Corporation pro
  forma provision
  (benefit) for income
  taxes (unaudited)...      --           --              (66)         (42)        (276)         345          434          271
                                                  -----------  -----------  -----------  -----------  -----------  -----------
Pro forma net income
  (loss)
  (unaudited).........                             $    (143)   $     (98)   $    (532)   $     620    $     785    $     482
                                                  -----------  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------  -----------

                         BRATTLEBORO
                        -------------
                          12/31/97
                        -------------
Revenues
  New vehicle sales...    $   9,038
  Used vehicle
    sales.............       12,928
  Parts and service
    sales.............        2,024
  Other dealership
    revenues, net.....          594
                             ------
      Total
      revenues........       24,584
Cost of sales
  New vehicle sales...        8,371
  Used vehicle
    sales.............       11,459
  Parts and service
    sales.............        1,156
                             ------
Cost of sales.........       20,986
                             ------
  Gross profit........        3,598
Selling, general and
  administrative
  expenses............        3,314
                             ------
  Income (loss) from
    operations........          284
Other income (expense)
  Interest expense,
    net...............          (72)
  Other income
    (expense), net....          (41)
                             ------
    Income (loss)
      before taxes....          171
Provision (benefit)
  for income taxes....       --
                             ------
  Net income (loss)...    $     171
                             ------
                             ------
S-Corporation pro
  forma provision
  (benefit) for income
  taxes (unaudited)...           67
                             ------
Pro forma net income
  (loss)
  (unaudited).........    $     104
                             ------
                             ------

     Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

  The accompanying Notes to Financial Statements are an integral part of these statements.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                   HOMETOWN                    SHAKER                                WESTWOOD
                                 -------------  -------------------------------------  -------------------------------------
                                   12/31/97      12/31/97     12/31/96     12/31/95     12/31/97     12/31/96     12/31/95
                                 -------------  -----------  -----------  -----------  -----------  -----------  -----------
Common Stock:
Balance........................    $  --         $      69    $      69    $      69    $      60    $      60    $      60
                                       -----    -----------  -----------  -----------  -----------  -----------       -----
Additional Paid-in Capital
Balance, Beginning of period...    $  --         $  --        $  --        $  --        $      76    $      76    $      76
Capital contribution
  (disbursement)...............       --            --           --           --           --           --           --
                                       -----    -----------  -----------  -----------  -----------  -----------       -----
Balance, End of period.........    $  --         $  --        $  --        $  --        $      76    $      76    $      76
                                       -----    -----------  -----------  -----------  -----------  -----------       -----
Treasury Stock, at cost
Balance........................    $  --         $  --        $  --        $  --        $  --        $  --        $  --
                                       -----    -----------  -----------  -----------  -----------  -----------       -----
Retained Earnings (Deficit)
Balance, Beginning of period...    $  --         $   4,713    $   4,320    $   4,107    $   1,007    $     799    $     687
Net Income (Loss)..............           (1)          316          393          213          145          208          112
Dividends......................       --            --           --           --           --           --           --
                                       -----    -----------  -----------  -----------  -----------  -----------       -----
Balance, End of period.........    $      (1)    $   5,029    $   4,713    $   4,320    $   1,152    $   1,007    $     799
                                       -----    -----------  -----------  -----------  -----------  -----------       -----
Total Stockholders' Equity
  (Deficit)....................    $      (1)    $   5,098    $   4,782    $   4,389    $   1,288    $   1,143    $     935
                                       -----    -----------  -----------  -----------  -----------  -----------       -----
                                       -----    -----------  -----------  -----------  -----------  -----------       -----

                                             MULLER TOYOTA                        MULLER CHEVROLET              BAY STATE
                                 -------------------------------------  -------------------------------------  -----------
                                  12/31/97     12/31/96     12/31/95     12/31/97     12/31/96     12/31/95     12/31/97
                                 -----------  -----------  -----------  -----------  -----------  -----------  -----------
Common Stock:
Balance........................   $      30    $      30    $      30    $     345    $     345    $     345    $      25
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------
Additional Paid-in Capital
Balance, Beginning of period...   $      96    $      96    $     207    $     811    $     811    $     811    $     310
Capital contribution
  (disbursement)...............      --           --             (111)      --           --           --           --
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------
Balance, End of period.........   $      96    $      96    $      96    $     811    $     811    $     811    $     310
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------
Treasury Stock, at cost
Balance........................   $    (890)   $    (890)   $    (890)   $  --        $  --        $  --        $  --
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------
Retained Earnings (Deficit)
Balance, Beginning of period...   $   1,251    $     921    $     997    $  (1,716)   $  (1,576)   $    (768)   $   1,359
Net Income (Loss)..............         698          330          (76)        (209)        (140)        (808)         965
Dividends......................      --           --           --           --           --           --           (1,830)
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------
Balance, End of period.........   $   1,949    $   1,251    $     921    $  (1,925)   $  (1,716)   $  (1,576)   $     494
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------
Total Stockholders' Equity
  (Deficit)....................   $   1,185    $     487    $     157    $    (769)   $    (560)   $    (420)   $     829
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------
                                 -----------  -----------       -----   -----------  -----------  -----------  -----------

                                                            BRATTLEBORO
                                                           -------------
                                  12/31/96     12/31/95      12/31/97
                                 -----------  -----------  -------------
Common Stock:
Balance........................   $      25    $      25     $      33
                                 -----------       -----         -----
Additional Paid-in Capital
Balance, Beginning of period...   $  --        $  --         $  --
Capital contribution
  (disbursement)...............         310       --            --
                                 -----------       -----         -----
Balance, End of period.........   $     310    $  --         $  --
                                 -----------       -----         -----
Treasury Stock, at cost
Balance........................   $  --        $  --         $  --
                                 -----------       -----         -----
Retained Earnings (Deficit)
Balance, Beginning of period...   $     732    $     513     $     192
Net Income (Loss)..............       1,219          753           171
Dividends......................        (592)        (534)         (220)
                                 -----------       -----         -----
Balance, End of period.........   $   1,359    $     732     $     143
                                 -----------       -----         -----
Total Stockholders' Equity
  (Deficit)....................   $   1,694    $     757     $     176
                                 -----------       -----         -----
                                 -----------       -----         -----

Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

  The accompanying Notes to Financial Statements are an integral part of these statements.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   HOMETOWN                    SHAKER                          WESTWOOD
                                                 -------------  -------------------------------------  ------------------------
                                                   12/31/97      12/31/97     12/31/96     12/31/95     12/31/97     12/31/96
                                                 -------------  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..............................    $      (1)    $     316    $     393    $     213    $     145    $     208
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities--
  Loss (gain) on disposal of property..........       --            --           --           --           --           --
  Depreciation and amortization................       --               184          149          134           29           63
  Deferred income taxes........................       --                14           (2)         215           12          (94)
  Provision for finance reserves...............       --            --           --           --           --           --
  Changes in assets and liabilities:
    Accounts receivable, net...................       --               177         (142)         136         (353)         (51)
    Inventories................................       --               895        1,265         (152)      (4,067)        (197)
    Prepaid expenses and other current assets..         (103)         (166)         (77)         174           35         (243)
    Receivable from finance company............       --            --           --           --           --           --
    Other assets...............................       --               (38)          30          (77)         (76)         (15)
    Floor plan notes payable...................       --              (888)        (811)        (162)       4,176         (505)
    Accounts payable and accrued expenses......            1            12          (31)         (99)         512          (29)
    Income taxes payable.......................       --              (194)         227           (7)        (104)          30
    Other long term liabilities................       --                23           16           14       --           --
                                                      ------    -----------  -----------  -----------  -----------  -----------
  Net cash provided by (used in) operating
    activities.................................         (103)          335        1,017          389          309         (833)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...........       --              (102)         (18)        (419)          (9)        (113)
  Proceeds from sale of property and
    equipment..................................       --            --           --           --               22            7
                                                      ------    -----------  -----------  -----------  -----------  -----------
  Net cash provided by (used in) investing
    activities.................................       --              (102)         (18)        (419)          13         (106)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt borrowings......       --                60           56          276       --           --
  Principal payments of long-term debt.........       --              (126)        (145)         (59)          (4)          (5)
  Other current bank borrowings, net of
    repayments.................................       --               (16)         (67)          10          500          500
  Advance to/from officers and affiliates......          150        --           --           --           --              137
  Due from/to related parties..................       --               307          495          146         (766)        (168)
  Capital contributions and (disbursements)....       --            --           --           --           --           --
  Dividends paid...............................       --            --           --           --           --           --
                                                      ------    -----------  -----------  -----------  -----------  -----------
  Net cash provided by (used in) financing
    activities.................................          150           225          339          373         (270)         464
NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS...........................           47           458        1,338          343           52         (475)
CASH AND CASH EQUVALENTS, beginning of
  period.......................................       --             3,081        1,743        1,400          260          735
                                                      ------    -----------  -----------  -----------  -----------  -----------
CASH AND CASH EQUVALENTS, end of period........    $      47     $   3,539    $   3,081    $   1,743    $     312    $     260
                                                      ------    -----------  -----------  -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for--Interest......................    $  --         $     427    $     595    $     736    $     302    $     386
  Cash paid for--Taxes.........................       --               245           96           49          186          230

                                                                          MULLER TOYOTA                  MULLER CHEVROLET
                                                              -------------------------------------  ------------------------
                                                  12/31/95     12/31/97     12/31/96     12/31/95     12/31/97     12/31/96
                                                 -----------  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..............................   $     112    $     698    $     330    $     (76)   $    (209)   $    (140)
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities--
  Loss (gain) on disposal of property..........      --           --           --           --               60       --
  Depreciation and amortization................          57           37           29           10          128           50
  Deferred income taxes........................        (109)         128          (43)          (4)      --           --
  Provision for finance reserves...............      --           --              175          780       --              125
  Changes in assets and liabilities:
    Accounts receivable, net...................         (81)        (287)          24         (194)          17         (145)
    Inventories................................         638         (229)        (508)         907       (1,108)        (187)
    Prepaid expenses and other current assets..         138          (11)          19          (15)         (11)          12
    Receivable from finance company............      --             (117)        (420)      (1,252)         (63)         161
    Other assets...............................          32            5           39          (58)           4           (6)
    Floor plan notes payable...................         310          177          723         (392)       1,041            1
    Accounts payable and accrued expenses......         170           50           33          222         (107)         (90)
    Income taxes payable.......................          73         (117)         154          (50)      --           --
    Other long term liabilities................      --              202          (80)         167       --           --
                                                 -----------  -----------  -----------  -----------  -----------  -----------
  Net cash provided by (used in) operating                           536
    activities.................................       1,340                       475           45         (248)        (219)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...........         (86)         (26)        (155)          (9)         (23)        (355)
  Proceeds from sale of property and                              --
    equipment..................................      --                        --           --           --           --
                                                 -----------  -----------  -----------  -----------  -----------  -----------
  Net cash provided by (used in) investing                           (26)
    activities.................................         (86)                     (155)          (9)         (23)        (355)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt borrowings......      --           --              180       --           --              545
  Principal payments of long-term debt.........         (12)        (155)         (97)         (91)        (224)        (131)
  Other current bank borrowings, net of                              200
    repayments.................................        (950)                   --           --              200       --
  Advance to/from officers and affiliates......        (140)      --           --           --           --           --
  Due from/to related parties..................         293         (520)         (63)        (218)         414           99
  Capital contributions and (disbursements)....      --           --           --             (111)      --           --
  Dividends paid...............................      --           --           --             (111)      --           --
                                                 -----------  -----------  -----------  -----------  -----------  -----------
  Net cash provided by (used in) financing                          (475)
    activities.................................        (809)                       20         (420)         390          513
NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS...........................         445           35          340         (384)         119          (61)
CASH AND CASH EQUVALENTS, beginning of                               579
  period.......................................         290                       239          623           29           90
                                                 -----------  -----------  -----------  -----------  -----------  -----------
CASH AND CASH EQUVALENTS, end of period........   $     735    $     614    $     579    $     239    $     148    $      29
                                                 -----------  -----------
                                                 -----------  -----------  -----------  -----------  -----------  -----------
                                                                           -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for--Interest......................   $     207    $     219    $     257    $     494    $     211    $     264
  Cash paid for--Taxes.........................         124           26           62           63           16       --

                                                                            BAY STATE                 BRATTLEBORO
                                                              -------------------------------------  -------------
                                                  12/31/95     12/31/97     12/31/96     12/31/95      12/31/97
                                                 -----------  -----------  -----------  -----------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..............................   $    (808)   $     965    $   1,219    $     753     $     171
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities--
  Loss (gain) on disposal of property..........      --           --           --           --            --
  Depreciation and amortization................          57           98           74           10            10
  Deferred income taxes........................      --           --           --           --            --
  Provision for finance reserves...............         145       --           --           --            --
  Changes in assets and liabilities:
    Accounts receivable, net...................         671           57           13          (85)          (52)
    Inventories................................         970        1,095       (2,137)         438          (791)
    Prepaid expenses and other current assets..         (12)          22            4          (10)       --
    Receivable from finance company............          17       --           --           --            --
    Other assets...............................      --           --             (200)           8             9
    Floor plan notes payable...................        (994)        (815)       1,846         (432)          993
    Accounts payable and accrued expenses......          24         (201)         190          100          (156)
    Income taxes payable.......................      --              (59)          49          (16)       --
    Other long term liabilities................      --               (5)         (28)           9        --
                                                 -----------  -----------  -----------  -----------       ------
  Net cash provided by (used in) operating
    activities.................................          70        1,157        1,030          775           184
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...........          (6)          (4)        (304)          (9)         (107)
  Proceeds from sale of property and
    equipment..................................      --           --           --           --            --
                                                 -----------  -----------  -----------  -----------       ------
  Net cash provided by (used in) investing
    activities.................................          (6)          (4)        (304)          (9)         (107)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt borrowings......         153           46       --               42           280
  Principal payments of long-term debt.........         (67)         (20)         (48)         (35)          (61)
  Other current bank borrowings, net of
    repayments.................................      --           --           --           --            --
  Advance to/from officers and affiliates......      --              474       --           --            --
  Due from/to related parties..................         (78)          13           77          (46)         (207)
  Capital contributions and (disbursements)....      --           --              310       --            --
  Dividends paid...............................      --           --              310       --            --
                                                 -----------  -----------  -----------  -----------       ------
  Net cash provided by (used in) financing
    activities.................................           8       (1,317)        (253)        (572)         (208)
NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS...........................          72         (164)         473          194          (131)
CASH AND CASH EQUVALENTS, beginning of
  period.......................................          18        1,052          579          385           185
                                                 -----------  -----------  -----------  -----------       ------
CASH AND CASH EQUVALENTS, end of period........   $      90    $     888    $   1,052    $     579     $      54
                                                 -----------  -----------  -----------  -----------       ------
                                                 -----------  -----------  -----------  -----------       ------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for--Interest......................   $     302    $     323    $     284    $     210     $      72
  Cash paid for--Taxes.........................      --              111           17           61        --

     Hometown and each of the Core Operating Companies and Acquisitions are autonomous and without any common ownership.

  The accompanying Notes to Financial Statements are an integral part of these statements.

                         NOTES TO FINANCIAL STATEMENTS

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

1. BUSINESS AND ORGANIZATION:

    BUSINESS OF HOMETOWN AUTO RETAILERS, INC. ("HOMETOWN")

    Hometown was founded on March 10, 1997 as Dealerco, Inc., a New York Corporation, and was later merged into Hometown Auto Retailers, Inc., a Delaware Corporation. Hometown's purpose is to consolidate and operate automobile dealerships in the Northeast, primarily in New Jersey and New England. Hometown was formed to combine three dealership groups (the Core Operating Companies) located in New Jersey and Connecticut, acquire two other dealerships (the Acquisitions) located in Vermont and Massachusetts, complete an initial public offering (the Offering) of its Common Stock and, subsequent to the Offering, continue to acquire, through merger or purchase, additional dealerships to expand its regional operations.

    Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

    BUSINESS OF CORE OPERATING COMPANIES AND ACQUISITIONS

    Shaker, Westwood, Muller, Bay State and Brattleboro (the Companies) are primarily engaged in the retail sale of new and used automobiles and the sale of the related finance, insurance and service contracts. In addition, the Companies sell automotive parts, provide vehicle servicing and sell wholesale used vehicles. In addition, Westwood is engaged in the retail sale of livery cars to livery fleet operators as well as the related finance, insurance and service contracts. Finally, Shaker owns and operates a factory authorized free-standing neighborhood automobile maintenance and light repair and parts center. The following table lists the locations of the businesses:

Shaker's Lincoln Mercury, Inc.             Watertown, Connecticut
Shaker's Jeep/Eagle, Inc.                  Waterbury, Connecticut
Shaker's Lincoln Mercury Autocare, Inc.    Naugatuck, Connecticut
Family Ford, Inc.                          Waterbury, Connecticut
Family Rental, Inc.                        Waterbury, Connecticut
Westwood Lincoln Mercury Sales, Inc.       Emerson, New Jersey
Muller Toyota, Inc.                        Clinton, New Jersey
Muller Chevrolet, Oldsmobile, Isuzu, Inc.  Stewartsville, New Jersey
Muller Auto Body                           Phillipsburg, New Jersey
Bay State Lincoln Mercury, Inc.            Framingham, Massachusetts
Brattleboro Chrysler Plymouth Dodge, Inc.  North Brattleboro, Vermont

    ORGANIZATION OF THE CORE OPERATING COMPANIES

    Shaker, Westwood and Muller have agreed to enter into a combination whereby each company will exchange all of their common stock for an agreed upon number of shares of Hometown Class B Common Stock. These transactions have been accounted for using the purchase method of accounting with Shaker being deemed the acquiror. Reference is made to footnote 18 for further information regarding this transaction.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

1. BUSINESS AND ORGANIZATION: (CONTINUED)
    ORGANIZATION OF THE ACQUISITIONS

    Hometown has also entered into agreements to acquire Bay State and Brattleboro for cash. These acquisitions will be accounted for using the purchase method of accounting. Reference is made to footnote 18 for further information regarding these transactions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    MAJOR SUPPLIERS AND FRANCHISE AGREEMENTS

    The Companies purchase substantially all of their new vehicles at the prevailing prices charged by the applicable manufacturers to all franchised dealers. The Companies' sales volume could be adversely impacted by the manufacturers' inability to supply it with an adequate supply of popular models or as a result of an unfavorable allocation of vehicles by the manufacturer.

    Each dealer's franchise agreement contains provisions which may limit, without the consent of the applicable manufacturer, changes in dealership management and ownership, place certain restrictions on the dealership (such as minimum working capital requirements) and provide for termination of the franchise agreement by the manufacturer in certain instances. See footnote 3 for a more detailed discussion of these risks.

    REVENUE RECOGNITION

    Revenue for vehicle and parts sales is recognized upon delivery to and acceptance by the customer. Revenue for vehicle service is recognized when the service has been completed.

    FINANCE, INSURANCE AND SERVICE CONTRACT INCOME RECOGNITION

    The Companies arrange financing for customers through various institutions and receive financing fees equal to the difference between the loan rates charged to customers and the predetermined financing rates set by the financing institution. In addition, the Companies receive commissions from the sale of credit life and disability insurance and extended service contracts to customers.

    The Companies may be charged back (chargebacks) for unearned financing fees, insurance or service contract commissions in the event of early termination of the contracts by the customers. The revenues from financing fees and commissions are recorded at the time of the sale of the vehicles. The reserves for future chargebacks are based on historical operating results and the termination provisions of the applicable contracts. Finance, insurance and service contract income, net of estimated chargebacks, are included in other dealership revenue in the accompanying financial statements.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on hand, cash on deposit, cash invested in applicable Manufacturers' cash management accounts, marketable securities and liquid investments, such as money market accounts, that have an original maturity of three months or less at the date of purchase.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INVENTORIES

    New, used and demonstrator vehicle values are stated at the lower of cost or market, determined on a specific unit basis. Parts and accessories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

    Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs that do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation and any resulting gain or loss is reflected in current operations.

    OTHER ASSETS

    Organizational costs associated with E.R.R. Enterprises, Inc. and its subsidiaries are amortized over a 60 month period.

    The costs of acquiring an Oldsmobile franchise by Muller Chevrolet and to record the acquisition of another dealership location by Bay State were capitalized and are being amortized over 15 years on a straight-line basis.

    INCOME TAXES

    The Companies follow the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

    Muller Chevrolet, Bay State and Brattleboro are S corporations as defined by the Internal Revenue Code, whereby a company, electing such status, is not subject to taxation for federal purposes. Under S corporation status, the stockholders report their proportional shares of the company's taxable earnings or losses in their personal tax returns.

    Effective January 1, 1997, Muller Toyota had elected S corporation status.

    INTEREST EXPENSE

    Automobile manufacturers periodically provide floor plan interest assistance, or subsidies, which reduce the dealer's cost of financing. The accompanying financial statements reflect interest expense net of floor plan assistance.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Companies' financial instruments consist primarily of cash equivalents, floor plan notes payable, current bank borrowings and long-term debt.

    CASH EQUIVALENTS, FLOOR PLAN NOTES PAYABLE AND OTHER CURRENT BANK BORROWINGS

    The carrying amount approximates fair value because of the short maturity of those instruments.

    LONG-TERM DEBT

    The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities.

    ADVERTISING AND PROMOTION

    The Companies expense advertising and promotion as incurred.

    CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Companies to a concentration of credit risk consist principally of cash, cash equivalents, contracts in transit and accounts receivable. The Companies maintain cash balances at financial institutions that may, at times, be in excess of federally insured levels. Also, the Companies grant credit to individual customers and local companies in the automobile repair business such as automotive parts stores, automotive mechanics, and automotive body repair shops. The Companies perform ongoing credit evaluations of their customers and generally do not require collateral. The Companies maintain an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, cash and cash equivalents include contracts in transit which are typically collected within one month. Additionally, the net change in floor plan financing of inventory, which is a customary financing technique in the industry, is reflected as an operating activity in the accompanying statements of cash flows.

    LONG LIVED ASSETS

    The Companies review long lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an assets may not be fully recoverable.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    NEW ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued the following statements. The Companies are currently not affected by these statements, however, when applicable, the Companies will adopt the provisions of each statement.

    Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), SFAS No. 123 defines a fair value based method of accounting for stock based compensation and encourages adoption of that method. SFAS No. 123, however, also allows measurement of compensation cost using the intrinsic value based method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". If the Companies elect to use the accounting in Opinion No. 25, they must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting has been applied.

    Statement No. 128 "Earnings Per Share" ("SFAS 128"). SFAS No. 128 requires the presentation of basic earnings per share and diluted earnings per share. "Basic earnings per share" represents net income divided by the weighted average shares outstanding. "Diluted earnings per share" represents net income divided by weighted average shares outstanding adjusted for the incremental dilution of outstanding stock options.

    A reconciliation of weighted average common shares outstanding to weighted average common shares outstanding assuming dilution is required as disclosure.

    Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS No. 130, requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity, which are excluded from net income.

    Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS No. 131 requires that enterprises report certain information about operating segments, information about products and services, the geographic areas in which they operate and their major customers.

3. SUMMARY OF MATERIAL RISK FACTORS:

    MANUFACTURERS' CONTROL OVER DEALERSHIPS

    The dealerships operated by the Companies sell automobiles pursuant to franchise agreements with automobile manufacturers or authorized distributors of the manufacturers. Through the terms and conditions of these franchise agreements, manufacturers exert considerable influence over the operations of the company's dealerships. Each of the franchise agreements includes provisions for the termination or non-renewal of the manufacturer-dealer relationship for a variety of causes, including any unapproved change of ownership or management and other material breaches of the franchise agreement. Prior approval of the relevant manufacturer is required with respect to acquisition of additional automobile dealerships and a manufacturer may deny a company's application to make an acquisition or seek to impose further restrictions on a company as a condition to granting approval of an acquisition. Certain state laws, however, limit the ability of automobile manufacturers to reject proposed transfers of dealerships, notwithstanding the terms of any dealer or franchise agreement. The loss of one or more of the Companies' franchise agreements could have a material adverse effect on the Companies' business, financial condition and results of operations.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

3. SUMMARY OF MATERIAL RISK FACTORS: (CONTINUED)
    As a condition to granting their consent to the Exchange and the Acquisitions, the Manufacturers have imposed restrictions on the Companies. These restrictions include restrictions on (i) the acquisition of more than a specified percentage of the Common Stock (20% in the case of GM and Toyota Motor and 50% in the case of Ford Motor) by any one person who in the opinion of the Manufacturer is unqualified to own a dealership or who has interests incompatible with the Manufacturer; (ii) certain material changes in the Companies or extraordinary corporate transactions such as a merger or sale of a material amount of assets; (iii) the removal of a dealership general manager without the consent of the manufacturer; (iv) the use of dealership facilities to sell or service new vehicles of other manufacturers; (v) in the case of GM, the advertising or marketing of non-GM operations with GM operations; (vi) in the case of Ford Motor, mandatory binding arbitration of any dispute between the Companies and Ford Motor concerning Ford Motor franchise agreements; (vii) in the case of GM and Mitsubishi, any change in control of the Companies' Board of Directors, and (viii) in the case of Ford Motor, any change in the Companies' Board of Directors or management. If the Companies are unable to comply with these restrictions, the Manufacturer may require the Companies to (i) sell the assets of the dealerships to the Manufacturer or to a third party acceptable to the Manufacturer and/or (ii) terminate the dealership agreements with the Manufacturer.

    Certain of the Manufacturers require their franchised dealerships to appoint an employee (typically designated as the "Executive Manager") to act as the primary contact between the dealership and the applicable Manufacturer. Such individual typically is required to have operational control of all of the applicable manufacturers' dealerships and to have full authority to resolve issues raised by the applicable manufacturer in connection with the operation of the dealership. The dealership is not allowed to change its Executive Manager without the consent of the applicable Manufacturer. The agreements with the Manufacturers also generally provide for periodic reporting and notice provisions as a means of determining whether the Companies are in compliance with the restrictions contained in those agreements. A manufacturer, upon its determination of a violation of the restrictions, will notify the dealership of the violation and the dealership will generally have a period to cure the violation. If the dealership disputes the Manufacturer's claim of a violation or is unwilling or unable to cure the violation, the manufacturer may enforce the remedies specified in the agreement through judicial or regulatory proceedings or in certain instances through arbitration.

    DEPENDENCE ON AUTOMOBILE MANUFACTURERS

    The Companies are significantly dependent upon their relationships with, and the success of, certain manufacturers. For the year ended December 31, 1997, Ford Motor, Toyota Motor and Chrysler, accounted for 63%, 17% and 11%, respectively, of the new vehicle sales of Hometown, after giving effect to both the Exchange and the Acquisitions. The Companies may become dependent on additional manufacturers in the future as a result of its acquisition strategy and changes in the Companies' sales mix.

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

ACCOUNTS RECEIVABLE CONSIST OF THE FOLLOWING:

                                                                                                                   MULLER
                                                                      SHAKER                   WESTWOOD            TOYOTA
                                                             ------------------------  ------------------------  -----------
                                                              12/31/97     12/31/96     12/31/97     12/31/96     12/31/97
                                                             -----------  -----------  -----------  -----------  -----------

                                                                                     (IN THOUSANDS)
Amounts due from manufacturers.............................   $     218    $     211    $     678    $     406    $      61
Parts and service receivables..............................         440          350          211          115          361
Warranty receivables.......................................          25           19           79           68           47
Due from finance companies.................................         171          452          788          777           69
Other......................................................          60           59          210          214           57
                                                                  -----   -----------  -----------  -----------       -----
      Sub-total............................................         914        1,091        1,966        1,580          595
Less: Allowance for doubtful accounts......................      --           --              (33)      --             (100)
                                                                  -----   -----------  -----------  -----------       -----
      Total receivables....................................   $     914    $   1,091    $   1,933    $   1,580    $     495
                                                                  -----   -----------  -----------  -----------       -----
                                                                  -----   -----------  -----------  -----------       -----


                                                              12/31/96
                                                             -----------

Amounts due from manufacturers.............................   $      70
Parts and service receivables..............................         119
Warranty receivables.......................................          14
Due from finance companies.................................          32
Other......................................................          73
                                                                  -----
      Sub-total............................................         308
Less: Allowance for doubtful accounts......................        (100)
                                                                  -----
      Total receivables....................................   $     208
                                                                  -----
                                                                  -----

                                                                      MULLER CHEVROLET             BAY STATE           BRATTLEBORO
                                                                  ------------------------  ------------------------  -------------
                                                                   12/31/97     12/31/96     12/31/97     12/31/96      12/31/97
                                                                  -----------  -----------  -----------  -----------  -------------
                                                                                           (IN THOUSANDS)
Amounts due from manufacturers..................................   $       4    $      23    $      86    $     110     $      71
Parts and service receivables...................................          24            5           15           39            12
Warranty receivables............................................          30           16           12            3            37
Due from finance companies......................................         117          212           58           85            11
Other...........................................................          81           17            4            4             4
                                                                       -----        -----        -----        -----         -----
      Sub-total.................................................         256          273          175          241           135
Less: Allowance for doubtful accounts...........................        (100)        (100)      --               (9)       --
                                                                       -----        -----        -----        -----         -----
      Total receivables.........................................   $     156    $     173    $     175    $     232     $     135
                                                                       -----        -----        -----        -----         -----
                                                                       -----        -----        -----        -----         -----

INVENTORIES CONSIST OF THE FOLLOWING:

                                                                                                               MULLER
                                                                    SHAKER                  WESTWOOD           TOYOTA
                                                           ------------------------  ----------------------  -----------
                                                            12/31/97     12/31/96    12/31/97    12/31/96     12/31/97
                                                           -----------  -----------  ---------  -----------  -----------

                                                                                  (IN THOUSANDS)
New Vehicles.............................................   $   4,623    $   4,936   $   9,037   $   5,406    $   2,346
Used Vehicles............................................       2,420        3,044       1,115         709        1,139
Parts, accessories and other.............................         566          524         393         363          487
                                                           -----------  -----------  ---------  -----------  -----------
      Total Inventories..................................   $   7,609    $   8,504   $  10,545   $   6,478    $   3,972
                                                           -----------  -----------  ---------  -----------  -----------
                                                           -----------  -----------  ---------  -----------  -----------


                                                            12/31/96
                                                           -----------

New Vehicles.............................................   $   2,498
Used Vehicles............................................       1,024
Parts, accessories and other.............................         221
                                                           -----------
      Total Inventories..................................   $   3,743
                                                           -----------
                                                           -----------

                                                                      MULLER CHEVROLET             BAY STATE          BRATTLEBORO
                                                                  ------------------------  ------------------------  -----------
                                                                   12/31/97     12/31/96     12/31/97     12/31/96     12/31/97
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                                          (IN THOUSANDS)
New Vehicles....................................................   $   4,592    $   3,403    $   1,821    $   2,989    $   2,190
Used Vehicles...................................................         429          492          855          770        1,108
Parts, accessories and other....................................         148          166          129          141          108
                                                                  -----------  -----------  -----------  -----------  -----------
      Total Inventories.........................................   $   5,169    $   4,061    $   2,805    $   3,900    $   3,406
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS: (CONTINUED)
OTHER ASSETS:

    MULLER CHEVROLET

    In May 1993, Muller Chevrolet purchased an Oldsmobile franchise for $300,000 which is being amortized over 15 years. The accumulated amortization as of December 31, 1997 and December 31, 1996 was approximately $90,000 and $66,000, respectively.

    BAY STATE

    Bay State changed locations in 1996 and purchased an existing automobile dealership. The excess purchase price over the net assets acquired was $200,000. This goodwill is included in Other Assets and is being amortized over 15 years on a straight line basis. The accumulated amortization as of December 31, 1997 and December 31, 1996 was approximately $23,000 and $9,000, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES CONSIST OF THE FOLLOWING:

                                                                                                                   MULLER
                                                                      SHAKER                   WESTWOOD            TOYOTA
                                                             ------------------------  ------------------------  -----------
                                                              12/31/97     12/31/96     12/31/97     12/31/96     12/31/97
                                                             -----------  -----------  -----------  -----------  -----------

                                                                                     (IN THOUSANDS)
Accounts payable, trade....................................   $     233    $     173    $     157    $     134    $     568
Accrued compensation costs.................................          44           76          311           73           49
Customer deposits..........................................          39           35          129           41       --
Reserve for finance, insurance and service contracts
  charge-backs.............................................          40           51          305          238           38
Other accrued expenses.....................................         107          116          305          209          458
                                                                  -----        -----   -----------       -----   -----------
      Total................................................   $     463    $     451    $   1,207    $     695    $   1,113
                                                                  -----        -----   -----------       -----   -----------
                                                                  -----        -----   -----------       -----   -----------


                                                              12/31/96
                                                             -----------

Accounts payable, trade....................................   $     574
Accrued compensation costs.................................          39
Customer deposits..........................................      --
Reserve for finance, insurance and service contracts
  charge-backs.............................................          73
Other accrued expenses.....................................         377
                                                             -----------
      Total................................................   $   1,063
                                                             -----------
                                                             -----------

                                                                      MULLER CHEVROLET             BAY STATE           BRATTLEBORO
                                                                  ------------------------  ------------------------  -------------
                                                                   12/31/97     12/31/96     12/31/97     12/31/96      12/31/97
                                                                  -----------  -----------  -----------  -----------  -------------
                                                                                           (IN THOUSANDS)
Accounts payable, trade.........................................   $     147    $     218    $      28    $      73     $      22
Accrued compensation costs......................................      --           --           --           --            --
Customer deposits...............................................      --           --               45          100        --
Reserve for finance, insurance and service contracts
  charge-backs..................................................         103           88           36           36           100
Other accrued expenses..........................................          36           87           78          179            36
                                                                       -----        -----        -----        -----         -----
      Total.....................................................   $     286    $     393    $     187    $     388     $     158
                                                                       -----        -----        -----        -----         -----
                                                                       -----        -----        -----        -----         -----

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

5. PROPERTY AND EQUIPMENT:

PROPERTY AND EQUIPMENT CONSIST OF THE FOLLOWING:

                                              ESTIMATED
                                               USEFUL            SHAKER                 WESTWOOD               MULLER TOYOTA
                                              LIVES IN    --------------------  ------------------------  ------------------------
                                                YEARS     12/31/97   12/31/96    12/31/97     12/31/96     12/31/97     12/31/96
                                             -----------  ---------  ---------  -----------  -----------  -----------  -----------
                                                                                       (IN THOUSANDS)
Land and land improvements.................   15 to 20    $     188  $     193   $  --        $  --        $     500    $     500
Building and leasehold improvements........   7 to 31.5       1,061      1,037         289          298          277          258
Machinery, equipment, furniture and
  fixtures.................................    3 to 7         1,564      1,494         484          472          928          900
Vehicles...................................       5             142        146          22           34       --
                                                          ---------  ---------       -----        -----   -----------  -----------
      Sub-total............................                   2,955      2,870         795          804        1,705        1,658
Less--Accumulated depreciation.............                  (1,609)    (1,442)       (557)        (524)        (897)        (839)
                                                          ---------  ---------       -----        -----   -----------  -----------
      Property and equipment, net..........               $   1,346  $   1,428   $     238    $     280    $     808    $     819
                                                          ---------  ---------       -----        -----   -----------  -----------
                                                          ---------  ---------       -----        -----   -----------  -----------

                                                     ESTIMATED
                                                      USEFUL         MULLER CHEVROLET             BAY STATE           BRATTLEBORO
                                                       LIVES     ------------------------  ------------------------  -------------
                                                     IN YEARS     12/31/97     12/31/96     12/31/97     12/31/96      12/31/97
                                                    -----------  -----------  -----------  -----------  -----------  -------------
                                                                                    (IN THOUSANDS)
Land and land improvements........................   15 to 20     $  --        $  --        $  --        $  --         $     148
Building and leasehold improvements...............   7 to 31.5           50           50                                     228
Machinery, equipment, furniture and fixtures......    3 to 7            497          483          376          376            62
Vehicles..........................................       5               73          137           77           58        --
                                                                      -----        -----        -----        -----         -----
      Sub-total...................................                      620          670          453          434           438
Less--Accumulated depreciation....................                     (331)        (236)        (175)         (77)          (55)
                                                                      -----        -----        -----        -----         -----
      Property and equipment, net.................                $     289    $     434    $     278    $     357     $     383
                                                                      -----        -----        -----        -----         -----
                                                                      -----        -----        -----        -----         -----

6. DUE FROM FINANCE COMPANIES:

    Muller Toyota and Muller Chevrolet use specialty financing companies that provide credit to customers with poor credit history. The dealerships are advanced approximately 70% of the financed amount on a non-recourse basis and are paid the balance from the finance company when the loans are satisfied. Muller Chevrolet has a receivable balance of $294,000 and $231,000, net of reserves for uncollectible amounts of $270,000 as of December 31, 1997 and 1996. Muller Toyota has a receivable balance of $990,000 and $873,000, net of reserves for uncollectible amounts of $955,000 and $955,000, as of December 31, 1997 and 1996, respectively. These receivables are classified as long-term due to the fact that the remaining balances are paid to the dealerships when the loans are satisfied.

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

7. FLOOR PLAN NOTES PAYABLE:

    Floor plan notes payable reflects amounts payable for the purchase of specific vehicle inventory and consists of the following:

                                                                                                               MULLER
                                                                    SHAKER                  WESTWOOD           TOYOTA
                                                           ------------------------  ----------------------  -----------
                                                            12/31/97     12/31/96    12/31/97    12/31/96     12/31/97
                                                           -----------  -----------  ---------  -----------  -----------

                                                                                  (IN THOUSANDS)
New vehicles.............................................   $   4,895    $   5,094   $   9,098   $   5,667    $   2,989
Used vehicles............................................       1,866        2,555         879         227        1,129
Rental and other vehicles................................      --           --             202         109          374
                                                           -----------  -----------  ---------  -----------  -----------
Total....................................................   $   6,761    $   7,649   $  10,179   $   6,003    $   4,492
                                                           -----------  -----------  ---------  -----------  -----------
                                                           -----------  -----------  ---------  -----------  -----------
Floor plan obligations related to sold vehicles not yet
  remitted to financial institutions.....................   $  --        $  --       $     101   $     277    $     520
                                                           -----------  -----------  ---------  -----------  -----------
                                                           -----------  -----------  ---------  -----------  -----------


                                                            12/31/96
                                                           -----------

New vehicles.............................................   $   3,279
Used vehicles............................................         800
Rental and other vehicles................................         236
                                                           -----------
Total....................................................   $   4,315
                                                           -----------
                                                           -----------
Floor plan obligations related to sold vehicles not yet
  remitted to financial institutions.....................   $     572
                                                           -----------
                                                           -----------

                                                                      MULLER CHEVROLET             BAY STATE          BRATTLEBORO
                                                                  ------------------------  ------------------------  -----------
                                                                   12/31/97     12/31/96     12/31/97     12/31/96     12/31/97
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                                          (IN THOUSANDS)
New vehicles....................................................   $   4,947    $   3,869    $   1,989    $   2,974    $   2,368
Used vehicles...................................................         458          435          983          813          820
Rental and other vehicles.......................................      --               60       --           --           --
                                                                  -----------  -----------  -----------  -----------  -----------
Total...........................................................   $   5,405    $   4,364    $   2,972    $   3,787    $   3,188
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------
Floor plan obligations related to sold vehicles not yet remitted
  to financial institutions.....................................   $     355    $     466    $      98    $      31    $  --
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------

    The floor plan arrangements permit the Companies to finance their vehicle purchases dependent upon new and used vehicle sales and inventory levels. The resultant liability is secured by the related inventory and normally by personal guarantees from the owners. Payments are due when the related vehicles are sold.

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

7. FLOOR PLAN NOTES PAYABLE: (CONTINUED)
Information about the floor plan accounts is as follows:

                                                                        AS OF DECEMBER 31, 1997
                                    ------------------------------------------------------------------------------------------------
                                                                                                       FLOOR PLAN LIABILITY
                                       INTEREST RATE              FLOOR PLAN INTEREST          -------------------------------------
                                    --------------------  -----------------------------------    MAXIMUM      CURRENT      CURRENT
                                        RANGING FROM        EXPENSE      CREDITS       NET     AVAILABILITY AVAILABILITY OUTSTANDING
                                    --------------------  -----------  -----------  ---------  -----------  -----------  -----------

                                                                    (IN THOUSANDS)
                                                                                                          (IN THOUSANDS)
Shaker............................      9.50%     10.50%   $     831    $    (423)  $     408   $   7,975    $   1,214    $   6,761
Westwood..........................      9.50%      9.50%         423         (223)        200       6,900       --           10,179
Muller Toyota.....................      8.90%      9.50%         241         (166)         75       4,700          208        4,492
Muller Chevrolet..................      8.90%      9.50%         389         (138)        251       5,850          445        5,405
Bay State.........................      9.50%      9.50%         390          (68)        322       2,900       --            2,972
Brattleboro.......................      9.50%     10.25%         210         (171)         39       2,550       --            3,188

                                                                        AS OF DECEMBER 31, 1996
                                    ------------------------------------------------------------------------------------------------
                                                                                                       FLOOR PLAN LIABILITY
                                       INTEREST RATE              FLOOR PLAN INTEREST          -------------------------------------
                                    --------------------  -----------------------------------    MAXIMUM      CURRENT      CURRENT
                                        RANGING FROM        EXPENSE      CREDITS       NET     AVAILABILITY AVAILABILITY OUTSTANDING
                                    --------------------  -----------  -----------  ---------  -----------  -----------  -----------

                                                                    (IN THOUSANDS)                        (IN THOUSANDS)
Shaker............................      9.25%     10.00%   $     901    $    (335)  $     566   $   7,850    $     201    $   7,649
Westwood..........................      9.25%      9.25%         499         (202)        297       5,500       --            6,003
Muller Toyota.....................      8.25%      9.75%         306         (162)        144       4,700          385        4,315
Muller Chevrolet..................      8.90%      9.50%         349         (147)        202       5,850        1,486        4,364
Bay State.........................      9.50%      9.50%         378          (95)        283       3,300       --            3,787

                                                                        AS OF DECEMBER 31, 1995
                                    ------------------------------------------------------------------------------------------------
                                                                                                       FLOOR PLAN LIABILITY
                                       INTEREST RATE              FLOOR PLAN INTEREST          -------------------------------------
                                    --------------------  -----------------------------------    MAXIMUM      CURRENT      CURRENT
                                        RANGING FROM        EXPENSE      CREDITS       NET     AVAILABILITY AVAILABILITY OUTSTANDING
                                    --------------------  -----------  -----------  ---------  -----------  -----------  -----------

                                                                    (IN THOUSANDS)                        (IN THOUSANDS)
Shaker............................      9.25%     10.00%   $   1,029    $    (314)  $     715   $   9,075    $     614    $   8,461
Westwood..........................      9.50%      9.50%         599         (493)        106       5,500       --            6,508
Muller Toyota.....................      8.25%      9.75%         375         None         375       4,700        1,108        3,592
Muller Chevrolet..................      8.90%      9.50%         425         (151)        274       5,850        1,487        4,363
Bay State.........................      9.50%      9.50%         244          (37)        207       4,000        2,059        1,941

    Management and the applicable financing companies are aware of and have agreed to the financing in excess of the original lines of credit.

8. OTHER CURRENT BANK BORROWINGS:

    SHAKER

    One of the subsidiaries of E.R.R. Enterprises, Inc., Family Rental, Inc., leases vehicles through the Manufacturer for its rental fleet. The terms of the leases are six to twelve months at various interest rates.

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

8. OTHER CURRENT BANK BORROWINGS: (CONTINUED)
    WESTWOOD

    Effective May 24, 1996, Westwood entered into an agreement with Midland Bank for a $1,000,000 revolving line of credit. This line of credit bears interest at the prime rate (8.5% and 8.25% at December 31, 1997 and 1996, respectively), expires in April 1998, and is guaranteed by a majority stockholder of Westwood. As of December 31, 1997 and 1996, borrowings under this line of credit amounted to $1,000,000 and $500,000, respectively. Westwood(1)s management intents and believes it has the ability to renew this line of credit under substantially the same terms and conditions existing as of December 31, 1997.

    MULLER TOYOTA

    During 1997, Muller Toyota obtained a $200,000 revolving line of credit. This line of credit bears interest at the prime rate plus 1.5% (10.0% at December 31, 1997), expires in April 1998, and is collateralized by certain assets of the Company. As of December 31, 1997, borrowings under this line of credit amounted to $200,000. Subsequent to December 31, 1997, this line was repaid and closed.

    MULLER CHEVROLET

    During 1997, Muller Chevrolet obtained a $200,000 revolving line of credit. This line of credit bears interest at the prime rate (8.5% at December 31, 1997), expires in April 1998, and is guaranteed by a majority shareholder of Muller Chevrolet. As of December 31, 1997, borrowings under this line of credit amounted to $200,000. Muller Chevrolet(1)s management intents and believes it has the ability to renew this line of credit under substantially the same terms and conditions existing as of December 31, 1997.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

9. LONG TERM DEBT:

SHAKER

                                                                                                 12/31/97     12/31/96
                                                                                                -----------  -----------
                                                                                                     (IN THOUSANDS)
Notes payable for computer equipment, due in monthly installments including interest at rates
  ranging from 7.4% to 7.9%, maturing in March and April 2000.................................   $     158    $     199

Mortgage note payable, due in monthly installments including interest at a variable rate (9.0%
  in 1997 and 8.5% in 1996), maturing in September 1998.......................................         227          252
                                                                                                     -----        -----
                                                                                                       385          451
Less: Current portion.........................................................................         278           65
                                                                                                     -----        -----
                                                                                                 $     107    $     386
                                                                                                     -----        -----
                                                                                                     -----        -----

    Maturities of long-term debt for each of the next five years and thereafter are as follows:

YEAR ENDING                                                                         AGGREGATE
DECEMBER 31,                                                                       OBLIGATION
-------------------------------------------------------------------------------  ---------------
                                                                                 (IN THOUSANDS)
    1998.......................................................................     $     278
    1999.......................................................................            62
    2000.......................................................................            45
    2001.......................................................................            --
    2002.......................................................................            --
    thereafter.................................................................            --
                                                                                        -----
                                                                                    $     385
                                                                                        -----
                                                                                        -----

WESTWOOD

                                                                                              12/31/97        12/31/96
                                                                                           ---------------  -------------
                                                                                           (IN THOUSANDS)

Note for computer equipment, due in monthly installments including interest, maturing in
  May 1997...............................................................................     $  --           $       1

Note for computer equipment, due in monthly installments including interest, maturing in
  June 1997..............................................................................        --                   1

Note for computer equipment, due in monthly installments including interest, maturing in
  November 2001..........................................................................             8              10
                                                                                                                     --
                                                                                                  -----
                                                                                                      8              12
Less: Current portion....................................................................             2               3
                                                                                                                     --
                                                                                                  -----
                                                                                              $       6       $       9
                                                                                                                     --
                                                                                                                     --
                                                                                                  -----
                                                                                                  -----

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

9. LONG TERM DEBT: (CONTINUED)
    Maturities of long-term debt for each of the next five years and thereafter are as follows:

YEAR ENDING                                                                           AGGREGATE
DECEMBER 31,                                                                         OBLIGATION
-------------------------------------------------------------------------------  -------------------
                                                                                   (IN THOUSANDS)
    1998.......................................................................       $       2
    1999.......................................................................               2
    2000.......................................................................               2
    2001.......................................................................               2
    2002.......................................................................          --
    thereafter.................................................................          --
                                                                                             --
                                                                                      $       8
                                                                                             --
                                                                                             --

MULLER TOYOTA

                                                                                                 12/31/97     12/31/96
                                                                                                -----------  -----------
                                                                                                     (IN THOUSANDS)
Notes payable, due in monthly installments including interest at 3% above the 3 month LIBOR rate (8.9% and 8.5% as of December 31, 1997 and 1996, respectively), maturing in July 1999, personally guaranteed by the majority stockholders and collateralized by substantially all
  the assets of Muller Toyota.................................................................   $     139    $     223

Notes payable, due in monthly installments including interest at 10.5%, maturing in October
  2006........................................................................................         529          591

Various equipment notes payable, due in monthly installments including interest ranging from
  10.3% to 13.1%, maturing on various dates through 2003, collateralized by the related
  equipment...................................................................................          96          105
                                                                                                     -----        -----
                                                                                                       764          919
Less: Current portion.........................................................................         164          157
                                                                                                     -----        -----
                                                                                                 $     600    $     762
                                                                                                     -----        -----
                                                                                                     -----        -----

    Maturities of long-term debt for each of the next five years and thereafter are as follows:

YEAR ENDING                                                                         AGGREGATE
DECEMBER 31,                                                                       OBLIGATION
-------------------------------------------------------------------------------  ---------------
                                                                                 (IN THOUSANDS)
1998...........................................................................     $     164
1999...........................................................................           145
2000...........................................................................           100
2001...........................................................................           105
2002...........................................................................           105
thereafter.....................................................................           145
                                                                                        -----
                                                                                    $     764
                                                                                        -----
                                                                                        -----

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

9. LONG TERM DEBT: (CONTINUED)
MULLER CHEVROLET

                                                                                                 12/31/97     12/31/96
                                                                                                -----------  -----------
                                                                                                     (IN THOUSANDS)
Note payable, due in monthly installments including interest at prime plus 2% (10.5% and
  10.25% at December 31, 1997 and 1996, respectively), maturing in May 1998, collateralized by a second mortgage on a shareholder's personal residence and the assignment of Muller
  Chevrolet's open accounts with Chevrolet, personally guaranteed by the shareholders and
  cross guaranteed by Muller Toyota, Inc. and a company affiliated through common ownership...   $      12    $      42

Note payable, due in monthly installments including interest at prime plus 2% (10.5% and
  10.25% at December 31, 1997 and 1996, respectively), maturing in September 2000, collateralized by substantially all corporate assets of Muller Chevrolet and a company
  affiliated through common ownership and guaranteed by the shareholders......................          64          104

Note payable, due in monthly installments including interest at 9.5%, maturing in February
  2016, collateralized by body shop equipment.................................................         145          148

Note payable, due in monthly installments including interest at prime plus 1.5% (10% and 9.75%
  at December 31, 1997 and 1996,respectively), maturing in January 2001,collateralized by the
  related equipment...........................................................................          62           82

Note payable, due in monthly installments including interest at 7.5%, maturing in February
  2000........................................................................................          90          214

Note payable to bank, due in monthly installments including interest at 7.5%; maturing in May
  2001; collateralized by related equipment...................................................          28           35
                                                                                                     -----        -----
                                                                                                       401          625
Less: Current portion.........................................................................          80          126
                                                                                                     -----        -----
                                                                                                 $     321    $     499
                                                                                                     -----        -----
                                                                                                     -----        -----

    Maturities of long-term debt for each of the next five years and thereafter are as follows:

YEAR ENDING                                                                         AGGREGATE
DECEMBER 31,                                                                       OBLIGATION
-------------------------------------------------------------------------------  ---------------
                                                                                 (IN THOUSANDS)
1998...........................................................................     $      80
1999...........................................................................            68
2000...........................................................................            42
2001...........................................................................            12
2002...........................................................................            12
thereafter.....................................................................           187
                                                                                        -----
                                                                                    $     401
                                                                                        -----
                                                                                        -----

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

9. LONG TERM DEBT: (CONTINUED)
BAY STATE

                                                                                                 12/31/97     12/31/96
                                                                                                -----------  -----------
                                                                                                     (IN THOUSANDS)
Various notes payable for loaner vehicles, notes have 15 month terms with monthly payments of
  1.5% to 2.0% of capitalized amounts plus interest at 9.5%. The balance is due at the end of
  the term....................................................................................   $      77    $      50

Less: Current portion.........................................................................          26           17
                                                                                                       ---          ---
                                                                                                 $      51    $      33
                                                                                                       ---          ---
                                                                                                       ---          ---

    Maturities of long-term debt for each of the next five years and thereafter are as follows:

YEAR ENDING                                                                          AGGREGATE
DECEMBER 31,                                                                        OBLIGATION
-------------------------------------------------------------------------------  -----------------
                                                                                  (IN THOUSANDS)
1998...........................................................................      $      26
1999...........................................................................             51
2000...........................................................................         --
2001...........................................................................         --
2002...........................................................................         --
thereafter.....................................................................         --
                                                                                           ---
                                                                                     $      77
                                                                                           ---
                                                                                           ---

BRATTLEBORO

                                                                                                        12/31/97
                                                                                                     ---------------
                                                                                                     (IN THOUSANDS)
Note payable, due in monthly installments including interest at 9.25%, maturing in June 2002,
  collateralized by the related buildings and improvements.........................................     $     218

Less: Current portion..............................................................................            70
                                                                                                            -----
                                                                                                        $     148
                                                                                                            -----
                                                                                                            -----

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

9. LONG TERM DEBT: (CONTINUED)
    Maturities of long-term debt for each of the next five years and thereafter are as follows:

YEAR ENDING                                                                          AGGREGATE
DECEMBER 31,                                                                        OBLIGATION
--------------------------------------------------------------------------------  ---------------
                                                                                   (IN THOUSANDS)
1998............................................................................     $      70
1999............................................................................            70
2000............................................................................            70
2001............................................................................             8
2002............................................................................
thereafter......................................................................            --
                                                                                         -----
                                                                                     $     218
                                                                                         -----
                                                                                         -----

10. STOCKHOLDERS' EQUITY:

    Capital stock consists of the following:

                                                                                              PAR OR
                                                                                              STATED
                                                          SHARES      SHARES      SHARES       VALUE     TREASURY
                                                        AUTHORIZED    ISSUED    OUTSTANDING  PER SHARE    STOCK
                                                        -----------  ---------  -----------  ---------  ----------
E.R.R. Enterprises, Inc...............................      10,000       7,218       7,218   $    5.00      --
Class A...............................................
E.R.R. Enterprises, Inc...............................      18,045      18,045      18,045                  --
Class B...............................................                                            1.84
Westwood..............................................         100          60          60    1,000.00      --
Muller Toyota.........................................         100         100          75      400.00  $  890,000
Muller Chevrolet......................................         100         100         100      400.00      --
Bay State.............................................      15,000         100         100      250.00      --
Brattleboro...........................................         250         100         100      330.00      --

11. RELATED PARTY TRANSACTIONS:

OPERATING LEASES WITH STOCKHOLDER

    Some of the principal stockholders of the Companies lease to the dealerships the premises under various operating leases. Additional information regarding the terms of these leases is contained in Note 13, "Operating Leases."

STOCKHOLDER LOAN GUARANTEES

    The Companies have provided guarantees and/or pledged assets as security for certain outstanding loan obligations of various related parties. See Note 15 "Commitments and Contingencies," for discussion of guarantee and security arrangements provided on behalf of related parties.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

11. RELATED PARTY TRANSACTIONS: (CONTINUED)
SHAKER

Due from related parties:                                                      12/31/97     12/31/96
                                                                              -----------  -----------
                                                                                   (IN THOUSANDS)
Note receivable from Joseph Shaker Realty, a related party through common
  ownership, non-interest bearing with payment on demand....................   $     208    $     167

Note receivable from Shaker Enterprises, a related party through common ownership. Payable monthly including interest at 6.34% maturing in May
  2013. (Repaid in 1997)....................................................      --              364

Note receivable from Corey Shaker, a stockholder. Interest payable monthly
  at 6.83% maturing in December 1998........................................          86           27
                                                                                   -----        -----
                                                                               $     294    $     558
                                                                                   -----        -----
                                                                                   -----        -----
Due to related parties:

Note payable to Ed Shaker, a stockholder. Non interest bearing with payment
  on demand.................................................................   $     706    $     667

Note payable to Edick Leasing, a related party through common ownership.
  Interest payable monthly at 9.5% with payment on demand...................         100          100

Note payable to Joseph Shaker Realty, a related party through common
  ownership. Interest payable monthly at 5.6% with payment on demand........          82           78
                                                                                   -----        -----
                                                                               $     888    $     845
                                                                                   -----        -----
                                                                                   -----        -----

    Other:

    Shaker purchases certain used vehicles from Edick Leasing, a related party through common ownership. Vehicles purchased from the affiliate for the years ended December 31, 1997 , 1996 and 1995 aggregated approximately $312,000, $446,000 and $440,000, respectively.

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

11. RELATED PARTY TRANSACTIONS: (CONTINUED)
WESTWOOD

Due from related parties:                                                      12/31/97     12/31/96
                                                                              -----------  -----------
                                                                                   (IN THOUSANDS)
Note receivable from Salvatore Vergopia, a stockholder. Interest payable annually at the prime rate, 8.5% and 8.25% at December 31, 1997 and 1996,
  respectively, with payment on demand......................................   $     940    $     171

Note receivable from Worldwide Financing Co. Ltd., a related party through
  common ownership. Non-interest bearing with payment on demand.............          90          100

Note receivable from Edward Vergopia, a stockholder. Non-interest bearing
  with payment on demand....................................................          66           59
                                                                              -----------  -----------
                                                                               $   1,096    $     330
                                                                              -----------  -----------
                                                                              -----------  -----------

Due to related parties:

Note payable to Salvatore Vergopia, a stockholder. Interest payable annually at the prime rate, 8.5% and 8.25% at December 31, 1997 and 1996,
  respectively, with payment on demand......................................   $   1,000    $   1,000
                                                                              -----------  -----------
                                                                              -----------  -----------

MULLER TOYOTA

Due from related parties:                                                      12/31/97     12/31/96
                                                                              -----------  -----------
                                                                                   (IN THOUSANDS)
Note receivable from Rellum Realty, a related party through common ownership. Non-interest bearing with no repayment terms. Subsequent to
  December 31, 1997 this note was repaid....................................   $     430    $     324

Note receivable from Muller Chevrolet. Non-interest bearing with payment on
  demand....................................................................         754          340
                                                                              -----------       -----
                                                                               $   1,184    $     664
                                                                              -----------       -----
                                                                              -----------       -----

MULLER CHEVROLET

Due to related parties:                                                        12/31/97     12/31/96
                                                                              -----------  -----------
                                     (IN THOUSANDS)

Note payable to Muller Toyota. Non-interest bearing with payment on
demand......................................................................   $     754    $     340
                                                                                   -----        -----
                                                                                   -----        -----

               (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED.)

11. RELATED PARTY TRANSACTIONS: (CONTINUED)
BAY STATE

Due from related parties:                                                      12/31/97     12/31/96
                                                                              -----------  -----------
                                                                                   (IN THOUSANDS)
Advances to James Langway, stockholder, non-interest bearing with payment on
  demand....................................................................   $     214    $     227
                                                                                   -----        -----
                                                                                   -----        -----
Due to related parties:
Advances from James Langway, stockholder, non-interest bearing with payment
  on demand.................................................................   $     474    $      --
                                                                                   -----        -----
                                                                                   -----        -----

BRATTLEBORO

Due to related parties:                                                             12/31/97
                                                                                 ---------------
                                                                                 (IN THOUSANDS)

Note payable to Tom Cosenzi, stockholder, non-interest bearing with payment on
  demand.......................................................................     $     252
                                                                                        -----
                                                                                        -----

12. ADVERTISING:

    Advertising expense (net of manufacturers' rebates and assistance) consist of the following:

                                                                                             FOR THE YEARS ENDING DECEMBER
                                                                                                          31,
                                                                                            -------------------------------
                                                                                              1997       1996       1995
                                                                                            ---------  ---------  ---------

                                                                                                    (IN THOUSANDS)
Shaker....................................................................................  $     793  $     790  $     736
Westwood..................................................................................         17         66         65
Muller Toyota.............................................................................        523        464        422
Muller Chevrolet..........................................................................        450        385        450
Bay State.................................................................................        103        100         51
Brattleboro...............................................................................        395        N/P        N/P

------------------------

N/P (NOT PRESENTED)

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

13. OPERATING LEASES:

    The Companies lease various facilities and equipment under operating lease agreements, including leases with related parties. These leases expire on various dates. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases. Equipment leases with third parties are not material.

    Total rent expense for operating leases and rental agreements with related parties are as follows:

                                                                         FOR THE YEARS ENDING DECEMBER
                                                                                      31,
                                                                        -------------------------------
                                                                          1997       1996       1995
                                                                        ---------  ---------  ---------

                                                                                (IN THOUSANDS)
Shaker................................................................  $     480  $     480  $     480
Westwood..............................................................        352        256        264
Muller Toyota.........................................................        488        478        457
Muller Chevrolet......................................................        460        460        404
Bay State.............................................................        270        172         60
Brattleboro...........................................................        276        N/P        N/P

------------------------

N/P = Not presented

    SHAKER

    Shaker rents its operating facilities in Waterbury and Watertown on a year to year basis. Shaker is obligated under the agreements to pay executory costs such as insurance, repairs and maintenance, and other related expenses.

    Shaker's Waterbury facilities are rented from a Connecticut partnership in which the majority stockholders of Shaker are general partners.

    Shaker's Watertown facility is rented from a second partnership in which certain stockholders of Shaker are general partners.

    WESTWOOD

    Westwood currently leases its operating facilities from two majority stockholders of Westwood, under a lease agreement dated February 1, 1997 for 10 years. Westwood is committed under such agreement for rental payments of $360,000 per year through 2002 and an aggregate of $1,470,000 thereafter. Prior to February 1, 1997, Westwood leased its operating facilities from the same majority shareholders under a lease agreement dated February 1, 1992 for 10 years.

    MULLER TOYOTA AND MULLER CHEVROLET

    Muller Toyota and Muller Chevrolet rent their operating facilities, on a month to month basis, from a partnership owned by the stockholders of Muller Toyota and Muller Chevrolet.

    BAY STATE

    Bay State rents its operating facilities, on a month to month basis, from a partnership owned by the stockholders of Bay State.

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

14. INCOME TAXES:

    Federal and state income taxes are as follows:

                                              HOMETOWN                    SHAKER                          WESTWOOD
                                            -------------  -------------------------------------  ------------------------
                                              12/31/97      12/31/97     12/31/95     12/31/95     12/31/97     12/31/96
                                            -------------  -----------  -----------  -----------  -----------  -----------
                                                                            (IN THOUSANDS)
Federal--
  Current.................................    $      --     $     103    $     220    $    (117)   $      73    $     198
  Deferred................................           --             7           (7)         192            9          (74)
State--
  Current.................................           --            49          103           20           21           55
  Deferred................................           --             7            5           23            3          (19)
                                                  -----         -----        -----        -----        -----        -----
Total Taxes...............................    $      --     $     166    $     321    $     118    $     106    $     160
                                                  -----         -----        -----        -----        -----        -----
                                                  -----         -----        -----        -----        -----        -----


                                             12/31/95
                                            -----------

Federal--
  Current.................................   $     154
  Deferred................................         (86)
State--
  Current.................................          43
  Deferred................................         (23)
                                                 -----
Total Taxes...............................   $      88
                                                 -----
                                                 -----

                                                                   MULLER TOYOTA                         MULLER CHEVROLET
                                                      ---------------------------------------  -------------------------------------
                                                        12/31/97      12/31/96     12/31/95     12/31/97     12/31/96     12/31/95
                                                      -------------  -----------  -----------  -----------  -----------  -----------

                                                                                      (IN THOUSANDS)
Federal--
  Current...........................................    $      --     $     226    $     (40)   $      --    $      --    $      --
  Deferred..........................................           --           (58)          (3)          --           --           --
State--
  Current...........................................           36            33          (11)          --           --           --
  Deferred..........................................           --            15           (1)          --           --           --
                                                              ---         -----          ---          ---          ---          ---
Total Taxes.........................................    $      36     $     216    $     (55)   $      --    $      --    $      --
                                                              ---         -----          ---          ---          ---          ---
                                                              ---         -----          ---          ---          ---          ---

                                                                                       BAY STATE                  BRATTLEBORO
                                                                         -------------------------------------  ---------------
                                                                          12/31/97     12/31/96     12/31/95       12/31/97
                                                                         -----------  -----------  -----------  ---------------

                                                                                             (IN THOUSANDS)
Federal--
  Current..............................................................   $      --    $      --    $      --      $      --
  Deferred.............................................................          --           --           --             --
State--
  Current..............................................................          52           67           44             --
  Deferred.............................................................          --           --           --             --
                                                                                                                          --
                                                                                ---          ---          ---
Total Taxes............................................................   $      52    $      67    $      44      $      --
                                                                                                                          --
                                                                                                                          --
                                                                                ---          ---          ---
                                                                                ---          ---          ---

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

14. INCOME TAXES: (CONTINUED)
    Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34% to income before income taxes as follows:

                                               HOMETOWN                      SHAKER                             WESTWOOD
                                            ---------------  ---------------------------------------  ----------------------------
                                               12/31/97       12/31/97      12/31/96      12/31/95      12/31/97       12/31/96
                                            ---------------  -----------  -------------  -----------  -------------  -------------

                                                                                (IN THOUSANDS)
Provision at the statutory rate...........             0%            34%           34%           34%           34%            34%
Increase (decrease) resulting from--
  Income of S Corporation.................             0%             0%            0%            0%            0%             0%
  State income tax, net of benefit for
    federal deduction.....................             0%             6%            6%            6%            6%             6%
  Other...................................             0%            -6%            5%           -4%            2%             3%
                                                       -                           --                          --             --
                                                                    ---                         ---
Total Taxes...............................             0%            34%           45%           36%           42%            43%
                                                       -                           --                          --             --
                                                       -                           --                          --             --
                                                                    ---                         ---
                                                                    ---                         ---

                                              12/31/95
                                            -------------
Provision at the statutory rate...........           34%
Increase (decrease) resulting from--
  Income of S Corporation.................            0%
  State income tax, net of benefit for
    federal deduction.....................            6%
  Other...................................            4%
                                                     --
Total Taxes...............................           44%
                                                     --
                                                     --

                                                                      MULLER TOYOTA                    MULLER CHEVROLET
                                                        -----------------------------------------  ------------------------
                                                         12/31/97      12/31/96       12/31/95      12/31/97     12/31/96
                                                        -----------  -------------  -------------  -----------  -----------

                                                                                  (IN THOUSANDS)
Provision at the statutory rate.......................          34%           34%            34%           34%          34%
Increase (decrease) resulting from--
  Income of S Corporation.............................         -34%            0%             0%          -34%         -34%
  State income tax, net of benefit for federal
    deduction.........................................           6%            6%             6%            6%           6%
  Other...............................................          -1%            0%             2%           -6%          -6%
                                                                --            --             --            --           --
Total Taxes...........................................           5%           40%            42%            0%           0%
                                                                --            --             --            --           --
                                                                --            --             --            --           --


                                                         12/31/95
                                                        -----------

Provision at the statutory rate.......................          34%
Increase (decrease) resulting from--
  Income of S Corporation.............................         -34%
  State income tax, net of benefit for federal
    deduction.........................................           6%
  Other...............................................          -6%
                                                                --
Total Taxes...........................................           0%
                                                                --
                                                                --

                                                                                       BAY STATE                  BRATTLEBORO
                                                                         -------------------------------------  ---------------
                                                                          12/31/97     12/31/96     12/31/95       12/31/97
                                                                         -----------  -----------  -----------  ---------------

                                                                                             (IN THOUSANDS)
Provision at the statutory rate........................................          34%          34%          34%            34%
Increase (decrease) resulting from--
  Income of S Corporation..............................................         -34%         -34%         -34%           -34%
  State income tax, net of benefit for federal deduction...............           5%           5%           6%             0%
  Other................................................................           0%           0%           0%             0%
                                                                                 --           --           --             --
Total Taxes............................................................           5%           5%           6%             0%
                                                                                 --           --           --             --
                                                                                 --           --           --             --

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

14. INCOME TAXES: (CONTINUED)
    Deferred income taxes are provided for temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                                                                                 MULLER
                                              HOMETOWN              SHAKER                   WESTWOOD            TOYOTA
                                            -------------  ------------------------  ------------------------  -----------
                                              12/31/97      12/31/97     12/31/96     12/31/97     12/31/96     12/31/97
                                            -------------  -----------  -----------  -----------  -----------  -----------

                                                                            (IN THOUSANDS)
Deferred tax assets--
Reserves and accruals not deductible until
  paid....................................    $      --     $       5    $       7    $     192    $     204    $      --
  Depreciation............................           --            --           --            5            3           --
  Other...................................           --            --           --            8           10           --
                                                    ---         -----        -----        -----        -----          ---
  Total...................................           --             5            7          205          217           --

Deferred tax liabilities--
  Depreciation............................           --           (72)         (52)          --           --           --
  Other...................................           --           (97)        (105)          --           --           --
                                                    ---         -----        -----        -----        -----          ---
  Total...................................           --          (169)        (157)          --           --           --
                                                    ---         -----        -----        -----        -----          ---
Net deferred tax asset (liability)........    $      --     $    (164)   $    (150)   $     205    $     217    $      --
                                                    ---         -----        -----        -----        -----          ---
                                                    ---         -----        -----        -----        -----          ---


                                             12/31/96
                                            -----------

Deferred tax assets--
Reserves and accruals not deductible until
  paid....................................   $     128
  Depreciation............................          --
  Other...................................          --
                                                 -----
  Total...................................         128
Deferred tax liabilities--
  Depreciation............................          --
  Other...................................          --
                                                 -----
  Total...................................          --
                                                 -----
Net deferred tax asset (liability)........   $     128
                                                 -----
                                                 -----

                                                                  MULLER CHEVROLET              BAY STATE            BRATTLEBORO
                                                             --------------------------  ------------------------  ---------------
                                                               12/31/97      12/31/96     12/31/97     12/31/96       12/31/97
                                                             -------------  -----------  -----------  -----------  ---------------

                                                                                        (IN THOUSANDS)
Deferred tax assets--
  Reserves and accruals not deductible until paid..........    $      --     $      --    $      --    $      --      $      --
  Depreciation.............................................           --            --           --           --             --
  Other....................................................           --            --           --           --             --
                                                                     ---           ---          ---          ---            ---
  Total....................................................           --            --           --           --             --
Deferred tax liabilities--
  Depreciation.............................................           --            --           --           --             --
  Other....................................................           --            --           --           --             --
                                                                     ---           ---          ---          ---            ---
  Total....................................................           --            --           --           --             --
                                                                     ---           ---          ---          ---            ---
Net deferred tax asset (liability).........................    $      --     $      --    $      --    $      --      $      --
                                                                     ---           ---          ---          ---            ---
                                                                     ---           ---          ---          ---            ---

15. COMMITMENTS AND CONTINGENCIES:

    LITIGATION

    The Companies are defendants in several lawsuits arising from normal business activities. Management has reviewed pending litigation with legal counsel and believes that the ultimate liability, if any, resulting from such actions will not have a material adverse effect on the Companies' financial position or results of operations.

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

15. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    INSURANCE

    The Companies carry a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage.

    WESTWOOD

    As of September 29, 1995, Westwood entered into an agreement with a financial institution for an indirect auto financing credit line in the amount of $1,000,000 for the sale of new and used third party limousines to customers. Loans advanced under this credit line to customers are made with the full recourse to Westwood. Under the agreement, Westwood must also maintain an account with this financial institution amounting to a minimum of 25% of the loans outstanding. As of December 31, 1997 and 1996, loans outstanding under this credit line amounted to approximately $475,000 and $863,000, respectively, and the restricted cash is included in prepaid expenses and other current assets.

    Westwood is a guarantor for a $2,000,000 credit line granted by a financial institution to SEC Funding Corp., a company in which the majority stockholder of Westwood is also a stockholder. This credit line is used for financing the sale of new and used third party limousines. As of December 31, 1997 and 1996, loans outstanding under this credit line amounted to approximately $935,000 and $950,000, respectively.

    Westwood is a guarantor of a portfolio of customers limousine vehicle loans granted by Ford Motor Credit Co. As of December 31, 1997 and 1996, Westwood fully guaranteed limousine vehicle loans aggregating approximately $6,768,000 and $1,879,000, respectively, and was a limited guarantor on loans aggregating approximately $800,000 as of December 31, 1997. The limited guarantee is effective for a twelve month period, commencing with the inception of the respective loan, and expires thereafter.

    Westwood is a guarantor of a portfolio of vehicle loans, granted by Ford Motor Credit Co., to various customers of Westwood with below average credit. As of December 31, 1997 and 1996, Westwood fully guaranteed vehicle loans associated with these customers, aggregating approximately $754,000 and $2,545,000 respectively.

16. RETIREMENT PLANS:

    SHAKER

    Shaker has a contributory qualified profit-sharing 401(k) plan covering substantially all full-time employees. Profit sharing contributions, if any, are determined annually by the Board of Directors. No profit sharing contributions were made in 1997, 1996 and 1995. For the years ended December 31, 1997, 1996 and 1995, matching contributions made by Shaker were approximately $24,000, $16,000 and $14,000, respectively.

    WESTWOOD

    During 1997, Westwood established a contributory qualified 401(k) plan covering substantially all full-time employees. Employee elective deferrals are matched by Westwood at 25% of the first 5% of the deferrals. For the year ended December 31, 1997, matching contributions made by Westwood were approximately $30,000.

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

16. RETIREMENT PLANS: (CONTINUED)
    MULLER TOYOTA AND MULLER CHEVROLET

    Muller Toyota and Muller Chevrolet have a profit-sharing plan with a 401(k) deferral feature. Employees may defer up to 20% of wages as a plan contribution subject to limitations imposed by tax regulations. Profit-sharing contributions are at the discretion of the Board of Directors. No contributions were made for the years ended December 31, 1997, 1996 and 1995.

    BAY STATE

    Bay State has a contributory qualified 401(k) plan covering substantially all full time employees. Baystate does not make any matching contributions to the plan.

17. STOCK OPTION PLAN:

    In February 1998, in order to attract and retain persons necessary for the success of the Company, Hometown adopted its 1998 Stock Option Plan (the "Stock Option Plan") covering up to 480,000 shares of Class A Common Stock. Pursuant to the Stock Option Plan officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive and/or non-incentive stock options. The Stock Option Plan, which expires in January 2008, will be administered by the Board of Directors or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant.

18. PROPOSED ACQUISITION BY SHAKER:

    The stockholders of the Core Operating Companies have entered into definitive purchase agreements with Hometown providing for the purchase of the Companies by Shaker under the following terms and conditions:

    ACQUISITION OF CORE OPERATING COMPANIES

    The stockholders of Shaker, Westwood and Muller (the Core Operating Companies) entered into the Exchange agreement pursuant to which they have agreed to exchange all of the outstanding shares of four corporations, operating six franchised dealerships, one collision repair center and one factory authorized freestanding auto service center, for 3,760,000 shares of Hometown Class B Common Stock as follows: 1,880,000 shares to the stockholders of Shaker; 940,000 shares to the shareholders of Westwood; and 940,000 shares to the stockholders of Muller Toyota, Inc. and Muller Chevrolet, Inc.

    The Exchange agreement provides that the combination is subject to certain conditions including, among others: (i) the continuing accuracy on the closing date of the representations and warranties of the applicable Core Operating Companies and Hometown; (ii) the performance of each of the covenants by the applicable Core Operating Companies; and (iii) the receipt of all permits, approvals and consents

                (NOTES APPLY TO ALL DEALERSHIPS EXCEPT AS NOTED)

18. PROPOSED ACQUISITION BY SHAKER: (CONTINUED) required for transfer of ownership of the Core Operating Companies and their assets including the consent of the manufacturers.

    ACQUISITIONS

    Hometown entered into two agreements (the "Acquisitions") to acquire certain assets and liabilities of two dealerships in Massachusetts and Vermont for an aggregate consideration of $5.7 million, subject to adjustment based on the book value of certain acquired assets. Each of the Acquisitions is subject to satisfaction of various conditions precedent, including the achieving by each of the sellers of certain levels of income, the receipt of factory consents from all automobile manufacturers whose franchises are held by each of the sellers.

                  INDEX TO UNAUDITED CONDENSED FINANCIAL PAGES

    Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

Balance Sheets, Hometown, Shaker, Westwood, Muller Toyota, Muller Chevrolet, Bay
  State, Brattleboro and Pride as of March 31, 1998 and 1997.........................       F-49
Statements of Operations, Hometown, Shaker, Westwood, Muller Toyota, Muller
  Chevrolet, Bay State, Brattleboro and Pride for the three months ended March 31,
  1998 and 1997......................................................................       F-50
Statements of Stockholders' Equity, Hometown, Shaker, Westwood, Muller Toyota, Muller
  Chevrolet, Bay State, Brattleboro and Pride for the three months ended March 31,
  1998
  and 1997...........................................................................       F-51
Statements of Cash Flows, Hometown, Shaker, Westwood, Muller Toyota, Muller
  Chevrolet, Bay State, Brattleboro and Pride for the three months ended March 31,
  1998 and 1997......................................................................       F-52
Notes to the Unaudited Condensed Financial Statements................................       F-53

                            UNAUDITED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                   HOMETOWN            SHAKER                WESTWOOD
                                                                 -------------  --------------------  ----------------------
                                                                    3/31/98      3/31/98    3/31/97    3/31/98     3/31/97
                                                                 -------------  ---------  ---------  ---------  -----------
Current Assets
  Cash and cash equivalents....................................    $      52    $   3,608  $   3,386  $     284   $     695
  Accounts receivable, net.....................................       --            1,249      1,122      1,844       1,278
  Inventories..................................................       --            8,321      9,193      7,889       5,879
  Prepaid expenses and other current assets....................          273          462        266        256         318
  Deferred income taxes........................................       --              167     --            213          54
                                                                       -----    ---------  ---------  ---------  -----------
    Total current assets.......................................          325       13,807     13,967     10,486       8,224
Property and equipment, net....................................       --            1,277      1,439        227         279
Receivable from finance companies..............................       --           --         --         --          --
Due from related parties.......................................       --              278        552        193         472
Deferred income taxes..........................................       --              683     --         --          --
Other assets...................................................       --                7         78        203          29
                                                                       -----    ---------  ---------  ---------  -----------
    Total Assets...............................................    $     325    $  16,052  $  16,036  $  11,109   $   9,004
                                                                       -----    ---------  ---------  ---------  -----------
                                                                       -----    ---------  ---------  ---------  -----------
Current Liabilities
  Floor plan notes
    payable....................................................    $  --        $   7,417  $   8,310  $   7,493   $   5,880
  Accounts payable and accrued expenses........................       --            3,070        700      1,005         726
  Current maturities of long-term debt.........................       --              253         65          2           4
  Other current bank borrowings................................       --              100        123      1,000         300
  Advances from officers and affilities........................          325       --         --         --          --
  Income taxes payable.........................................       --              146        229        132      --
                                                                       -----    ---------  ---------  ---------  -----------
    Total current
      liabilities..............................................          325       10,986      9,427      9,632       6,910
Long-term debt.................................................       --              107        364          6           7
Long-term deferred income taxes................................       --              164        338     --          --
Due to related parties.........................................       --              920        851     --           1,000
Other long-term liabilities....................................       --               52         30     --          --
Stockholders' Equity
  Common stock.................................................       --               69         69         60          60
  Additional paid-in
    capital....................................................       --           --         --             76          76
  Treasury stock, at cost......................................       --           --         --         --          --
  Retained earnings (deficit)..................................       --            3,754      4,957      1,335         951
                                                                       -----    ---------  ---------  ---------  -----------
    Total stockholders' equity (deficit).......................       --            3,823      5,026      1,471       1,087
                                                                       -----    ---------  ---------  ---------  -----------
    Total liabilities and stockholders' equity.................    $     325    $  16,052  $  16,036  $  11,109   $   9,004
                                                                       -----    ---------  ---------  ---------  -----------
                                                                       -----    ---------  ---------  ---------  -----------

                                                                                               MULLER CHEVROLET
                                                                      MULLER TOYOTA                                   BAY STATE
                                                                 ------------------------  ------------------------  -----------
                                                                   3/31/98      3/31/97      3/31/98      3/31/97      3/31/98
                                                                 -----------  -----------  -----------  -----------  -----------
Current Assets
  Cash and cash equivalents....................................   $     314    $     671    $     200    $     108    $   1,091
  Accounts receivable, net.....................................       1,020          641          164           34          221
  Inventories..................................................       3,626        2,974        3,751        3,842        1,886
  Prepaid expenses and other current assets....................          30           18          105            7           13
  Deferred income taxes........................................      --           --           --           --           --
                                                                 -----------  -----------  -----------  -----------  -----------
    Total current assets.......................................       4,990        4,304        4,220        3,991        3,211
Property and equipment, net....................................         800          811          289          421          252
Receivable from finance companies..............................       1,002          891          290          308       --
Due from related parties.......................................         932          726       --                4          214
Deferred income taxes..........................................      --              113       --           --           --
Other assets...................................................      --           --              208          228          173
                                                                 -----------  -----------  -----------  -----------  -----------
    Total Assets...............................................   $   7,724    $   6,845    $   5,007    $   4,952    $   3,850
                                                                 -----------  -----------  -----------  -----------  -----------
                                                                 -----------  -----------  -----------  -----------  -----------
Current Liabilities
  Floor plan notes
    payable....................................................   $   4,268    $   3,575    $   4,148    $   4,309    $   2,008
  Accounts payable and accrued expenses........................       1,098        1,382          341          273          234
  Current maturities of long-term debt.........................          69           62          140          126           26
  Other current bank borrowings................................      --           --              200       --           --
  Advances from officers and affilities........................      --           --           --           --              511
  Income taxes payable.........................................         208          289       --           --                8
                                                                 -----------  -----------  -----------  -----------  -----------
    Total current
      liabilities..............................................       5,643        5,308        4,829        4,708        2,787
Long-term debt.................................................         563          716          226          513           40
Long-term deferred income taxes................................      --           --           --           --           --
Due to related parties.........................................           5           73          875          341       --
Other long-term liabilities....................................         206           25       --           --               12
Stockholders' Equity
  Common stock.................................................          30           30          345          345           25
  Additional paid-in
    capital....................................................          96           96          811          811          310
  Treasury stock, at cost......................................        (890)        (890)      --           --           --
  Retained earnings (deficit)..................................       2,071        1,487       (2,079)      (1,766)         676
                                                                 -----------  -----------  -----------  -----------  -----------
    Total stockholders' equity (deficit).......................       1,307          723         (923)        (610)       1,011
                                                                 -----------  -----------  -----------  -----------  -----------
    Total liabilities and stockholders' equity.................   $   7,724    $   6,845    $   5,007    $   4,952    $   3,850
                                                                 -----------  -----------  -----------  -----------  -----------
                                                                 -----------  -----------  -----------  -----------  -----------

                                                                                    BRATTLEBORO                 PRIDE
                                                                              ------------------------  ----------------------
                                                                   3/31/97      3/31/98      3/31/97      3/31/98     3/31/97
                                                                 -----------  -----------  -----------  -----------  ---------
Current Assets
  Cash and cash equivalents....................................   $   1,580    $     446    $     294    $      83   $     114
  Accounts receivable, net.....................................         206          151          101          189          86
  Inventories..................................................       4,318        2,534        1,725        2,388       2,528
  Prepaid expenses and other current assets....................           8            2            2           60          51
  Deferred income taxes........................................      --           --           --           --          --
                                                                 -----------  -----------  -----------  -----------  ---------
    Total current assets.......................................       6,112        3,133        2,122        2,720       2,779
Property and equipment, net....................................         265          381          334           49          48
Receivable from finance companies..............................      --           --           --           --          --
Due from related parties.......................................         219       --           --           --          --
Deferred income taxes..........................................      --           --           --           --          --
Other assets...................................................         186           13           22            6      --
                                                                 -----------  -----------  -----------  -----------  ---------
    Total Assets...............................................   $   6,782    $   3,527    $   2,478    $   2,775   $   2,827
                                                                 -----------  -----------  -----------  -----------  ---------
                                                                 -----------  -----------  -----------  -----------  ---------
Current Liabilities
  Floor plan notes
    payable....................................................   $   4,451    $   2,429    $   1,185    $   2,178   $   2,106
  Accounts payable and accrued expenses........................         198          261          322          113         177
  Current maturities of long-term debt.........................          17           70           73       --              20
  Other current bank borrowings................................      --               57       --           --          --
  Advances from officers and affilities........................      --           --           --           --          --
  Income taxes payable.........................................      --           --           --           --          --
                                                                 -----------  -----------  -----------  -----------  ---------
    Total current
      liabilities..............................................       4,666        2,817        1,580        2,291       2,303
Long-term debt.................................................           5          134          191       --          --
Long-term deferred income taxes................................      --           --           --           --          --
Due to related parties.........................................      --              252          128           50          50
Other long-term liabilities....................................          16       --           --           --          --
Stockholders' Equity
  Common stock.................................................          25           33           33            2           2
  Additional paid-in
    capital....................................................         310       --           --              529         563
  Treasury stock, at cost......................................      --           --           --           --          --
  Retained earnings (deficit)..................................       1,760          291          546          (97)        (91)
                                                                 -----------  -----------  -----------  -----------  ---------
    Total stockholders' equity (deficit).......................       2,095          324          579          434         474
                                                                 -----------  -----------  -----------  -----------  ---------
    Total liabilities and stockholders' equity.................   $   6,782    $   3,527    $   2,478    $   2,775   $   2,827
                                                                 -----------  -----------  -----------  -----------  ---------
                                                                 -----------  -----------  -----------  -----------  ---------

Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

   The accompanying Notes to unaudited Condensed Financial Statements are an integral part of these Balance Sheets.

                       UNAUDITED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                     HOMETOWN              SHAKER                 WESTWOOD
                                                                  ---------------  ----------------------  ----------------------
                                                                      3/31/98       3/31/98     3/31/97     3/31/98     3/31/97
                                                                  ---------------  ---------  -----------  ---------  -----------
Revenues
  New vehicle sales.............................................     $  --         $   5,967   $   6,945   $  12,599   $   9,716
  Used vehicle sales............................................        --             5,723       5,105       4,273       1,694
  Parts and service sales.......................................        --             1,613       1,674       1,121       1,005
  Other dealership revenues, net................................        --               441         379         397         145
                                                                           ---     ---------  -----------  ---------  -----------
    Total revenues..............................................        --            13,744      14,103      18,390      12,560
Cost of sales
  New vehicle sales.............................................        --             5,590       6,532      11,970       9,209
  Used vehicle sales............................................        --             5,137       4,417       3,980       1,589
  Parts and service sales.......................................        --               885         908         552         517
                                                                           ---     ---------  -----------  ---------  -----------
Cost of sales...................................................        --            11,612      11,857      16,502      11,315
                                                                           ---     ---------  -----------  ---------  -----------

    Gross profit................................................        --             2,132       2,246       1,888       1,245
Selling, general and administrative expenses....................        --             4,194       1,770       1,432       1,268
                                                                           ---     ---------  -----------  ---------  -----------
    Income (loss) from operations...............................        --            (2,062)        476         456         (23)
Other income (expense)
  Interest income (expense), net ...............................             1           (57)        (76)       (132)        (64)
  Other income (expense), net...................................        --                (6)          6          (9)         (9)
                                                                           ---     ---------  -----------  ---------  -----------
    Income (loss) before taxes..................................             1        (2,125)        406         315         (96)
Provision (benefit) for income taxes............................        --              (850)        162         132         (40)
                                                                           ---     ---------  -----------  ---------  -----------
    Net income (loss)...........................................     $       1     $  (1,275)  $     244   $     183   $     (56)
                                                                           ---     ---------  -----------  ---------  -----------
                                                                           ---     ---------  -----------  ---------  -----------
S-Corporation pro forma provision (benefit) for income taxes....        --            --          --          --          --
Pro forma net income (loss).....................................

                                                                                                MULLER CHEVROLET
                                                                       MULLER TOYOTA                                   BAY STATE
                                                                  ------------------------  ------------------------  -----------
                                                                    3/31/98      3/31/97      3/31/98      3/31/97      3/31/98
                                                                  -----------  -----------  -----------  -----------  -----------
Revenues
  New vehicle sales.............................................   $   4,598    $   5,087    $   2,535    $   2,896    $   1,980
  Used vehicle sales............................................       3,265        3,651        1,205        1,458        2,356
  Parts and service sales.......................................         848          735          463          323          555
  Other dealership revenues, net................................         354          378          119          203           80
                                                                  -----------  -----------  -----------  -----------  -----------
    Total revenues..............................................       9,065        9,851        4,322        4,880        4,971
Cost of sales
  New vehicle sales.............................................       4,343        4,682        2,386        2,721        1,837
  Used vehicle sales............................................       3,001        3,383        1,056        1,321        2,005
  Parts and service sales.......................................         419          378          268          156          291
                                                                  -----------  -----------  -----------  -----------  -----------
Cost of sales...................................................       7,763        8,443        3,710        4,198        4,133
                                                                  -----------  -----------  -----------  -----------  -----------
    Gross profit................................................       1,302        1,408          612          682          838
Selling, general and administrative expenses....................       1,097        1,103          629          654          481
                                                                  -----------  -----------  -----------  -----------  -----------
    Income (loss) from operations...............................         205          305          (17)          28          357
Other income (expense)
  Interest income (expense), net ...............................         (68)         (58)        (113)         (79)         (54)
  Other income (expense), net...................................          (7)           4          (24)           1            9
                                                                  -----------  -----------  -----------  -----------  -----------
    Income (loss) before taxes..................................         130          251         (154)         (50)         312
Provision (benefit) for income taxes............................           8           15       --           --               18
                                                                  -----------  -----------  -----------  -----------  -----------
    Net income (loss)...........................................   $     122    $     236    $    (154)   $     (50)   $     294
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------
S-Corporation pro forma provision (benefit) for income taxes....          44           84          (52)         (16)         105
                                                                  -----------  -----------  -----------  -----------  -----------
Pro forma net income (loss).....................................   $      78    $     152    $    (102)   $     (34)   $     189
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------

                                                                                     BRATTLEBORO                  PRIDE
                                                                               ------------------------  ------------------------
                                                                    3/31/97      3/31/98      3/31/97      3/31/98      3/31/97
                                                                  -----------  -----------  -----------  -----------  -----------
Revenues
  New vehicle sales.............................................   $   2,172    $   2,400    $   1,813    $   1,351    $   1,495
  Used vehicle sales............................................       3,124        2,598        3,851          441          694
  Parts and service sales.......................................         522          362          530          300          291
  Other dealership revenues, net................................          91           65          187           44           76
                                                                  -----------  -----------  -----------  -----------  -----------
    Total revenues..............................................       5,909        5,425        6,381        2,136        2,556
Cost of sales
  New vehicle sales.............................................       2,030        2,227        1,675        1,270        1,410
  Used vehicle sales............................................       2,684        2,307        3,254          382          611
  Parts and service sales.......................................         260          201          304          168          164
                                                                  -----------  -----------  -----------  -----------  -----------
Cost of sales...................................................       4,974        4,735        5,233        1,820        2,185
                                                                  -----------  -----------  -----------  -----------  -----------
    Gross profit................................................         935          690        1,148          316          371
Selling, general and administrative expenses....................         444          511          765          332          356
                                                                  -----------  -----------  -----------  -----------  -----------
    Income (loss) from operations...............................         491          179          383          (16)          15
Other income (expense)
  Interest income (expense), net ...............................         (75)         (42)         (20)         (12)         (12)
  Other income (expense), net...................................           4           26            7       --           --
                                                                  -----------  -----------  -----------  -----------  -----------
    Income (loss) before taxes..................................         420          163          370          (28)           3
Provision (benefit) for income taxes............................          19       --           --           --           --
                                                                  -----------  -----------  -----------  -----------  -----------
    Net income (loss)...........................................   $     401    $     163    $     370    $     (28)   $       3
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------
S-Corporation pro forma provision (benefit) for income taxes....         142           59          131           (8)           3
                                                                  -----------  -----------  -----------  -----------  -----------
Pro forma net income (loss).....................................   $     259    $     104    $     239    $     (20)   $  --
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------


Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

   The accompanying Notes to Unaudited Condensed Financial Statements are an
                       integral part of these Statements.

                  UNAUDITED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                  HOMETOWN             SHAKER                   WESTWOOD
                                                                 -----------  ------------------------  ------------------------
                                                                   3/31/98      3/31/98      3/31/97      3/31/98      3/31/97
                                                                 -----------  -----------  -----------  -----------  -----------
Common Stock:
  Balance......................................................   $  --        $      69    $      69    $      60    $      60
                                                                 -----------  -----------  -----------  -----------  -----------
Additional Paid-in Capital
  Balance, Beginning of period.................................   $  --        $  --        $  --        $      76    $      76
  Capital contribution (disbursement)..........................      --           --           --           --           --
                                                                 -----------  -----------  -----------  -----------  -----------
  Balance, End of period.......................................   $  --        $  --        $  --        $      76    $      76
                                                                 -----------  -----------  -----------  -----------  -----------
Treasury Stock, at cost
  Balance......................................................   $  --        $  --        $  --        $  --        $  --
                                                                 -----------  -----------  -----------  -----------  -----------
Retained Earnings (Deficit)
Balance, Beginning of period...................................   $      (1)   $   5,029    $   4,713    $   1,152    $   1,007
  Net Income (Loss)............................................           1       (1,275)         244          183          (56)
  Dividends....................................................      --           --           --           --           --
                                                                 -----------  -----------  -----------  -----------  -----------
  Balance, End of period.......................................   $  --        $   3,754    $   4,957    $   1,335    $     951
                                                                 -----------  -----------  -----------  -----------  -----------
Total Stockholders' Equity (Deficit)...........................   $  --        $   3,823    $   5,026    $   1,471    $   1,087
                                                                 -----------  -----------  -----------  -----------  -----------
                                                                 -----------  -----------  -----------  -----------  -----------

                                                                                             MULLER CHEVROLET
                                                                      MULLER TOYOTA                               BAY STATE
                                                                 ------------------------  --------------------  -----------
                                                                   3/31/98      3/31/97     3/31/98    3/31/97     3/31/98
                                                                 -----------  -----------  ---------  ---------  -----------
Common Stock:
  Balance......................................................   $      30    $      30   $     345  $     345   $      25
                                                                 -----------  -----------  ---------  ---------  -----------
Additional Paid-in Capital
  Balance, Beginning of period.................................   $      96    $      96   $     811  $     811   $     310
  Capital contribution (disbursement)..........................      --           --          --         --          --
                                                                 -----------  -----------  ---------  ---------  -----------
  Balance, End of period.......................................   $      96    $      96   $     811  $     811   $     310
                                                                 -----------  -----------  ---------  ---------  -----------
Treasury Stock, at cost
  Balance......................................................   $    (890)   $    (890)  $  --      $  --       $  --
                                                                 -----------  -----------  ---------  ---------  -----------
Retained Earnings (Deficit)
Balance, Beginning of period...................................   $   1,949    $   1,251   $  (1,925) $  (1,716)  $     494
  Net Income (Loss)............................................         122          236        (154)       (50)        294
  Dividends....................................................      --           --          --         --            (112)
                                                                 -----------  -----------  ---------  ---------  -----------
  Balance, End of period.......................................   $   2,071    $   1,487   $  (2,079) $  (1,766)  $     676
                                                                 -----------  -----------  ---------  ---------  -----------
Total Stockholders' Equity (Deficit)...........................   $   1,307    $     723   $    (923) $    (610)  $   1,011
                                                                 -----------  -----------  ---------  ---------  -----------
                                                                 -----------  -----------  ---------  ---------  -----------

                                                                                    BRATTLEBORO                  PRIDE
                                                                              ------------------------  ------------------------
                                                                   3/31/97      3/31/98      3/31/97      3/31/98      3/31/97
                                                                 -----------  -----------  -----------  -----------  -----------
Common Stock:
  Balance......................................................   $      25    $      33    $      33    $       2    $       2
                                                                 -----------       -----        -----        -----   -----------
Additional Paid-in Capital
  Balance, Beginning of period.................................   $     310    $  --        $  --        $     539    $     587
  Capital contribution (disbursement)..........................      --           --           --              (10)         (24)
                                                                 -----------       -----        -----        -----   -----------
  Balance, End of period.......................................   $     310    $  --        $  --        $     529    $     563
                                                                 -----------       -----        -----        -----   -----------
Treasury Stock, at cost
  Balance......................................................   $  --        $  --        $  --        $  --        $  --
                                                                 -----------       -----        -----        -----   -----------
Retained Earnings (Deficit)
Balance, Beginning of period...................................   $   1,359    $     143    $     192    $     (69)   $     (94)
  Net Income (Loss)............................................         401          163          370          (28)           3
  Dividends....................................................      --              (15)         (16)      --           --
                                                                 -----------       -----        -----        -----   -----------
  Balance, End of period.......................................   $   1,760    $     291    $     546    $     (97)   $     (91)
                                                                 -----------       -----        -----        -----   -----------
Total Stockholders' Equity (Deficit)...........................   $   2,095    $     324    $     579    $     434    $     474
                                                                 -----------       -----        -----        -----   -----------
                                                                 -----------       -----        -----        -----   -----------


Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

   The accompanying Notes to Unaudited Condensed Financial Statements are an
                       integral part of these Statements.

                       UNAUDITED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     HOMETOWN             SHAKER                  WESTWOOD
                                                                   -------------  ----------------------  ------------------------
                                                                      3/31/98      3/31/98     3/31/97      3/31/98      3/31/97
                                                                   -------------  ---------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)................................................    $       1    $  (1,275)  $     244    $     183    $     (56)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
  Depreciation and amortization..................................       --               46          46           40           18
  Deferred income taxes..........................................       --             (850)        188           (8)         163
  Changes in assets and liabilities:
    Accounts receivable, net.....................................       --             (335)        (31)          89          302
    Inventories..................................................       --             (712)       (689)       2,656          599
    Prepaid expenses and other current assets....................         (170)        (228)       (198)          (5)         (32)
    Receivable from finance company..............................       --           --          --           --           --
    Other assets.................................................       --               99         (10)        (101)          (3)
    Floor plan notes payable.....................................       --              656         661       (2,686)        (123)
    Accounts payable and accrued expenses........................           (1)       2,607         249         (202)          31
    Income taxes payable.........................................       --           --            (111)         132         (104)
    Other long term liabilities..................................       --           --               1       --           --
                                                                         -----    ---------  -----------  -----------       -----
  Net cash provided by (used in) operating activities............         (170)           8         350           98          795
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............................       --               (3)        (57)         (29)         (26)
  Proceeds from sale of property and equipment...................       --               26      --           --                9
                                                                         -----    ---------  -----------  -----------       -----
  Net cash provided by (used in) investing activities............       --               23         (57)         (29)         (17)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt borrowings........................       --           --          --           --           --
  Principal payments of long-term debt...........................       --              (25)        (22)      --               (1)
  Other current bank borrowings, net of repayments...............       --               15          22       --             (200)
  Advance to/from officers and affiliates........................          175       --          --           --           --
  Due from/to related parties....................................       --               48          12          (97)        (142)
  Dividends paid.................................................       --           --          --           --           --
                                                                         -----    ---------  -----------  -----------       -----
  Net cash provided by (used in) financing activities............          175           38          12          (97)        (343)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............            5           69         305          (28)         435
CASH AND CASH EQUVALENTS, beginning of period....................           47        3,539       3,081          312          260
                                                                         -----    ---------  -----------  -----------       -----
CASH AND CASH EQUVALENTS, end of period..........................    $      52    $   3,608   $   3,386    $     284    $     695
                                                                         -----    ---------  -----------  -----------       -----
                                                                         -----    ---------  -----------  -----------       -----
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for--
  Interest.......................................................    $  --        $      57   $      76    $     134    $      66
  Taxes..........................................................       --           --              85            8       --

                                                                                                 MULLER CHEVROLET
                                                                        MULLER TOYOTA                                   BAY STATE
                                                                   ------------------------  ------------------------  -----------
                                                                     3/31/98      3/31/97      3/31/98      3/31/97      3/31/98
                                                                   -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)................................................   $     122    $     236    $    (154)   $     (50)   $     294
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
  Depreciation and amortization..................................          41           44           10           14           26
  Deferred income taxes..........................................      --               15       --           --           --
  Changes in assets and liabilities:
    Accounts receivable, net.....................................        (525)        (433)          (8)         139          (46)
    Inventories..................................................         346          769        1,418          219          919
    Prepaid expenses and other current assets....................         (14)         (13)         (94)          (7)           5
    Receivable from finance company..............................         (12)         (18)           4          (77)      --
    Other assets.................................................      --                5            2            6            4
    Floor plan notes payable.....................................        (224)        (740)      (1,257)         (55)        (964)
    Accounts payable and accrued expenses........................         (15)         319           55         (120)          47
    Income taxes payable.........................................         171          135       --           --                5
    Other long term liabilities..................................         (82)         (61)      --           --               (1)
                                                                        -----        -----   -----------         ---   -----------
  Net cash provided by (used in) operating activities............        (192)         258          (24)          69          289
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............................         (33)         (36)         (10)          (1)      --
  Proceeds from sale of property and equipment...................      --           --           --           --           --
                                                                        -----        -----   -----------         ---   -----------
  Net cash provided by (used in) investing activities............         (33)         (36)         (10)          (1)      --
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt borrowings........................      --           --           --               50       --
  Principal payments of long-term debt...........................        (132)        (141)         (35)         (36)         (11)
  Other current bank borrowings, net of repayments...............        (200)      --           --           --           --
  Advance to/from officers and affiliates........................      --           --           --           --               37
  Due from/to related parties....................................         257           11          121           (3)      --
  Dividends paid.................................................      --           --           --           --             (112)
                                                                        -----        -----   -----------         ---   -----------
  Net cash provided by (used in) financing activities............         (75)        (130)          86           11          (86)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............        (300)          92           52           79          203
CASH AND CASH EQUVALENTS, beginning of period....................         614          579          148           29          888
                                                                        -----        -----   -----------         ---   -----------
CASH AND CASH EQUVALENTS, end of period..........................   $     314    $     671    $     200    $     108    $   1,091
                                                                        -----        -----   -----------         ---   -----------
                                                                        -----        -----   -----------         ---   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for--
  Interest.......................................................   $      68    $      58    $     113    $      79    $      62
  Taxes..........................................................      --           --           --           --               13

                                                                                      BRATTLEBORO                  PRIDE
                                                                                ------------------------  ------------------------
                                                                     3/31/97      3/31/98      3/31/97      3/31/98      3/31/97
                                                                   -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)................................................   $     401    $     163    $     370    $     (28)   $       3
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
  Depreciation and amortization..................................          73            7            5            3            4
  Deferred income taxes..........................................      --           --           --           --           --
  Changes in assets and liabilities:
    Accounts receivable, net.....................................          26          (16)         (18)         (83)          38
    Inventories..................................................        (418)         872          890         (705)        (574)
    Prepaid expenses and other current assets....................          32           (2)          (2)          23           15
    Receivable from finance company..............................      --           --           --           --           --
    Other assets.................................................           5            1       --                2       --
    Floor plan notes payable.....................................         664         (759)      (1,010)         700          419
    Accounts payable and accrued expenses........................        (190)         103            9           19           71
    Income taxes payable.........................................         (62)      --           --           --           --
    Other long term liabilities..................................          (2)      --           --           --           --
                                                                   -----------       -----   -----------         ---   -----------
  Net cash provided by (used in) operating activities............         529          369          244          (69)         (24)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............................      --               (5)         (53)          (8)          (2)
  Proceeds from sale of property and equipment...................          19       --           --           --           --
                                                                   -----------       -----   -----------         ---   -----------
  Net cash provided by (used in) investing activities............          19           (5)         (53)          (8)          (2)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt borrowings........................      --           --              280       --           --
  Principal payments of long-term debt...........................         (28)         (14)         (16)          (7)          (3)
  Other current bank borrowings, net of repayments...............      --               57       --           --           --
  Advance to/from officers and affiliates........................      --           --           --           --           --
  Due from/to related parties....................................           8       --             (330)      --           --
  Dividends paid.................................................      --              (15)         (16)         (10)         (24)
                                                                   -----------       -----   -----------         ---   -----------
  Net cash provided by (used in) financing activities............         (20)          28          (82)         (17)         (27)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............         528          392          109          (94)         (53)
CASH AND CASH EQUVALENTS, beginning of period....................       1,052           54          185          177          167
                                                                   -----------       -----   -----------         ---   -----------
CASH AND CASH EQUVALENTS, end of period..........................   $   1,580    $     446    $     294    $      83    $     114
                                                                   -----------       -----   -----------         ---   -----------
                                                                   -----------       -----   -----------         ---   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for--
  Interest.......................................................   $      90    $      42    $      20    $      12    $      12
  Taxes..........................................................          81       --           --           --           --

     Hometown and each of the Core Operating Companies and Acquisitions are autonomous and independent without any common ownership.

   The accompanying Notes to Unaudited Condensed Financial Statements are an
                       integral part of these Statements.

             NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

    The financial information included herein for the three month ended March 31, 1998 and 1997 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. These interim financial statements should be read in conjunction with the Audited Financial Statements and related notes thereto.

    The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

2. INVENTORIES

    New, used and demonstrator vehicles are stated at the lower of cost or market, determined on a specific unit basis. Parts and accessories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

INVENTORIES CONSIST OF THE FOLLOWING:

                                                                                                                    MULLER
                                                        SHAKER               WESTWOOD           MULLER TOYOTA      CHEVROLET
                                                 --------------------  --------------------  --------------------  ---------
                                                  3/31/98    3/31/97    3/31/98    3/31/97    3/31/98    3/31/97    3/31/98
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                               (IN THOUSANDS)
New Vehicles...................................  $   5,623  $   5,618  $   6,886  $   5,158  $   2,135  $   1,623  $   2,997
Used Vehicles..................................      2,151      3,029        540        386        996      1,017        558
Parts, accessories and other...................        547        546        463        335        495        334        196
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Inventories............................  $   8,321  $   9,193  $   7,889  $   5,879  $   3,626  $   2,974  $   3,751
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                  3/31/97
                                                 ---------

New Vehicles...................................  $   3,145
Used Vehicles..................................        528
Parts, accessories and other...................        169
                                                 ---------
  Total Inventories............................  $   3,842
                                                 ---------
                                                 ---------

                                                                       BAY STATE            BRATTLEBORO              PRIDE
                                                                  --------------------  --------------------  --------------------
                                                                   3/31/98    3/31/97    3/31/98    3/31/97    3/31/98    3/31/97
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                           (IN THOUSANDS)
New Vehicles....................................................  $     936  $   2,449  $   1,721  $     889  $   1,974  $   1,972
Used Vehicles...................................................        816      1,723        709        756        306        425
Parts, accessories and other....................................        134        146        104         80        108        131
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
  Total Inventories.............................................  $   1,886  $   4,318  $   2,534  $   1,725  $   2,388  $   2,528
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------  ---------

3. INCOME TAXES

    The Companies follow the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

    Deferred income taxes are provided for temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                                                                  SHAKER      WESTWOOD
                                                                                                  3/31/98      3/31/98
                                                                                                -----------  -----------
Deferred tax assets--
  Reserves and accruals not deductible until paid.............................................   $       5    $     200
  Net operating loss carry forward............................................................         845       --
  Depreciation................................................................................      --                5
  Other.......................................................................................      --                8
                                                                                                     -----        -----
  Total.......................................................................................         850          213
Deferred tax liabilities--
  Depreciation................................................................................         (72)      --
  Other.......................................................................................         (92)      --
                                                                                                     -----        -----
  Total.......................................................................................        (164)      --
                                                                                                     -----        -----
  Net deferred tax asset (liability)..........................................................   $     686    $     213
                                                                                                     -----        -----
                                                                                                     -----        -----

4. SUBSEQUENT EVENTS:

LEASES

    Hometown has executed leases for the premises occupied by certain of the companies. Each of these governing leases will become effective as of the closing of the Offering, have a term expiring in 2013, be on a triple net basis and provide for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2002 and 2007.

    SHAKER

    Hometown will lease, for an initial annual base rental of $552,000, the premises occupied by the Shaker dealerships from Shaker Enterprises, a related party through common ownership.

    The following table represents the estimated minimum annual rental payments under such lease:

                                                                                                     (IN THOUSANDS)
                                                                                                     ---------------
1998...............................................................................................     $     184
1999...............................................................................................           552
2000...............................................................................................           552
2001...............................................................................................           552
2002...............................................................................................           552
Thereafter.........................................................................................         6,072

    MULLER

    Hometown will lease, for an initial annual base rental of $864,000 the premises occupied by Muller Toyota and Muller Chevrolet from Rellum Realty Company, a related party through common ownership.

    The following table represents the estimated minimum annual rental payments under such lease:

                                                                                                     (IN THOUSANDS)
                                                                                                     ---------------
1998...............................................................................................     $     288
1999...............................................................................................           864
2000...............................................................................................           864
2001...............................................................................................           816
2002...............................................................................................           816
Thereafter.........................................................................................         8,976

    WESTWOOD

    Hometown will lease, for an initial annual base rental of $360,000 the premises occupied by Westwood from Salvatore A. Vergopia, a stockholder of Westwood.

    The following table represents the estimated minimum annual rental payments under such lease:

                                                                                                     (IN THOUSANDS)
                                                                                                     ---------------
1998...............................................................................................     $     120
1999...............................................................................................           360
2000...............................................................................................           360
2001...............................................................................................           360
2002...............................................................................................           360
Thereafter.........................................................................................         3,960

    BAY STATE

    Hometown will lease, for an initial annual base rental of $360,000 the premises occupied by Baystate from the shareholders of Bay State.

    The following table represents the estimated minimum annual rental payments under such lease:

                                                                                                     (IN THOUSANDS)
                                                                                                     ---------------
1998...............................................................................................     $     120
1999...............................................................................................           360
2000...............................................................................................           360
2001...............................................................................................           360
2002...............................................................................................           360
Thereafter.........................................................................................         4,860

    BRATTLEBORO

    Hometown will lease, for an initial annual base rental of $360,000 the premises occupied by Brattleboro from the shareholders of Brattleboro.

    The following table represents the estimated minimum annual rental payments under such lease:

                                                                                                      (IN THOUSANDS)
                                                                                                     -----------------
1998...............................................................................................      $      80
1999...............................................................................................            240
2000...............................................................................................            240
2001...............................................................................................            240
2002...............................................................................................            240
Thereafter.........................................................................................            160

EMPLOYMENT CONTRACTS

    In April 1998, Hometown entered into five-year employment agreements, effective as of the closing of the acquisitions, for the following key positions: Chairman and Chief Executive Officer, President and Chief Operating Officer, Vice President -- New Jersey Operations, Vice President -- Connecticut Operations, Vice President -- Fleet Operations, General Manager -- Muller Toyota, Vice President -- Parts and Service, and Vice President -- Mergers and Acquisitions. Each agreement provides for an annual base salary of $200,000, except that the agreement for the General Manager provides for an annual base salary of $150,000 plus an annual bonus equal to five percent of the pre-tax profits of Muller Toyota, the agreement for Vice President -- Parts and Service provides for an annual base salary of $100,000 and the agreement for Vice President -- Mergers and Acquisitions provides for an annual base salary of $150,000. Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in the agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

ACQUISITION

    On May 28, 1998, the Company entered into an agreement to purchase the business and certain assets of Pride Auto Center, Inc. ("Pride"), a Jeep/Eagle dealer, for an estimated purchase price of approximately $925,000, including a $55,000 deposit previously paid and $200,000 to be paid through the issuance of an 8% promissory note payable in installments over a 36-month period and the assumption of Pride's floor plan and certain other liabilities. As soon as practicable following the closing, Hometown intends to close the Pride facility and to consolidate its operations with those of another Hometown Jeep/Eagle dealership located less than two miles away.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................         11
The Company.....................................         19
Use of Proceeds.................................         20
Dividend Policy.................................         20
Dilution........................................         21
Capitalization..................................         22
Selected Financial Data.........................         23
Unaudited Pro Forma Financial Data..............         24
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         28
Business........................................         41
Management......................................         55
Certain Transactions............................         60
Principal Stockholders..........................         62
Description of Capital Stock....................         63
Shares Eligible for Future Sale.................         65
Underwriting....................................         66
Legal Matters...................................         67
Experts.........................................         67
Available Information...........................         68
Index to Unaudited Pro Forma Financial
  Statements....................................        F-1
Index to Financial Statements...................       F-14


    UNTIL       , 1998 [25] DAYS AFTER THE COMMENCEMENT OF THE OFFERING], ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                2,000,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                               PAULSON INVESTMENT
                                 COMPANY, INC.
                              EDI SECURITIES CORP.


                              DATED JULY   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Expenses in connection with the issuance and distribution of the securities being registered hereunder other than underwriting commissions and expenses, are estimated below.

SEC registration fee...........................................................  $ 2,654.30
NASD registration fee..........................................................    3,294.00
NASDAQ listing fee.............................................................   17,700.00
Printing expenses..............................................................  100,000.00
Accounting fees and expenses...................................................  350,000.00
Legal fees and expenses........................................................  400,000.00
State securities law fees and expenses including fees of counsel...............   10,000.00
Transfer Agent and Registrar Fees..............................................    5,000.00
Stock Certificate Expenses.....................................................    1,000.00
Miscellaneous expenses.........................................................   10,351.70
                                                                                 ----------
Total..........................................................................  $900,000.00
                                                                                 ----------
                                                                                 ----------

------------------------

*   To be filed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

    The Company's certificate of incorporation provides as follows:

    "NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    TENTH: (A) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    (B) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    (C) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    (D) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years the Company has issued the following unregistered securities:

(a) In March 1997 the Company issued an aggregate of 240,000 shares of Class A Common Stock1 to its four organizers as follows: 60,000 shares to Matthew J. Visconti Jr.;60,000 shares to Morse, Zelnick, Rose & Lander, LLP; 60,000 shares to Joseph Lauria, Esq.; and 60,000 AutoInfo, Inc. Mr. Visconti will become Vice President of the Company upon the closing of the Offering.

(b) At the closing of the Offering the Company will issue an aggregate of 3,760,000 shares of Class B Common Stock to the stockholders of the Founding Dealers as follows: an aggregate of 1,880,000 shares to the 12 stockholders of the parent company of the Shaker Group including 206,612 shares to Joseph Shaker, President and Chief Operating Officer and a Director of the Company, 249,100 shares to Corey Shaker, Vice President -- Connecticut Operations and a Director of the Company, 206,424 shares, 218,268 shares, and 277,668 shares, respectively, to Steven Shaker, Paul Shaker and Janet Shaker, all of whom are holders of more than 5% of the voting securities of the Company prior to the Offering; an aggregate 940,000 shares to the stockholders of the Muller Group including 470,034 shares to William C. Muller Jr., Vice President -- New Jersey Operations, 93,248 shares to James Christ, General Manager -- Muller Toyota and a Director of the Company and 376,718 shares to William C. Muller Sr. a holder of more than 5% of the voting securities of the Company prior to and after giving effect to the Offering; and 940,000 shares to the stockholders of Westwood, consisting of 479,400 shares to Salvatore A. Vergopia, Chairman of the Board and Chief Executive Officer of the Company, 225,600 shares to Janet Vergopia, the wife of Salvatore A. Vergopia and 235,000 shares to Edward A. Vergopia, Vice President -- Fleet Operations and a Director of the Company and the son of Salvatore and Janet Vergopia.

    The shares issued or to be issued in each of the above transactions have been or will be issued for investment and without a view to distribution and each share certificate bears or will bear an appropriate restricted security legend. Each of the transactions did not involve a public offering of the Company's securities and were exempt from the registration requirements of the Securities Act pursuant to Section 4(2), thereof.

ITEM 16. EXHIBITS


EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        1.1    Form of Underwriting Agreement*

        3.1    Certificate of Incorporation of Dealer-Co., Inc. (NY-3/10/97)*

        3.2    Certificate of Incorporation of Hometown Auto Retailers, Inc. (Del-6/5/97)*

        3.3    Certificate of Ownership and Merger of Dealer-Co., Inc. into Hometown Auto Retailers, Inc.
               (Del-6/27/97)*

        3.4    Certificate of Merger of Dealer-Co., Inc. and Hometown Auto Retailers, Inc. into Hometown Auto
               Retailers, Inc. (the "Company") (NY-9/11/97)*

        3.5    Certificate of Amendment of the Certificate of Incorporation filed February 19, 1998*

        3.6    Certificate of Amendment of the Certificate of Incorporation filed June 8, 1998

        3.7    By-Laws of the Company*

        4.1    Form of Class A Common Stock Certificate

        4.2    Form of Class B Common Stock Certificate

        4.3    Form of Warrant Agreement between the Company and Paulson Investment Company and related Warrant*

        4.4    Stock Option Plan of the Company*

        5.1    Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered.*

       10.1    Exchange Agreement, dated as of the 1st day of July, 1997, among the Registrant and the members of the Shaker Group, the Muller Group and the Westwood Group*

       10.2    Agreement, dated July 2, 1997, between the Registrant and Brattleboro Chrysler Plymouth Dodge, Inc.*
               and Amendments dated November 11, 1997*, April 14, 1998* and July 8, 1998

       10.3    Agreement, dated August 14, 1997, between the Registrant and Leominster Lincoln Mercury, Inc., dba
               Bay State Lincoln Mercury* and Amendments dated October 31, 1997* and April 14, 1998*, respectively

       10.4    Stockholders Agreement, dated as of the 16th day of February 1998, among the Shaker Stockholders, the
               Muller Stockholders and the Westwood Stockholders*

       10.5    Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Salvatore
               A. Vergopia*

       10.6    Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Joseph
               Shaker*

       10.7    Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and William C.
               Muller Jr.*

       10.8    Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Corey
               Shaker*

       10.9    Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Edward A.
               Vergopia*

      10.10    Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and James
               Christ*

      10.11    Proposed employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and
               Matthew J. Visconti Jr.*

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      10.12    Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Steven
               Shaker*

      10.13    Lease, dated as of April 20, 1998, between Shaker Enterprises, as landlord, and Hometown
               (Lincoln/Mercury dealership in Watertown, CT.)*

      10.14    Lease, dated as of April 20, 1998, between Joseph Shaker Realty Company, as landlord, and Hometown
               (Ford dealership in Waterbury, CT.)*

      10.15    Lease, dated as of April 20, 1998, between Joseph Shaker Realty Company, as landlord, and Hometown
               (Jeep/Eagle dealership Waterbury, CT.)*

      10.16    Lease, dated as of April 20, 1998, between Rellum Realty Company, as landlord, and Hometown (Toyota dealership in Clinton, NJ)*

      10.17    Lease, dated as of April 20, 1998, between Rellum Realty Company, as landlord, and Hometown
               (Chevrolet/Oldsmobile/Isuzu dealership In Stewartville, NJ)*

      10.18    Lease, dated as of April 20, 1998, between Salvatore A. Vergopia and Janet Vergopia, as landlord, and
               Hometown (Lincoln Mercury dealership in Emerson, NJ)*

      10.19    Inventory Loan and Security Agreement between Toyota Motor Credit Corporation and Muller Toyota,
               Inc.; Commercial Promissory Notes; Dealer Floor Plan Agreement*

      10.20    Ford Motor Company Automotive Wholesale Installment Sale and Security Agreement with Shakers, Inc.;
               Power of Attorney for Wholesale Installment Sale Contract; and Automotive Installment Sale Contract*

      10.21    Ford Motor Company Automotive Wholesale Installment Sale and Security Agreement with Family Ford,
               Inc. and Power of Attorney for Wholesale*

      10.22    Chrysler Financial Security Agreement and Master Credit Agreement with Shaker's Inc.*

      10.23    Lease, dated as of April 20, 1998, between Thomas E. Cosenzi optionees as landlord, and Hometown
               (Chrysler Plymouth dealerships in N. Brattleboro, VT.)*

      10.24    Form of Stock Option Agreement with schedule of optionees*

      10.25    Agreement dated May 28, 1998, between the Registrant and Pride Auto Center, Inc. (an Acquisition)*

       23.1    Consent of Arthur Andersen LLP

       23.2    Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)*

       23.3    Consent of Domenic Colasacco*

       23.4    Consent of Steven Hirsh*

       23.5    Consent of Louis I. Margolis*

       23.6    Consent of Crain's Automotive*

       25.1    Power of Attorney of certain of Hometown's Officers and directors (included on signature page)*


------------------------


*   Previously filed

ITEM 17. UNDERTAKINGS

    A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    B. The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City, County and State of New York on July 27, 1998.


                                HOMETOWN AUTO RETAILERS, INC.

                                By:              /s/ JOSEPH SHAKER
                                     -----------------------------------------
                                         Joseph Shaker, PRESIDENT AND CHIEF
                                                 OPERATING OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on July 27, 1998 by the following persons in the capacities indicated and each of the undersigned persons, in any capacity, hereby severally constitutes Joseph Shaker and Stephen A. Zelnick, and each of them singularly, his true and lawful attorney with full power to them and each of them to sign for him and in his name and in the capacity indicated below, this Registration Statement and any and all amendments thereto.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                  /s/ JOSEPH SHAKER*
     -------------------------------------------        President and Chief Operating Officer
                    Joseph Shaker

                    /s/ JOHN RUDY*
     -------------------------------------------        Chief Financial and Accounting Officer
                      John Rudy

              /s/ SALVATORE A. VERGOPIA*
     -------------------------------------------        Director (Chairman)
                Salvatore A. Vergopia

              /s/ WILLIAM C. MULLER JR.*
     -------------------------------------------        Director
                William C. Muller Jr.

                  /s/ COREY SHAKER*
     -------------------------------------------        Director
                     Corey Shaker

               /s/ EDWARD A. VERGOPIA*
     -------------------------------------------        Director
                  Edward A. Vergopia

                  /s/ JAMES CHRIST*
     -------------------------------------------        Director
                     James Christ

                         *by
                  Stephen A. Zelnick
                   Attorney-in-fact

We have audited in accordance with generally accepted auditing standards, the financial statements of Hometown Auto Retailers, Inc., E.R.R. Enterprises, Inc., Westwood Lincoln Mercury Sales, Inc., Muller Toyota, Inc., Muller Chevrolet, Oldsmobile, Isuzu, Inc., Leominster Lincoln Mercury, Inc., and Brattleboro Chrysler Plymouth Dodge, Inc. as identified in the index to financial pages included in this registration statement and have issued our report thereon dated March 6, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules are the responsibility of the company's management and are presented for purposes of complying with the Securities and Exchange Commissions rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP


New York, New York
July 27, 1998

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                 ADDITIONS
                                                    BALANCE AT  CHARGED TO   DEDUCTION
                                                    BEGINNING    COSTS AND     NET OF        OTHER      BALANCE AT
               ACCOUNT DESCRIPTION                   OF YEAR     EXPENSES    WRITE-OFFS   ADJUSTMENTS   END OF YEAR
--------------------------------------------------  ----------  -----------  ----------  -------------  -----------
                                                                        (DOLLARS IN THOUSANDS)
SHAKER
RESERVE FOR FINANCE, INSURANCE AND AND SERVICE
 CONTRACTS CHARGE-BACKS

    Year ended December 31, 1997..................  $   51,000   $  --       $  (11,000)   $  --         $  40,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $   51,000   $  --       $   --        $  --         $  51,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   51,000   $  --       $   --        $  --         $  51,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

WESTWOOD

ALLOWANCE FOR DOUBFUL ACCOUNTS

    Year ended December 31, 1997..................  $   --       $  33,000   $   --        $  --         $  33,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $   --       $  --       $   --        $  --         $  --
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   --       $  --       $   --        $  --         $  --
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

RESERVE FOR FINANCE, INSURANCE AND AND SERVICE
 CONTRACTS CHARGE-BACKS

    Year ended December 31, 1997..................  $  238,000   $  67,000   $   --        $  --         $ 305,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $  121,000   $ 117,000   $   --        $  --         $ 238,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   89,000   $  32,000   $   --        $  --         $ 121,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

MULLER TOYOTA

ALLOWANCE FOR DOUBFUL ACCOUNTS

    Year ended December 31, 1997..................  $  100,000   $  --       $   --        $  --         $ 100,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $  100,000   $  --       $   --        $  --         $ 100,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $  100,000   $  --       $   --        $  --         $ 100,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

RESERVE FOR FINANCE, INSURANCE AND SERVICE
 CONTRACTS CHARGE-BACKS

    Year ended December 31, 1997..................  $   73,000   $  --       $  (35,000)   $  --         $  38,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $   73,000   $  --       $   --        $  --         $  73,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   73,000   $  --       $   --        $  --         $  73,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

RESERVE FOR UNCOLLECTIBLE LONG-TERM FINANCE
 CONTRACTS

    Year ended December 31, 1997..................  $  955,000   $  --       $   --        $  --         $ 955,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $  780,000   $ 175,000   $   --        $  --         $ 955,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   --       $ 780,000   $   --        $  --         $ 780,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

MULLER CHEVROLET

ALLOWANCE FOR DOUBFUL ACCOUNTS

    Year ended December 31, 1997..................  $  100,000   $  --       $   --        $  --         $ 100,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $  100,000   $  --       $   --        $  --         $ 100,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $  100,000   $  --       $   --        $  --         $ 100,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

RESERVE FOR FINANCE, INSURANCE AND AND SERVICE
 CONTRACTS CHARGE-BACKS

    Year ended December 31, 1997..................  $   88,000   $  15,000   $   --        $  --         $ 103,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $   88,000   $  --       $   --        $  --         $  88,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   88,000   $  --       $   --        $  --         $  88,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

RESERVE FOR UNCOLLECTIBLE LONG-TERM FINANCE
 CONTRACTS

    Year ended December 31, 1997..................  $  270,000   $  --       $   --        $  --         $ 270,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $  145,000   $ 125,000   $   --        $  --         $ 270,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   --       $ 145,000   $   --        $  --         $ 145,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

BAY STATE

ALLOWANCE FOR DOUBFUL ACCOUNTS

    Year ended December 31, 1997..................  $    9,000   $  --       $   (9,000)   $  --         $  --
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $   --       $   9,000   $   --        $  --         $   9,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   --       $  --       $   --        $  --         $  --
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

RESERVE FOR FINANCE, INSURANCE AND SERVICE
 CONTRACTS CHARGE-BACKS

    Year ended December 31, 1997..................  $   36,000   $  --       $   --        $  --         $  36,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1996..................  $   36,000   $  --       $   --        $  --         $  36,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

    Year ended December 31, 1995..................  $   36,000   $  --       $   --        $  --         $  36,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

BRATTLEBORO

RESERVE FOR FINANCE, INSURANCE AND AND SERVICE
 CONTRACTS CHARGE-BACKS

    Year ended December 31, 1997..................  $  100,000   $  --       $   --        $  --         $ 100,000
                                                    ----------  -----------  ----------  -------------  -----------
                                                    ----------  -----------  ----------  -------------  -----------

                               INDEX TO EXHIBITS


 EXHIBITS                                                                                                        PAGE
-----------                                                                                                    ---------

       1.1   Form of Underwriting Agreement*

       3.1   Certificate of Incorporation of Dealer-Co., Inc. (NY-3/10/97)*

       3.2   Certificate of Incorporation of Hometown Auto Retailers, Inc. (Del-6/5/97)*

       3.3   Certificate of Ownership and Merger of Dealer-Co., Inc. into Hometown Auto Retailers, Inc.
               (Del-6/27/97)*

       3.4   Certificate of Merger of Dealer-Co., Inc. and Hometown Auto Retailers, Inc. into Hometown Auto
               Retailers, Inc. (the "Company") (NY-9/11/97)*

       3.5   Certificate of Amendment of the Certificate of Incorporation filed February 19, 1998*

       3.6   Certificate of Amendment of the Certificate of Incorporation filed June 8, 1998

       3.7   By-Laws of the Company*

       4.1   Form of Class A Common Stock Certificate

       4.2   Form of Class B Common Stock Certificate

       4.3   Form of Warrant Agreement between the Company and Paulson Investment Company and related
               Warrant*

       4.4   Stock Option Plan of the Company*

       5.1   Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered.*

      10.1   Exchange Agreement, dated as of the 1st day of July, 1997, among the Registrant and the members of the Shaker Group, the Muller Group and the Westwood Group*

      10.2   Agreement, dated July 2, 1997, between the Registrant and Brattleboro Chrysler Plymouth Dodge,
               Inc.* and Amendments dated November 11, 1997*, April 14, 1998* and July 8, 1998

      10.3   Agreement, dated August 14, 1997, between the Registrant and Leominster Lincoln Mercury, Inc., dba Bay State Lincoln Mercury* and Amendments dated October 31, 1997* and April 14, 1998*, respectively

      10.4   Stockholders Agreement, dated as of the 16th day of February 1998, among the Shaker
               Stockholders, the Muller Stockholders and the Westwood Stockholders*

      10.5   Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and
               Salvatore A. Vergopia*

      10.6   Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Joseph
               Shaker*

      10.7   Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and
               William C. Muller Jr.*

      10.8   Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Corey
               Shaker*

      10.9   Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Edward
               A. Vergopia*

      10.10  Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and James
               Christ*

      10.11  Proposed employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Matthew J. Visconti Jr.*

      10.12  Employment Agreement, dated as of the 20th day of April, 1998, between the Registrant and Steven
               Shaker*

 EXHIBITS                                                                                                        PAGE
-----------                                                                                                    ---------
      10.13  Lease, dated as of April 20, 1998, between Shaker Enterprises, as landlord, and Hometown
               (Lincoln/Mercury dealership in Watertown, CT.)*

      10.14  Lease, dated as of April 20, 1998, between Joseph Shaker Realty Company, as landlord, and
               Hometown (Ford dealership in Waterbury, CT.)*

      10.15  Lease, dated as of April 20, 1998, between Joseph Shaker Realty Company, as landlord, and
               Hometown (Jeep/Eagle dealership Waterbury, CT.)*

      10.16  Lease, dated as of April 20, 1998, between Rellum Realty Company, as landlord, and Hometown
               (Toyota dealership in Clinton, NJ)*

      10.17  Lease, dated as of April 20, 1998, between Rellum Realty Company, as landlord, and Hometown
               (Chevrolet/Oldsmobile/Isuzu dealership In Stewartville, NJ)*

      10.18  Lease, dated as of April 20, 1998, between Salvatore A. Vergopia and Janet Vergopia, as landlord, and Hometown (Lincoln Mercury dealership in Emerson, NJ)*

      10.19  Inventory Loan and Security Agreement between Toyota Motor Credit Corporation and Muller Toyota,
               Inc.; Commercial Promissory Notes; Dealer Floor Plan Agreement*

      10.20  Ford Motor Company Automotive Wholesale Installment Sale and Security Agreement with Shakers,
               Inc.; Power of Attorney for Wholesale Installment Sale Contract; and Automotive Installment
               Sale Contract*

      10.21  Ford Motor Company Automotive Wholesale Installment Sale and Security Agreement with Family
               Ford, Inc. and Power of Attorney for Wholesale*

      10.22  Chrysler Financial Security Agreement and Master Credit Agreement with Shaker's Inc.*

      10.23  Lease, dated as of April 20, 1998, between Thomas E. Cosenzi optionees as landlord, and Hometown
               (Chrysler Plymouth dealerships in N. Brattleboro, VT.)

      10.24  Form of Stock Option Agreement with schedule of optionees*

      10.25  Agreement dated May 28, 1998, between the Registrant and Pride Auto Center, Inc. (an
               Acquisition)*

      23.1   Consent of Arthur Andersen LLP

      23.2   Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)*

      23.3   Consent of Domenic Colasacco*

      23.4   Consent of Steven Hirsh*

      23.5   Consent of Louis I. Margolis*

      23.6   Consent of Crain's Automotive*

      25.1   Power of Attorney of certain of Hometown's Officers and directors (included on signature page)*
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*   Previously filed